Exhibit 4.12

US$250,000,000

AMENDED AND RESTATED REVOLVING TRADE RECEIVABLES PURCHASE AGREEMENT

among

CELESTICA INC.,

as Servicer

and

CELESTICA LLC,

CELESTICA CZECH REPUBLIC S.R.O.,

CELESTICA HOLDINGS PTE LTD.,

CELESTICA VALENCIA S.A. (SOCIEDAD UNIPERSONAL),

CELESTICA HONG KONG LTD.

CELESTICA (ROMANIA) S.R.L.

CELESTICA JAPAN KK

CELESTICA OREGON LLC

as Sellers,

and

EACH OF THE PURCHASERS LISTED HEREIN,

as Purchasers,

and

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Administrative Agent

Dated as of November 4, 2011

DEUTSCHE BANK AG NEW YORK, as Lead Arranger

Table of Contents

Section 1 - DEFINITIONS		1
1.1	Defined Terms	1
1.2	Other Definitional Provisions	12
Section 2 - THE INVESTMENTS		13
2.1	Purchaser’s Investment Limits	13
2.2	Procedure for Making Purchases	13
2.3	Sale and Assignment	15
2.4	Fees	15
2.5	Computation and Payments; Commitment Fees	15
2.6	Pro Rata Treatment and Payments	16
2.7	Requirements of Law	16
2.8	Taxes	17
2.9	Indemnity	18
2.10	Records	19
2.11	Purchase Price Adjustments/Deferred Purchase Price	19
2.12	Repurchases of Purchased Assets: Deemed Collections	20
2.13	Application of Collections	21
Section 3 - REPRESENTATIONS AND WARRANTIES		22
3.1	Financial Condition	22
3.2	No Change	22
3.3	Existence; Compliance with Law	22
3.4	Power; Authorization; Enforceable Obligations	23
3.5	No Legal Bar	23
3.6	Litigation	23
3.7	No Default	23
3.8	Ownership of Property; Liens	24
3.9	Taxes	24
3.10	Federal Regulations	24
3.11	Investment Company Act; Other Regulations	24
3.12	Accuracy of Information, etc.	25
3.13	Solvency	25
3.14	Security Documents	25
3.15	Principal Place of Business	25
3.16	Accounting for Scheduled Receivables	25
3.17	Compliance with Money Laundering and Anti-Terrorist Laws	25
Section 4 - CONDITIONS PRECEDENT		26
4.1	Conditions Precedent to Initial Purchase	26
4.2	Conditions Precedent to All Purchases	27
4.3	Conditions to Effectiveness	28
Section 5 - COVENANTS		29
5.1	Financial Statements	29
5.2	Certificates; Other Information	29
5.3	Payment of Obligations	30
5.4	Maintenance of Existence; Compliance	30
5.5	Maintenance of Property; Insurance	30
5.6	Inspection of Property; Books and Records; Discussions	30
5.7	Notices	30
5.8	Use of Proceeds	31
5.9	Irrevocable Payment Instructions	31
5.10	Further Assurances	31
5.11	Offices, Records, Books of Account	31
5.12	Sales, Liens, Etc.	32
5.13	Extension or Amendment of Receivables	32
5.14	Status of Scheduled Receivables	32

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5.15	Account Generation and Servicing Practices	32
5.16	Inconsistent Instructions	32
5.17	Designation of New Eligible Buyers	32
5.18	Designation of New Sellers / Removal of Sellers	33
Section 6 - SERVICER OBLIGATIONS		33
6.1	Appointment of Servicer	33
6.2	Duties of Servicer	33
6.3	Reporting Requirements	34
6.4	Application Requirements	34
Section 7 - TERMINATION EVENTS AND REMEDIES		34
Section 8 - THE ADMINISTRATIVE AGENT		36
8.1	Appointment	36
8.2	Delegation of Duties	36
8.3	Exculpatory Provisions	36
8.4	Reliance by Administrative Agent	37
8.5	Notice of Termination	37
8.6	Non-Reliance on Administrative Agent and Other Purchasers	38
8.7	Indemnification	38
8.8	Agent in Its Individual Capacity	39
8.9	Successor Administrative Agent	39
8.10	Determination Pursuant to Security Documents	39
8.11	Merger of the Administrative Agent	40
Section 9 - MISCELLANEOUS		40
9.1	Amendments and Waivers	40
9.2	Notices	41
9.3	No Waiver; Cumulative Remedies	42
9.4	Survival of Representations and Warranties	42
9.5	Payment of Expenses and Taxes	42
9.6	Successors and Assigns; Participations and Assignments	44
9.7	Adjustments; Set-off	46
9.8	Counterparts	46
9.9	Severability	46
9.10	Integration	46
9.11	Governing Law	46
9.12	Submission To Jurisdiction; Waivers	47
9.13	Judgment Currency	47
9.14	Interest Act	47
9.15	Confirmation of Guarantee	47
9.16	Amendment and Restatement	48
Section 1 DEfinitions		2
1.1	Defined Terms. Unless otherwise stated, capitalized terms used herein and not defined herein shall have
the meanings assigned thereto in the Purchase Agreement referred to above		2
Section 2 Payment Account and Concentration Account		2
2.1	Establishment of Payment Account	2
2.2	Amounts in Payment Account	2
2.3	Establishment of Concentration Account	2
2.4	Amounts in Concentration Account	3
Section 3 . Deposits, Transfers and Disbursements		3
3.1	Disbursements	3
3.2	General Rules Relating to Account	3
Section 4 . Authority of Collection Agent		3
Section 5 . Notices		4
Section 6 . Amendments; No Waiver; Cumulative Remedies		4

6.1          Amendments. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Servicer and the Collection Agent, provided that any provision of this Agreement may be waived by the Collection

Agent in a letter or agreement executed by the Collection Agent or by telex or facsimile transmission from the Collection Agent	4
6.2 No Waiver. No failure to exercise and no delay in exercising, on the part of the Collection Agent, the Administrative Agent or any Purchaser, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege	4
6.3 Cumulative Remedies. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any other rights, remedies, powers and privileges provided by law	4
Section 7 . Successors and Assigns	4
Section 8 . Counterparts	4
Section 9 . Severability	5
Section 10 . Integration	5
Section 11 . Governing Law	5
Section 12 . Submission to Jurisdiction; Waivers	5
Section 13 . Judgment Currency	5
Section 14 Waiver of Jury Trial	6
Section 15 Section Headings	6
Section 16 Indemnity	6

Schedules

Schedule 1.1	Purchasers’ Investment Limits
Schedule 1.2	Eligible Buyers and Obligor Limits
Schedule 3.4	Consents, Authorizations, Filings and Notices
Schedule 3.9	Taxes
Schedule 3.14	Actions to Perfect Ownership Interests in Scheduled Receivables and Security Interests in Collateral
Schedule 3.15	Principal Places of Business of the Sellers

Exhibits

Exhibit A	Form of Receivables Assignment Agreement
Exhibit B	Form of Irrevocable Payment Instructions
Exhibit C	Form of Collection Agency and Account Agreement
Exhibit D	Form of Purchase Notice
Exhibit E	Form of Servicer’s Report
Exhibit F	Form of Receivables Presentation
Exhibit G	Form of Guarantee
Exhibit H	Form of U.S. Deposit Account Control Agreement
Exhibit I	Form of Agency Agreement
Exhibit J	Form of Assignment and Acceptance
Exhibit K	Form of Security Deed (UK Account Pledge)
Exhibit L	Form of Collection Account Pledge Agreement

AMENDED AND RESTATED REVOLVING TRADE RECEIVABLES PURCHASE AGREEMENT (this “Agreement”), dated as of November 4, 2011 among Celestica Inc., a corporation organized and existing under the laws of the Province of Ontario, Canada (“Celestica Canada”), as delegated servicer hereunder (in such capacity, the “Servicer”), Celestica LLC, a corporation organized and existing under the laws of Delaware (“Celestica LLC”), as a Seller hereunder, Celestica Czech Republic s.r.o., a limited liability company organized and existing under the laws of the Czech Republic (“Celestica Czech Republic”), as a Seller hereunder, Celestica Holdings Pte Ltd., a limited liability company organized and existing under the laws of Singapore (“Celestica Holdings”), as a Seller hereunder, Celestica Valencia S.A., a sociedad unipersonal organized and existing under the laws of Spain (“Celestica Valencia”), as a Seller hereunder, Celestica Hong Kong Ltd., a limited liability company incorporated under the laws of Hong Kong (“Celestica Hong Kong”), as a Seller hereunder, Celestica (Romania) s.r.l. (“Celestica Romania”), a corporation incorporated under the laws of Romania, Celestica Japan KK, a limited liability company organized and existing under the laws of Japan (“Celestica Japan”), as a Seller hereunder, Celestica Oregon LLC, a limited liability company organized and existing under the laws of Delaware (“Celestica Oregon”)  (each of Celestica LLC, Celestica Czech Republic, Celestica Holdings, Celestica Valencia, Celestica Hong Kong, Celestica Romania, Celestica Japan, Celestica Electronics (M) SND BHD and Celestica Oregon and each New Seller pursuant to Section 5.18(a) being individually a “Seller” and collectively the “Sellers”), each of the financial institutions named on Schedule I hereto as purchasers (the “Purchasers”), and Deutsche Bank AG New York Branch, as administrative agent (the “Administrative Agent”).

The parties hereto hereby agree as follows:

SECTION 1 - DEFINITIONS

1.1                               Defined Terms

As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1:

“Administrative Agent”: Deutsche Bank AG New York Branch, as the administrative agent for the Purchasers under this Agreement and the other Transaction Documents, together with any of its successors.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agency Agreement”: the agency agreement among the Administrative Agent, the Collection Agent and the Purchasers, substantially in the form of Exhibit J hereto.

“Agreement”: as defined in the preamble hereto.

“Applicable Margin”: the Tranche A Applicable Margin, the Tranche B Applicable Margin, the Tranche C Applicable Margin or the Tranche D Applicable Margin, as the context may require.

“Applicable Percentage” means 100%.

“Approved Rating Agency”: Standard & Poor’s, Moody’s Investor Service or another rating agency acceptable to the Administrative Agent and the Servicer.

“Assignee”: as defined in Section 9.6(c).

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“Assignment Agreements”: each receivables assignment agreement, substantially in the form of Exhibit A, executed and delivered by a Seller in respect of a Purchase or all Purchases, as the case may be, hereunder.

“Assignment and Acceptance”: an Assignment and Acceptance, substantially in the form of Exhibit K.

“Assignor”: as defined in Section 9.6(c).

“Availability Termination Date”: the earlier of (i) the date that is the seventh anniversary of the Closing Date and (ii) the date on which the Administrative Agent delivers to the Servicer a notice of termination as a result of a Termination Event in accordance herewith (or the date on which such termination becomes effective automatically pursuant to Section 7).

“BBA JPY LIBOR”: means for any day,  the rate that appears as the British Bankers Assoc. Interest Settlement Rates Page (the display designated as Page [LIBOR] on the Reuters Service or such other page as may replace such page on such service for the purpose of displaying the rates at which Yen deposits are offered by leading banks in the London interbank deposit market), as determined by the Administrative Agent, based in each case on the overnight rate at approximately 11:00 a.m. London, England time on the day of determination; provided that (a) if such day is not a Business Day in London, England, the BBA JPY LIBOR for such day shall be such rate that, so appears on the next preceding Business Day, and (b) if no such rate so appears on such next succeeding Business Day, the BBA JPY LIBOR for such day shall be the average rate charged to the Purchasers on such day on such transactions as determined by the Purchasers.

“Benefitted Purchaser”: as defined in Section 9.7.

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“BSA”: the U.S. Bank Secrecy Act of 1970, as amended.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City and Toronto, Canada are authorized or required by law to close provided, that with respect to determinations of the LIBOR Rate, such day is also a day for trading by and between banks in Dollar deposits or Japanese Yen deposits, as applicable in London, England.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Celestica Reports”: as defined in Section 3.12.

“Chargebacks”: any amounts debited from Collection Accounts pursuant to the related Deposit Account Control Agreements in respect of returned checks or other reversals in respect of payments previously applied as Collections hereunder.

“Closing Date”: November 23, 2005.

“Collateral”: all the collateral pledged or purported to be pledged pursuant to any of the Security Documents.

“Collection Account Agreement”: the Collection Agency and Account Agreement, dated as of November 23, 2005, among Celestica Corp., the Servicer and the Collection Agent, as amended, supplemented or otherwise modified from time to time.

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“Collection Account Pledge Agreement”: the Collection Account Pledge Agreement, dated as of November 23, 2005, among the Sellers, the Servicer and the Collection Agent, as amended, supplemented or otherwise modified from time to time.

“Collection Accounts”: each of account Nos. 37566-57607 (maintained by Celestica LLC), 37566-84489 (maintained by Celestica LLC), 37566-843 53 (maintained by Celestica Hong Kong), 25852-048 (maintained by Celestica Czech Republic), 37566-84340 (maintained by Celestica Holdings), 23963-011 (maintained by Celestica Valencia), the Japanese Yen Collection Account (maintained by Celestica Japan), 4427214572 (maintained by Celestica Oregon), and 600849283013 (maintained by Celestica Romania) in each case with Bank of America and each other account from time to time opened by a Seller and subject to the lien of the Collection Account Pledge Agreement, provided that the relevant account bank shall have executed and delivered a Deposit Account Control Agreement or Security Deed, as the case may be, in form and substance satisfactory to the Administrative Agent and shall have taken such other measures as the Administrative Agent shall require to assure its security interest in such account.

“Collection Agent”: Deutsche Bank AG, New York Branch, as the collection agent for the Purchasers under the Security Documents, together with any of its successors.

“Collection Agent’s Fees and Expenses”: as defined in Section 4.1 of the Collection Account Agreement.

“Collections”: all collections and other proceeds received and payment of any amounts owed by Obligors in respect of Scheduled Receivables, including, without limitation, purchase price, finance charges, interest and all other charges, or applied to amounts owed in respect of such Scheduled Receivables (including without limitation, net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the applicable Obligor or any other Person directly or indirectly liable for the payment of such Scheduled Receivable and available to be applied thereon) plus all amounts paid by the Sellers as Deemed Collections and all other proceeds of such Scheduled Receivable.

“Commitment Fee”: means the fee referred to in Section 2.5(b).

“Concentration Account”: account no. 37566-88715 maintained by Celestica LLC with Bank of America, subject to the lien of the Collection Account Pledge Agreement and a Deposit Account Control Agreement.

“Contract”: means, with respect to any Scheduled Receivable, any and all contracts, understandings, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Scheduled Receivable arises or which evidences such Scheduled Receivable or under which the applicable Obligor becomes or is obligated to make payment in respect of such Scheduled Receivable.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Cut-Off Date”: in respect of a Purchase, the date specified in the related Purchase Notice, which date shall be no more than five Business Days prior to the related Purchase Date.

“Czech Republic”: the Czech Republic and any governmental subdivision thereof.

“Deemed Collections”: amounts paid to the Purchasers pursuant to Section 2.12.

“Defaulted Receivable”: a Scheduled Receivable that is unpaid and outstanding 90 days after the invoice date thereof.

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“Deferred Purchase Price”: amounts payable to the Sellers pursuant to Section 2.11(a).

“Deposit Account Control Agreement”: each deposit account control agreement executed and delivered by Bank of America in respect of the Collection Accounts, substantially in the form of Exhibit I hereto, and by each other bank with which a Seller maintains a Collection Account.

“Dilution”: any adjustment in the outstanding Principal Amount of a Scheduled Receivable, after the relevant Cut-Off Date, attributable to any credits, rebates, billing errors, sales or similar taxes, discounts, setoffs, disputes, chargebacks, returns, allowances or similar items.

“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of’ shall have correlative meanings.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Eligible Buyer”: each purchaser or prospective purchaser of Goods specified on Schedule 1.2 hereto, and such additional “Eligible Buyers” as may be added from time to time in accordance with Section 5.17.  Eligible Buyers are either Tranche A Eligible Buyers, Tranche B Eligible Buyers, Tranche C Eligible Buyers or Tranche D Eligible Buyers.

“Eligible Receivables”: on an applicable Purchase Date, any Receivable (i) which has a Scheduled Due Date and which Scheduled Due Date is not later than 75 days after the invoice date thereof, (ii) which is an “account” as defined in the UCC, (iii) which is denominated and payable in Dollars or in the case of Celestica Japan, Japanese Yen, (iv) which, together with the related Contract, is in full force and effect and constitutes the legal, valid and binding obligation of the applicable Obligor enforceable against each such Obligor in accordance with its terms and subject to no asserted right of offset, counterclaim or other defense, (v) which satisfied on the relevant invoice date all requirements of the applicable Seller’s standard customer credit policies, including that the Receivable is not delinquent or defaulted, (vi) which, in respect of a Purchase under Section 2.2(b), satisfies all applicable Obligor Limits, (vii) which was generated in the ordinary course of the respective Seller’s business and (viii) in respect of which the related Eligible Buyer has been provided with Irrevocable Payment Instructions except, in respect of a Tranche C Receivable where irrevocable Payment Instructions have not been given as noted in the relevant Purchase Notice.

“Executive Order”: that certain U.S. Presidential Executive Order No. 13224 (September 23, 2001).

“Extended Availability Termination Date”: following timely notice of extension and payment of the related fee pursuant to Section 2.1, means the earlier of (i) the date that is the first anniversary of the Availability Termination Date and (ii) the date on which the Administrative Agent delivers to the Servicer a notice of termination as a result of a Termination Event in accordance herewith (or the date on which such termination becomes effective automatically pursuant to Section 7).

“Fee Letter”: as defined in Section 2.4.

“Funding Cost Amount”: means, in respect of Scheduled Receivables that are the object of a Purchase, an amount determined by the Administrative Agent in the applicable currency equal to (A) the sum, for each day from and after the applicable Purchase Date, of the product of (i) the Investment for such Scheduled Receivables on such day and (ii) a fraction, the numerator of which is equal to the sum of the LIBOR Rate or BBA JPY LIBOR (in the case of Japanese Yen denominated Purchases) plus the Applicable Margin for such Purchase and the denominator of which is 360 plus (B) the sum, for each day from and after the applicable Purchase Date, of the product of (i) the aggregate amount, if any, of Deemed Collections in respect of such Scheduled Receivables required to be deposited by the Sellers on any such day and any prior day that have not been deposited on or before such day, and (ii) a fraction, the numerator of which is equal to one percent and the denominator of which is equal to 360.

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“Funding Office”: the first office of the Administrative Agent specified in Section 9.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Servicer and the Purchasers.

“GAAP”: generally accepted accounting principles as in effect in Canada.

“Goods”: products or services, including without limitation computer components and technology goods and related services.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Governmental Lists”: (a) the SDN List, (b) the Denied Persons List and the Entity List maintained by the United States Department of Commerce, (c) the List of Designated Foreign Terrorist Organizations and List of Debarred Parties maintained by the United States Department of State, (d) any other publicly-available list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the OFAC Laws and Regulations, and (e) any list or qualification of “Designated Nationals” as defined in , the Cuban Assets Control Regulations, 31 C.F.R. Part 515, as all such Governmental Lists may be updated from time to time and to the extent made publicly available on the respective governmental agency’s website.

“Group Members”: the collective reference to Celestica Canada and its consolidated Subsidiaries.

“Guarantee”: the guarantee of Celestica Canada dated as of the date hereof.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly.

“Guarantor”: Celestica Canada in its capacity as guarantor under the Guarantee.

“Hedge Agreements”: all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Hong Kong”: the Hong Kong Special Administrative Region of the People’s Republic of China.

“Incipient Termination Event”: any event which, with the giving of notice, the lapse of time, or both, would become a Termination Event.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or Purchaser under such agreement in the event of default are limited to repossession or sale of such property), (e) all capital lease obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a)

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through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (i) all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including, without limitation, any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of a direct statutory or contractual provision.

“Indemnified Amounts”: any and all claims, damages, costs, expenses, losses and liabilities (including all reasonable fees and other charges of any law firm or other external counsel).

“Indemnified Person”: the Administrative Agent, the Purchasers and their respective Affiliates, together with their respective officers, directors, employees, advisors, agents, successors, transferees and permitted assigns and controlling persons.

“Indemnified Taxes”: as defined in Section 2.8(a).

“Initial Purchase Price”: means, in respect of Scheduled Receivables of an Eligible Buyer that are the object of a Purchase, such Eligible Buyer’s Applicable Percentage of the outstanding Principal Amount of such Scheduled Receivables as set out in the relevant Purchase Notice.

“Investment”: means, on any date of determination with respect to Scheduled Receivables that are the object of a Purchase, the Initial Purchase Price in respect thereof plus the accrued Funding Cost Amount for such Scheduled Receivables up to but excluding such date of determination, less the aggregate amount of Collections transferred (or deemed to be transferred) to the Payment Account or Japanese Yen Payment Account, as applicable in respect of such Scheduled Receivables prior to such date of determination as reflected in the relevant Transfer Report or Servicer Report, and less the amount of Purchase Price Adjustment relating to such Scheduled Receivables transferred to the Payment Account or Japanese Yen Payment Account, as applicable prior to such date of determination, provided that the Investment for any Purchase shall not be less than zero.

“Irrevocable Payment Instruction”: each Irrevocable Payment Instruction, substantially in the form of Exhibit B, to be provided to each Eligible Buyer in the relevant invoice for the Scheduled Receivable, providing for payment of such Receivables to a Collection Account.

“Italy”: the Republic of Italy and any governmental subdivision thereof.

“Japan”: Japan and any governmental subdivision thereof.

“Japanese Yen”: means the lawful currency of Japan.

“Japanese Yen Collections”: means Collections denominated in Japanese Yen.

“Japanese Yen Collection Account”: means a Collection Account to be opened and maintained by Celestica Japan, the particulars of which shall be provided to the Administrative Agent after the account has been opened.

“Japanese Yen Payment Account”: means the account of the Administrative Agent maintained at Deutsche Bank AG Tokyo, Swift Code:  DEUTJPJT, Account Name:  Deutsche Bank AG New York Branch (Swift:  DEUTUS33), Account No:  8418523300000.

“Lead Arranger”: Deutsche Bank AG New York.

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“LIBOR Rate”: for any day, the rate that appears as the British Bankers Assoc. Interest Settlement Rates Page (the display designated as Page LIBOR01 on the Reuters Service or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market), as determined by the Administrative Agent, based in each case on the overnight rate at approximately 11:00 a.m. London, England time on the day of determination; provided that (a) if such day is not a Business Day in London, England, the LIBOR Rate for such day shall be such rate that, so appears on the next preceding Business Day, and (b) if no such rate so appears on such next succeeding Business Day, the LIBOR Rate for such day shall be the average rate charged to the Purchasers on such day on such transactions as determined by the Purchasers.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect”: an event or occurrence in respect of (a) the Purchased Assets, (b) the business, assets, property, operations or condition (financial or otherwise) of Celestica Canada, any Seller, and their respective Subsidiaries, taken as a whole, or (c) the validity or enforceability of any of the Transaction Documents, in each case that could reasonably be expected to have a material adverse effect on the enforceability or collectibility of the Purchased Assets, the performance by Celestica Canada under the Guarantee or the rights and remedies of the Collection Agent, the Administrative Agent or the Purchasers thereunder against any Seller or the Servicer.

“New Eligible Buyer”: as defined in Section 5.17.

“New Seller”: as defined in Section 5.17.

“Obligations”: all amounts payable as indemnity hereunder and all other obligations and liabilities of the Sellers and the Servicer to the Collection Agent, the Administrative Agent or to the Purchasers, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Transaction Document or any other document made, delivered or given in connection herewith or therewith, whether on account of interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel to the Collection Agent, the Administrative Agent or to the Purchaser that are required to be paid by the Sellers pursuant hereto) or otherwise.

“Obligor”: with respect to any Receivable, the Eligible Buyer obligated to make payments with respect to such Receivable, any guarantor of such Eligible Buyer’s obligations and any bank or financial institution that has opened or confirmed a letter of credit in respect of an Eligible Buyer’s obligations.

“Obligor Limits”: the specified limit expressed in Dollars on the aggregate net amount payable (net of credit memos) of Scheduled Receivables of any Tranche A Eligible Buyer, Tranche B Eligible Buyer or Tranche D Eligible Buyer that may be purchased and remain outstanding at any time hereunder in respect of Purchased Receivables, as set forth in Schedule 1.2, as amended.  For the purposes of this definition, Japanese Yen denominated Receivables will be converted to Dollars at the Spot Rate in effect on the date of purchase.

“OFAC”: the Office of Foreign Assets Control, United States Department of the Treasury, or any other office, agency or department that succeeds to the duties of OFAC.

“OFAC Laws and Regulations”: any lists, laws, rules, sanctions and regulations maintained by OFAC pursuant to any authorizing statute, executive order or regulation, including the Trading with the Enemy Act, 50 U.S.C. App. 1-44, as amended from time to time, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, as amended from time to time, the Iraqi Sanctions Act, Publ. L. No. 101-513,

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the United National Participation Act, 22 U.S.C. § 287c, as amended from time to time, the International Security and Development Cooperation Act, 22 U.S.C. § 2349 as-9, as amended from time to time, The Cuban Democracy Act, 22 U.S.C. §§ 6001-10, as amended from time to time, The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 2339b, as amended from time to time, and The Foreign Narcotics Kingpin Designation Act, Publ. L. No. 106-120, as amended from time to time.

“Organizational Documents”: with respect to any Person, if such Person is a corporation, its articles of incorporation, charter and by-laws, or other organizational or governing documents, or if such Person is a partnership, its certificate of partnership, if any, and partnership agreement and, in each case, any stockholder or similar agreements between and among the holders of ownership interests in such Person.

“Original Agreement”: means the Revolving Trade Receivables Purchase Agreement among Celestica Inc., each of the sellers listed thereto, each of the purchasers listed thereto and the Administrative Agent, entered into on November 23, 2005 (as amended by the First Amendment to Revolving Trade Receivables Purchase Agreement dated as of October 31, 2006, by the Second Amendment to Revolving Trade Receivables Purchase Agreement dated as of June 28, 2007, by the Third Amendment to Revolving Trade Receivables Purchase Agreement dated as of August 15, 2008, by the Fourth Amendment to Revolving Trade Receivables Purchase Agreement dated as of June 11, 2009, by the Fifth Amendment to Revolving Trade Receivables Purchase Agreement dated as of November 23, 2009, by the Sixth Amendment to Revolving Trade Receivables Purchase Agreement dated as of April 26, 2010, by the Seventh Amendment to Revolving Trade Receivables Purchase Agreement dated as of November 17, 2010, and the Eighth Amendment to Revolving Trade Receivables Purchase Agreement dated as of March 29, 2011).

“Other Taxes”: any and all present or future stamp or documentary taxes, value added taxes (VAT) or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document.

“Participant”: as defined in Section 9.6(b).

“Payment Account”: as defined in Section 2.6(b).

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Principal Amount”: in respect of a Scheduled Receivable, the nominal or face amount of such Receivable in Dollars or Japanese Yen, as applicable.

“Purchase”: a purchase of Scheduled Receivables in Dollars or Japanese Yen in accordance with Section 2 of this Agreement.

“Purchase Calculation Notice”: a notice delivered by the Administrative Agent with a copy to the Servicer to the effect required by Section 2.2.

“Purchase Date”: each date prior to the Availability Termination Date or the Extended Availability Termination Date, as the case may be, on which a Seller proposes to sell to the Purchasers ownership interests in the Scheduled Receivables identified in the related Purchase Notice.

“Purchase Notice”: a notice delivered by the Servicer to the Administrative Agent in respect of a prospective sale of Scheduled Receivables, substantially in the form of Exhibit D hereto.

“Purchase Price Adjustments”: amounts paid to the Purchasers pursuant to Section 2.11(b).

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“Purchased Assets”: whether now or hereafter owned, existing or arising: (A) Scheduled Receivables that have been the object of a Purchase hereunder, (B) all Related Security with respect to such Receivables, (C) all Collections with respect to such Receivables (including Collections received on and after the relevant Cut-Off Date), and (D) all proceeds of, and all amounts received or receivable under, any or all of the foregoing.

“Purchaser Affiliate”: (a) any Affiliate of a Purchaser and (b) any Person that is administered or managed by a Purchaser and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Purchasers”: as defined in the preamble hereto.

“Purchaser’s Investment Limit”: as to any Purchaser, an amount not to exceed the amount set forth under the heading “Purchaser’s Investment Limit” opposite such Purchaser’s name on Schedule 1.1 hereto.  As of the date hereof, the aggregate amount of the Purchasers’ Investment Limits is $250,000,000.

“Purchaser’s Investment Percentage”: as to any Purchaser, the percentage which such Purchaser’s Investment Limit then constitutes of the aggregate Purchasers’ Investment Limits (or, if at any time after the initial Purchase Date, all of the Purchasers’ Investment Limits have been reached, the percentage which the aggregate amount of such Purchaser’s pro rata share of each of the Investments then outstanding (based upon its contribution to the related Initial Purchase Price) constitutes of the aggregate amount of Investments then outstanding).

“Receivable”: an account receivable in Dollars, arising from a sale of Goods by a Seller to an Eligible Buyer.

“Receivables Presentation”: a presentation by the Servicer to the Administrative Agent substantially in the form of Exhibit G hereto.

“Register”: as defined in Section 9.6(d).

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Regulation X”: Regulation X of the Board as in effect from time to time.

“Related Security”: with respect to any Scheduled Receivable, (i) all of the relevant Seller’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Scheduled Receivable; and (ii) all guarantees, indemnities, letters of credit, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Scheduled Receivable, in each case to the extent relating to such Scheduled Receivable.

“Reporting Date”: as defined in Section 6.3.

“Required Purchasers”: at any time, the holders of more than 50% of (a) until the initial Purchase Date, the Purchaser’s Investment Limits then in effect, and (b) thereafter, the sum of the aggregate Investments then outstanding.

“Requirement of Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: as to any Person, the chief executive officer, president, chief financial officer or any other duly authorized officer or attorney-in-fact of such Person, but in any event, with respect to financial matters, the chief financial officer or treasurer of such Person.

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“Revolving Credit Agreement”: the Fourth Amended and Restated Revolving Term Credit Agreement dated as of April 12, 2007 among Celestica Canada, certain subsidiaries designated therein, CIBC World Markets as Joint Lead Arranger, RBC Capital Markets. as Joint Lead Arranger and Co-Syndication Agent, Canadian Imperial Bank of Commerce, as Administrative Agent, Banc of America Securities LLC as Co-Syndication Agent and the financial institutions named therein, as Lender.

“Romania”: Romania and any governmental subdivision thereof.

“Romania/Germany Tax Treaty” means the Convention between the Romania and the Federal Republic of Germany for the avoidance of double taxation with respect to taxes on income and capital, concluded in 2001 and effective as of January 1st, 2004.

“Scheduled Due Date”: the date on which a Scheduled Receivable becomes due and payable in accordance with the related Contract.

“Scheduled Receivables”: Receivables the outstanding balances of which are reflected in an applicable Purchase Notice and are the object of a Purchase until such time as the Investment in such Scheduled Receivable is reduced to zero.

“SDN List”: Specially Designated Nationals and Blocked Persons List maintained by OFAC, as amended from time to time.

“SEC”: the United States Securities and Exchange Commission.

“Secured Parties”: as defined in Section 4.4 of the Collection Account Pledge Agreement.

“Security Deed”: a charged account control deed between a Seller (other than Celestica US), the Collection Agent and Bank of America, N.A., substantially in the form of Exhibit L hereto, and collectively, the “Security Deeds”.

“Security Documents”: the Collection Account Pledge Agreement, the Collection Account Agreement, each Deposit Account Control Agreement, the Security Deeds and all other security documents hereafter delivered to the Collection Agent granting a Lien on any property of any Person to secure the Obligations of the Sellers under any Transaction Document.

“Seller” and “Sellers”: as defined in the preamble hereto, provided that “Seller” and “Sellers” shall exclude for all purposes hereunder any Seller removed pursuant to Section 5.18(b).

“Servicer”: as defined in the preamble to this Agreement.

“Servicer’s Account”: account no. 3751978187, at Bank of America, N.A., ABA No. 111000012, Beneficiary: Celestica LLC, or such other account of the Servicer notified to the Administrative Agent and the Collection Agent in writing not less than 10 days in advance of the date either the Administrative Agent or the Collection Agent, as the case may be, is required to transfer any payment to such account.

“Servicer’s Japanese Yen Account” means account no. 606420883074, at Bank of America, N.A., ABA No. 111000012, Beneficiary: Celestica Japan, or such other account of the Servicer notified to the Administrative Agent and the Collection Agent in writing not less than 10 days in advance of the date either the Administrative Agent or the Collection Agent, as the case may be, is required to transfer any payment to such account.

“Servicer’s Report”: as defined in Section 6.3.

“Singapore”: the Republic of Singapore and any governmental subdivision thereof.

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“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, as such quoted terms are determined in accordance with applicable. U.S. federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim,” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Spain”: the Kingdom of Spain and any governmental subdivision thereof.

“Spot Rate”: means, in respect of any conversion of Japanese Yen to Dollars, or Dollars to Japanese Yen, the spot rate of exchange of Deutsche Bank AG, New York Branch in effect at the date and time of such conversion.

“Standard & Poor’s”: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Subsidiary”: as to any Person, an entity of which more than 50% of the ordinary voting Capital Stock are owned by such Person, or the management of which is otherwise Controlled, directly or indirectly, by such Person acting alone.

“Termination Event”: any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Tranche A Applicable Margin”:  1.20% per annum.

“Tranche A Eligible Buyer”: Eligible Buyers having a rating at the date of the relevant Purchase of Receivables hereunder of A- or higher by Standard & Poor’s on its long-term senior unsecured debt securities (without credit enhancement), or if such Eligible Buyer does not have a rating from Standard & Poor’s, then an equivalent rating (or higher) of another Approved Rating Agency. Tranche A Eligible Buyers may be reclassified as Tranche B Eligible Buyers following a downgrade in credit rating below that specified herein, and Tranche B Eligible Buyers may be reclassified as Tranche A Eligible Buyers following an upgrade that is consistent with the requirements of the Tranche A Eligible Buyers. Tranche C Eligible Buyers also may be reclassified under this Agreement if and for so long as their ratings qualify them for treatment as Tranche A Eligible Buyers or Tranche B Eligible Buyers, as the case may be.

“Tranche A Receivable”: a Receivable arising from a sale of Goods to a Tranche A Eligible Buyer.

“Tranche B Applicable Margin”:  1.50% per annum.

“Tranche B Eligible Buyer”: Eligible Buyers having a rating at the date of the relevant sale of Receivables hereunder of BBB- to BBB+ by Standard & Poor’s on its long-term senior unsecured debt securities (without credit enhancement), or if such Eligible Buyer does not have a rating from Standard & Poor’s, then an equivalent rating of another Approved Rating Agency.

“Tranche B Receivable”: a Receivable arising from a sale of Goods to a Tranche B Eligible Buyer.

“Tranche C Applicable Margin”: in respect of Scheduled Receivables that are the object of a Purchase, 1.25% per annum or the weighted average rate offered by Purchasers participating in such Purchase, weighted according to each Purchaser’s respective contribution to the related Initial Purchase Price.

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“Tranche C Eligible Buyer”: any Eligible Buyer that is not a Tranche A Eligible Buyer or Tranche B Eligible Buyer or Tranche D Eligible Buyer; provided, however, that if the then outstanding amount of Scheduled Receivables of a Tranche A Eligible Buyer or a Tranche B Eligible Buyer, as the case may be, is or would be, after giving effect to a Purchase Notice, in excess of such Eligible Buyer’s Obligor Limits, any Principal Amount of Scheduled Receivables in excess of such Obligor Limits may be offered for sale as Tranche C Receivables.

“Tranche C Receivable”: a Receivable arising from a sale of Goods to a Tranche C Eligible Buyer.

“Tranche D Applicable Margin”: means, for any purchase on any date of determination, the Applicable Margin for all Receivables outstanding on such date, as specified for the related Obligor in Schedule 1.2.

“Tranche D Eligible Buyer”: Eligible Buyers listed on Schedule 1.2 hereto as Tranche D Eligible Buyers.

“Tranche D Receivable”: a Receivable arising from a sale of Goods to a Tranche D Eligible Buyer.

“Transaction Documents”: this Agreement, the Guarantee, each Assignment Agreement and the Security Documents.

“Transfer Date”: as defined in Section 2.13.

“Transfer Report”: as defined in Section 2.13.

“Transferee”: any Assignee or Participant.

“Uniform Commercial Code” or “UCC”: the Uniform Commercial Code as in effect from time to time in the State of New York.

“UCC Financing Statement”: a financing statement on Form UCC-1 (or Form UCC-3) in the form required under the applicable UCC to perfect a security interest in Collateral that is perfected by filing.

“United States”: the United States of America.

“Written-Off Receivable”: a Scheduled Receivable that is not paid within 180 days of its invoice date.

“Written Materials”: Purchase Notices, Receivables Presentations, Servicer’s Reports, Transfer Reports, all reports required to be delivered by the Servicer or any Seller hereunder or under any Transaction Document, together with all aging reports, dilution reports, and all other data submitted by the Sellers or the Servicer with respect to the Sellers or the Servicer or the Receivables and the Related Security.

1.2                               Other Definitional Provisions

Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Transaction Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(a)                                 As used herein and in the other Transaction Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Seller or the Servicer not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including, without limitation, cash, Capital Stock, securities,

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revenues, accounts, leasehold interests and contract rights and (iv) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(b)                                 The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)                                  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2 - THE INVESTMENTS

2.1                               Purchaser’s Investment Limits

Subject to the terms and conditions hereof, each Purchaser severally agrees to purchase, in the case of Tranche A and Tranche B Receivables in an aggregate amount not to exceed at any time outstanding the amount of the Purchaser’s Investment Limit and, in the case of Tranche C Receivables and Tranche D Receivables, to consider the purchase, from time to time from the Sellers on a revolving basis, without recourse (except as expressly provided herein), ownership interests in the Scheduled Receivables and the Related Security relating thereto.  In respect of each Eligible Buyer and Tranche A and Tranche B, the receivables purchased shall not exceed the respective Obligor Limits.  The Purchasers’ Investment Limits shall be reduced to zero and cancelled on the Availability Termination Date or the Extended Availability Termination Date, as the case may be. The Purchasers’ Investment Limits may be reduced in whole or in part and cancelled by notice in writing provided by the Servicer to the Administrative Agent at any time; provided, however, that any such partial reduction and cancellation shall be made ratably among Purchasers. Provided no Incipient Termination Event or Termination Event shall have occurred and be continuing, the Sellers acting through the Servicer may elect, by written notice provided not later than 20 days prior to the initial Availability Termination Date to extend the Availability Termination Date for an additional period ending on the Extended Availability Termination Date, subject to such modifications to the then current Obligor Limits as the Administrative Agent may deem necessary and consistent with its credit policies. In the event of any such extension the Sellers shall be required to pay an extension fee of 0.175% flat of the aggregate Purchasers’ Investment Limits, to be distributed ratably to the Purchasers hereunder, following which payment by the Sellers the facility hereunder shall be extended until the Extended Availability Termination Date.

2.2                               Procedure for Making Purchases

(a)                                 In respect of Tranches A and B: Each purchase of Purchased Assets comprised of Tranche A Receivables or Tranche B Receivables hereunder shall be made as follows: The Servicer shall give the Administrative Agent an irrevocable Purchase Notice (which Purchase Notice must be received by the Administrative Agent prior to 12:00 P.M., New York City time, not less than one Business Day prior to the specified Purchase Date or 3 Business Days in respect of Receivables denominated in Japanese Yen) requesting that the Purchasers make the Purchase for an Initial Purchase Price, and specifying, for each Seller for such Purchase Date, (A) the aggregate amount of the Scheduled Receivables, (B) the Purchase Date (which must be a Business Day), and (C) the proposed amount of the Initial Purchase Price. Upon receipt of such notice, the Administrative Agent shall promptly notify each Purchaser thereof. The Administrative Agent shall confirm the Initial Purchase Price with respect to a Purchase; it being understood and agreed that the aggregate outstanding Investments in respect of all Purchases (other than Tranche C Purchases and Tranche D Purchases) shall not exceed the aggregate Purchasers’ Investment Limit. Not later than 3:00 p.m. (New York time) on the Business Day preceding the related Purchase Date, the Administrative Agent shall send to each

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Purchaser a Purchase Calculation Notice setting forth a calculation of the related Initial Purchase Price. Not later than 12:00 noon (New York time), on the relevant Purchase Date, each Purchaser shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds in Dollars or Japanese Yen, as applicable equal to the Purchaser’s Investment Percentage of the relevant Initial Purchase Price by credit to the Administrative Agent’s purchase account.  The Administrative Agent shall, upon satisfaction of the conditions precedent to such purchase, including the receipt of all such amounts, credit the Servicer’s Account or the Servicer’s Japanese Yen Account, as applicable with the Initial Purchase Price made available to the Administrative Agent by the Purchasers in immediately available funds.

(b)                                 In respect of Tranche C: Each purchase of Purchased Assets comprised of Tranche C Receivables hereunder shall be made as follows: The Servicer shall give the Administrative Agent a non-binding draft Purchase Notice (which Purchase Notice must be received by the Administrative Agent prior to 12:00 P.M., New York City time, not less than 10 Business Days prior to the proposed Purchase Date) requesting that the Purchasers make binding offers to Purchase Scheduled Receivables. Upon receipt of such notice, the Administrative Agent shall promptly notify each Purchaser thereof. The Purchasers may offer to Purchase or decline to Purchase all or any portion of the Scheduled Receivables of Tranche C Obligors identified in such draft Purchase Notice, and the Administrative Agent shall inform the Servicer of the amount, if any, of each Purchaser’s proposed commitment to purchase and each Purchaser’s proposed Tranche C Applicable Margin in respect thereof not later than five Business Days prior to the proposed Purchase Date. The Servicer may, at its option, within one Business Day of the proposed Purchase Date accept all or any combination of such offers by delivering its acceptance pursuant to a Purchase Notice and related Receivables Presentation, and specifying, for each Seller for such Purchase Date, (A) the aggregate amount of the Scheduled Receivables, (B) the Purchase Date (which must be a Business Day), and (C) the proposed amount of the Initial Purchase Price and the amount of each Purchaser’s share thereof (not exceeding each Purchaser’s respective commitment). The Administrative Agent shall in the event such offers are accepted by the Servicer, calculate the Initial Purchase Price with respect to such Purchase and the Tranche C Applicable Margin. In the event that no offers are received from any Purchaser, or the Servicer does not indicate its acceptance of any offers as provided above, no Purchase will occur. Not later than 3:00 p.m. (New York time) on the Business Day preceding the related Purchase Date, the Administrative Agent shall send to each Purchaser a Purchase Calculation Notice setting forth a calculation of the related Initial Purchase Price. Not later than 12:00 noon (New York time), on the relevant Purchase Date, each Purchaser that has elected to take up some portion of such purchase shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds in Dollars or Japanese Yen, as applicable, equal to the Purchaser’s Investment Percentage of the relevant Initial Purchase Price by credit to the Administrative Agent’s purchase account. The Administrative Agent shall, upon satisfaction of the conditions precedent to such purchase, including the receipt of all such amounts, credit the Servicer’s Account or the Servicer’s Japanese Yen Account, as applicable with the aggregate of the amounts of the Initial Purchase Price made available to the Administrative Agent by the Purchasers in immediately available funds.

(c)                                  In respect of Tranche D: Each purchase of Purchased Assets comprised of Tranche D Receivables hereunder shall be made as follows: The Servicer shall give the Administrative Agent a Purchase Notice (which Purchase Notice must be received by the Administrative Agent prior to 12:00 P.M., New York City time, not less than one Business Day prior to the proposed Purchase Date) requesting that the Purchasers make the Purchase of Scheduled Receivables for an Initial Purchase Price and specifying, for each Seller for such Purchase Date, (A) the aggregate amount of the Scheduled Receivables, (B) the Purchase Date (which must be a Business Day), and (C) the proposed amount of

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the Initial Purchase Price. Upon receipt of such notice, the Administrative Agent shall promptly notify each Purchaser thereof. The Purchasers may accept all or any combination of such offers to Purchase or decline to Purchase all or any portion of the Scheduled Receivables of Tranche D Obligors identified in such Purchase Notice. The Administrative Agent shall inform the Servicer of the amount, if any, of each Purchaser’s proposed commitment to purchase in respect thereof specifying the amount of each Purchaser’s share thereof prior to the proposed Purchase Date. In the event that no acceptances are received from any Purchaser, no Purchase will occur. Not later than 12:00 noon (New York time), on the relevant Purchase Date, each Purchaser that has elected to take up some portion of such purchase shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds in Dollars equal to the Purchaser’s Investment Percentage of the relevant Initial Purchase Price by credit to the Administrative Agent’s purchase account. The Administrative Agent shall, upon satisfaction of the conditions precedent to such purchase, including the receipt of all such amounts, credit the Servicer’s Account with the aggregate of the amounts of the Initial Purchase Price made available to the Administrative Agent by the Purchasers in immediately available funds.

The Servicer and the Sellers acknowledge and agree that a portion of the Tranche D Receivables will be offered for sale by Deutsche Bank AG, New York Branch, as Purchaser to Citibank, N.A. as participant pursuant to the terms of a participation agreement between them.  While Deutsche Bank AG, New York Branch, will be the nominal purchaser of any such Tranche D Receivables taken up by Citibank, N.A. on the terms and subject to the conditions of the participation agreement, the Administrative Agent’s notice of acceptance of the offer to purchase any such Tranche D Receivables will identify which Receivables are being acquired for the benefit of the participant, and the participant will be wholly liable for payment of the Purchase Price therefor directly to the Servicer.  Neither the Administrative Agent nor any Purchaser shall have any liability, contingent or otherwise, for payment of such amounts or any loss resulting from the non-payment of such amounts.

2.3                               Sale and Assignment

On each Purchase Date, effective upon the payment (or deemed payment) of the Initial Purchase Price contemplated by Section 2.2 (and without necessity of any formal or other instrument of assignment or further action), each Seller hereby sells and assigns to the relevant Purchasers as co-owners, with effect as of the related Cut-Off Date, each Scheduled Receivable of such Seller and the Related Security relating thereto reflected in the applicable Purchase Notice for an aggregate purchase price equal to the sum of the Initial Purchase Price plus the Deferred Purchase Price, less the amount of any Purchase Price Adjustments.

2.4                               Fees

Celestica Canada agrees to pay to Deutsche Bank AG, New York Branch the fees in the amounts and on the dates previously agreed to in accordance with the Fee Letter between Celestica Canada and Deutsche Bank AG, New York Branch dated November 23, 2010 (the “Fee Letter”).

2.5                               Computation and Payments; Commitment Fees

(a)                                 Interest on unpaid amounts and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed.

(b)                                 The Sellers hereby agree to pay to the Administrative Agent for the ratable benefit of the Purchasers, for the period from and including the Closing Date through the Availability Termination Date, a non-refundable fee (the “Commitment Fee”) equal to 0.325% per annum on the excess of (i) the aggregate Purchasers’ Investment Limits for Tranche A

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and Tranche B Eligible Buyers over (ii) the aggregate average outstanding amount of the Investments for such Tranches A and B on each day during each applicable period. The Commitment Fee shall be payable in arrears on the first Business Day of each calendar quarter occurring after the Closing Date, and on the Availability Termination Date.  For the avoidance of doubt, the Commitment Fee shall be the only consideration for the Purchasers’ Investment Limits provided by the Purchasers to the Sellers.  Any other consideration potentially incorporated into the aggregate purchase price under this Agreement shall be a consideration for the Purchase of Purchased Receivables by the Purchasers from the Sellers.

2.6                               Pro Rata Treatment and Payments

(a)                                 Each purchase by the Purchasers hereunder shall be for a co-ownership interest in the relevant Scheduled Receivables equal to a pro rata share based upon such Purchaser’s contribution to the related Initial Purchase Price and each payment on account of any Commitment Fee or Collections shall be allocated pro rata, according to the respective Purchasers’ Investment Percentages, as the same may be modified in accordance with the procedures outlined in Section 2.2(b).

(b)                                 All payments (including deposits and Deemed Collections) to be made by the Servicer and the Sellers that comprise Collections hereunder shall be made without setoff or counterclaim except as otherwise contemplated by this Agreement and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Payment Account, in Dollars, or to the Japanese Yen Payment Account in Japanese Yen, and in immediately available funds. All other payments shall be payable directly to the Administrative Agent, for the account of the Purchasers, at the account of the Administrative Agent (account no. 60200119 of Deutsche Bank NY Loan Operations, ABA no. 021001033 at Deutsche Bank Trust Company Americas New York, Ref: Celestica, Attention: Lee Joyner) (the “Payment Account”).  The Administrative Agent shall distribute such payments and Collections to the Purchasers promptly upon receipt in like funds as received. If any payment or deposit hereunder becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day.  The Servicer and the Sellers shall pay to the Administrative Agent, for the benefit of the Purchasers, upon demand, interest on all amounts not paid or deposited when due (excluding amounts comprising Collections) at a rate per annum equal to the LIBOR Rate or BBA JPY LIBOR, as applicable, determined by the Administrative Agent plus 1%, for each such day such payment is overdue. Any such interest shall be paid directly to the Payment Account of the Administrative Agent.

2.7                               Requirements of Law

(a)                                 If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by the Purchaser with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)                                     shall subject any Purchaser to any tax of any kind whatsoever with respect to this Agreement or any Purchase made by it, or change the basis of taxation of payments to such Purchaser in respect thereof (except for Indemnified Taxes covered by Section 2.8 and changes in the rate of tax on the overall net income of the Purchaser);

(ii)                                  shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Purchaser; or

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(iii)                               shall impose on such Purchaser any other condition;

and the result of any of the foregoing is to increase the cost to such Purchaser, by an amount that such Purchaser deems to be material, of making or maintaining its Purchase, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Sellers shall pay such Purchaser, not later than 20 Business Days after its demand, any additional amounts necessary to compensate such Purchaser for such increased cost or reduced amount receivable. If such Purchaser becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Servicer of the event by reason of which it has become so entitled, specifying the basis for such claim in reasonable detail.

(b)                                 If any Purchaser shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Purchaser or any corporation controlling such Purchaser with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Purchaser’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Purchaser or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Purchaser’s or such corporation’s policies with respect to capital adequacy) by an amount reasonably deemed by such Purchaser to be material, then from time to time, after submission by such Purchaser to the Servicer of a written request therefor, specifying the basis for such claim in reasonable detail, which shall be made promptly, the Servicer shall pay to such Purchaser such additional amount or amounts as will compensate such Purchaser or such corporation for such reduction.

(c)                                  A certificate as to any additional amounts payable pursuant to this Section 2.7 submitted by any Purchaser to the Servicer (with a copy to the Collection Agent) shall be conclusive in the absence of manifest error.  The obligations of the Servicer and the Sellers pursuant to this Section 2.7 shall survive the termination of this Agreement and the payment of the Scheduled Receivables and all other amounts payable hereunder.

2.8                               Taxes

(a)                                 All payments and deposits made by the Servicer or the Sellers under this Agreement or any other Transaction Document, including any amount of interest, shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, franchise, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (collectively, “Taxes”), now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority. Taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Purchaser as a result of a current or former connection with any country other than the United States are excluded. If any such non-excluded Taxes (“Indemnified Taxes”) or Other Taxes are required to be withheld from any amounts payable to (or deposited for the benefit of) the Administrative Agent or any Purchaser hereunder, or on any amount of interest, the amounts so payable to (or deposited for the benefit of) the Administrative Agent or such purchaser, or such amount of interest, shall be increased to the extent necessary to yield to the Administrative Agent or such Purchaser, as the case may be (after payment of all Indemnified Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement.

(b)                                 In addition, the Servicer and the Sellers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  Whenever any Indemnified Taxes or Other Taxes are payable by the Servicer or the Sellers, as promptly as possible thereafter the Servicer or the affected Seller shall send to the Administrative Agent, for its own account or for the account of the relevant Purchaser,

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as the case may be, a certified copy of an original official receipt received by the Seller, showing payment thereof to the extent available, or such other evidence as may be readily obtainable. If the Servicer or a Seller fails to pay any Indemnified Taxes or Other Taxes when due to the appropriate taxing authority, the Servicer or such Seller, as the case may be, shall indemnify the Administrative Agent or the Purchaser, as the case may be, within 10 days after written demand by the Administrative Agent therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified or Other Taxes imposed or asserted on or attributable to amounts payable under this section) paid by the Administrative Agent or such Purchaser and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Servicer or the affected Seller, as the case may be, by the Administrative Agent or such Purchaser, together with a copy of an original receipt showing payment thereof, to the extent available, or such other evidence as may be readily obtainable, shall be conclusive absent manifest error. In addition, if the Servicer or the affected Seller, as the case may be, fails to remit the required receipts or other required documentary evidence, the Servicer or the affected Seller, as the case may be, shall indemnify the Administrative Agent or the Purchaser, as the case may be, for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or such Purchaser as a result of any such failure.

(d)                                 The agreements in this Section 2.8 shall survive the termination of this Agreement and the payment of all amounts payable hereunder.  Notwithstanding the foregoing, Section 2.8(a), 2.8(b) and 2.8(c) shall not apply to withholding taxes (if any) in respect of payments made by or on behalf of Celestica Romania if (i) the payee of such payments has delivered a certificate of fiscal residence to Celestica Romania issued by the relevant tax authority in its home country, and (ii) the withholding tax rate applicable to such payments has been reduced to zero under the Romania/Germany Tax Treaty.

(e)                                  Upon the request of the Servicer on behalf of a Seller, the Purchasers shall use all commercially reasonable efforts to provide to the Servicer within 30 days of such request such certificates or information requested by the Servicer on behalf of such Seller as is prescribed by any applicable law, rule or regulation then in force in the jurisdiction of such Seller or any political subdivision thereof and required by such Seller, whether to reduce or recover value added tax paid or payable by such Seller in connection with this Agreement thereunder or otherwise to comply with such law, rule or regulation. No Purchaser shall be required to provide any information to the Servicer or any Seller that it deems to be confidential or proprietary and no Purchaser shall be under any obligation to register, enrol or file any return under such law, rule or regulation in connection with any such request.

2.9                               Indemnity

Without limiting any other rights that the Administrative Agent or the Purchasers may have hereunder or under applicable law, the Servicer and each Seller hereby jointly and severally agrees (provided that each of Celestica Czech Republic, Celestica Valencia and Celestica Romania shall only be responsible hereunder for the respective amount attributable to it) to indemnify each of the Indemnified Persons on demand from and against any and all Indemnified Amounts relating to or resulting from any of the following: (i) the failure of any information provided by the Servicer or any Seller to the Administrative Agent in Written Materials with respect to Scheduled Receivables or the other Purchased Assets to be true, correct and complete in all material respects; (ii) the failure of any representation or warranty made or deemed made by the Servicer or a Seller under or in connection with this Agreement to have been true and correct in all material respects when made; (iii) the failure by the Servicer or the Sellers to comply with any applicable law, rule or regulation with regard to any Scheduled Receivable or the related Contract, or the failure of any Scheduled Receivable or the related Contract to conform to any applicable law, rule or

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regulation; (iv) the failure to vest in the Purchasers a valid and enforceable ownership interest in the Purchased Assets, free and clear of any Lien or other adverse claim; (v) any dispute, claim, counterclaim, offset or defense of an Eligible Buyer to the payment of any Scheduled Receivable (including a defense based on such Scheduled Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms but excluding any dispute, claim, counterclaim, offset or defense arising out of any act or omission of any Indemnified Party), any Dilution with respect to a Scheduled Receivable or any claim resulting from the sale of the goods or services related to such Scheduled Receivable or any other transaction with such Obligor or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Scheduled Receivables or any tax deducted from the payment of a Scheduled Receivable by the Obligor thereon, in each case, without duplication, and to the extent not remedied in accordance with Section 2.12(b); (vi) any failure of the Servicer or the Sellers to perform their duties or obligations in accordance with the terms of this Agreement (including, without limitation, failure to make any payment or deposit when due hereunder); (vii) any breach of warranty, products liability or other claim investigation, litigation or proceeding arising out of or in connection with goods or services which are the subject of any Scheduled Receivables; (viii) the commingling of Collections of Scheduled Receivables at any time with other funds; (ix) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases; (x) the failure of any Scheduled Receivables to be Eligible Receivables to the extent not remedied in accordance with Section 2.12(c); and (xi) any action or inaction by the Servicer or the Sellers which impairs the interest of the Collection Agent or the Purchasers in any Scheduled Receivables or other Purchased Assets. If and to the extent the Administrative Agent or any Purchaser shall be required for any reason to pay over to the Servicer or any Seller or an Obligor (or any trustee, receiver, custodian or similar official in any insolvency proceeding) any amount received by such Person hereunder, such amount shall be deemed not to have been so received and the Purchasers shall have a claim against the Sellers. All Indemnified Amounts under Sections 2.9(a)(vii), (ix) and (xi) hereunder shall be due and payable on demand. All other amounts payable hereunder shall be due and payable on the date that is 10 days from the demand made therefor, to the Payment Account.

2.10                        Records

The Administrative Agent on behalf of the Purchasers shall maintain the Register pursuant to Section 9.6(d), and a subaccount therein for each Purchaser, in which shall be recorded (i) the amount of each Purchase made hereunder, and (ii) the amount payable or to become due and payable from (or to be deposited by) the Servicer and each Seller to the Administrative Agent hereunder. At the request of the Administrative Agent, from time to time, the Servicer shall provide copies of the drafts, shipping documents and other related documentation with respect to a Scheduled Receivable or the Purchased Assets as the Administrative Agent shall reasonably require.

2.11                        Purchase Price Adjustments/Deferred Purchase Price

(a)                                 On each Reporting Date after a Purchase that the Investment for Scheduled Receivables that were the object of such Purchase has been reduced to zero, after giving effect to the application of funds on such date in the Payment Account and Japanese Yen Payment Account, the Purchasers shall pay to the Servicer’s Account, for the benefit of the relevant Sellers, as additional consideration for the Purchase of the relevant Purchased Assets, the amount, if any, by which the Collections for such Scheduled Receivables transferred to the Payment Account or Japanese Yen Payment Account on such date exceed the Investment, after giving effect to the application of funds on such date in the Payment Account and Japanese Yen Payment Account (such payment being the “Deferred Purchase Price”).

(b)                                 On each day after a Purchase that (i) the Investment for Scheduled Receivables that were the object of such Purchase in Dollars or Japanese Yen excluding the Principal Amount of any such Scheduled Receivables that are Written Off Receivables exceeds (ii) the sum of the outstanding Principal Amount of all Scheduled Receivables comprising such Purchase excluding the Principal Amount of any such Scheduled Receivables that are Written Off

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Receivables, without giving effect to any Collections transferred to the Payment Account or Japanese Payment Account, as applicable on such date, the relevant Sellers (or the Servicer on their behalf) as an adjustment to the Initial Purchase Price paid by the Purchasers, shall owe in the relevant currency to the Payment Account or Japanese Payment Account, as applicable for the benefit of the Purchasers the amount by which (i) the Investment for such Scheduled Receivables excluding the Principal Amount of any such Scheduled Receivables that are Written Off Receivables, on such day, exceeds (ii) the aggregate outstanding Principal Amount of such Scheduled Receivables excluding the Principal Amount of any such Scheduled Receivables that are Written Off Receivables, without giving effect to any Collections transferred to the Payment Account or Japanese Payment Account, as applicable on such date (each such amount being a “Purchase Price Adjustment”). The Administrative Agent shall calculate the amount of Purchase Price Adjustments owing by the relevant Sellers monthly in arrears at the end of each calendar month and shall provide notice of such amounts to the Servicer on or after the first Business Day of the following month.  The relevant Sellers (or the Servicer on their behalf) shall pay the amount of such Purchase Price Adjustments within 5 Business Days of receipt of such notice.  Notwithstanding the foregoing, the aggregate of all Purchase Price Adjustments for Scheduled Receivables that were the object of a Purchase shall not exceed 10% of the Initial Purchase Price for such Scheduled Receivables.

2.12                        Repurchases of Purchased Assets: Deemed Collections

(a)                                 The Administrative Agent shall have the right, but not the obligation, provided it has given the Servicer at least 5 Business Days’ prior notice, to contact the Obligor of any Scheduled Receivable that is a Defaulted Receivable to inquire why it has become a Defaulted Receivable.  The Servicer, on behalf of the relevant Seller, shall have the option to repurchase from the Purchaser at any time, any Scheduled Receivable and the Related Security relating thereto that becomes a Defaulted Receivable, by giving notice to the Administrative Agent and by depositing to the Payment Account or Japanese Yen Payment Account, as applicable as a Deemed Collection, an amount equal to the outstanding Principal Amount of such Defaulted Receivable. Upon the Servicer making such deposit, the related Scheduled Receivable and Related Security shall be deemed to be assigned, transferred, sold and conveyed to the relevant Seller, free and clear of any security interest or adverse claim arising through the Purchasers but otherwise without representation or warranty and thereafter all collections in respect thereof shall not be Collections.  In the event that the Servicer advises the Administrative Agent that it will repurchase any Defaulted Receivable and does so within 5 days, the Administrative Agent shall not contact the related Obligor as provided hereunder.

(b)                                 In the event that any Scheduled Receivable is subject to a Dilution, the Servicer on behalf of the relevant Seller shall deposit the amount of such Dilution to the Payment Account or Japanese Yen Payment Account, as applicable as a Deemed Collection in respect of such Receivable.

(c)                                  In the event that any Scheduled Receivable is determined to have not been an Eligible Receivable on the date of the relevant Purchase, the relevant Seller (or the Servicer on their behalf) shall be required to repurchase such Receivable by depositing to the Payment Account or Japanese Yen Payment Account, as applicable, as a Deemed Collection, an amount equal to the outstanding Principal Amount of such Receivable. Upon the Servicer making such deposit, the related Scheduled Receivable and Related Security shall be deemed to be assigned, transferred, sold and conveyed to the relevant Seller free and clear of any security interest or adverse claim arising through the Purchasers but otherwise without representation or warranty and thereafter all collections in respect thereof shall not be Collections.

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(d)                                 The Servicer, on behalf of the relevant Seller may offer to repurchase from the Purchasers at any time any Scheduled Receivable and the Related Security relating thereto, by giving notice to the Administrative Agent. The Administrative Agent shall promptly notify the Servicer in writing as to whether it accepts or rejects any such offer. In the event the Administrative Agent notifies the Servicer that such offer has been accepted, the Servicer shall deposit to the Payment Account or Japanese Yen Payment Account, as applicable, as a Deemed Collection, an amount equal to the outstanding Principal Amount of such Scheduled Receivable in the relevant currency of its denomination. Upon the Servicer making such deposit, the related Scheduled Receivable and Related Security shall be deemed to be assigned, transferred, sold and conveyed to the relevant Seller, free and clear of any security interest or adverse claim arising through the Purchasers but otherwise without representation or warranty and thereafter all collections in respect thereof shall not be Collections.

2.13                        Application of Collections

(a)                                 Dollar denominated Collections net of any Chargebacks shall be transferred by the Servicer to the Concentration Account within one Business Day of receipt thereof in the relevant Collection Account or otherwise.

(b)                                 Amounts received in Collection Accounts or otherwise and transferred to the Concentration Account or amounts in the Japanese Yen Collection Account that are determined by the Servicer to not be Collections may be transferred by the Servicer to the Servicer’s Account or the Servicer’s Japanese Yen Account as applicable. All collections and other amounts received in a Collection Account on a date on which no Scheduled Receivables are in existence may be transferred by the Servicer directly to the Servicer’s Account or such other account of the Servicer or applicable Seller as it may determine.

(c)                                  Amounts on deposit in the Concentration Account or the Japanese Yen Collection Account, other than amounts transferred to the Servicer’s Account pursuant to paragraph (b) above, shall, subject to Section 2.13(e), be transferred to the Payment Account, or in the case of Japanese Yen Collections, the Japanese Yen Payment Account, on each day selected by the Servicer (each, a “Transfer Date”) but no less than once every calendar week. The Servicer shall deliver to the Administrative Agent a report (a “Transfer Report”) reconciling the Collections received according to the related Obligors. All Collections (including Deemed Collections but net of any Chargebacks) transferred to the Payment Account or Japanese Yen Payment Account not later than 2:00 p.m. on any Business Day, as detailed in the Transfer Report, will be deemed to have been received by the Purchaser on such day for the purposes of determining the Investment for each outstanding Scheduled Receivable.

(d)                                 Amounts (i) deposited to the Payment Account or Japanese Yen Payment Account other than Collections and (ii) payable to the Sellers in respect of the Deferred Purchase Price, shall be transferred by the Administrative Agent, subject to Section 2.13(f), within one Business Day of the Administrative Agent’s receipt of the Servicer’s Report detailing such amounts, to the Servicer’s Account or the Servicer’s Japanese Yen Account as applicable for payment to the relevant Sellers.

(e)                                  Notwithstanding paragraph (c) above, Collections on deposit in the Concentration Account or Japanese Yen Collections on deposit in the Japanese Yen Collection Account on any Purchase Date may be netted and set-off by the Servicer against the amount of Initial Purchase Price that is to be paid on such Purchase Date to the extent denominated in the same currency, and the amount of such Initial Purchase Price (not exceeding the amount of such Collections) shall be transferred to the Servicer’s Account or the Servicer’s Japanese Yen Account as applicable (for payment to the relevant Sellers) and thereafter the amount, if any, by which such Collections exceed such Initial Purchase

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Price shall be transferred to the Payment Account or Japanese Yen Payment Account, as applicable. Notwithstanding the foregoing, all such Collections transferred to the Servicer’s Account shall be deemed to have been transferred to the Payment Account or the Japanese Yen Payment Account, as applicable for the benefit of the Purchaser and such amounts transferred to the Servicer’s Account or the Servicer’s Japanese Yen Account shall be deemed to have been paid to the Servicer for the benefit of the Sellers as all or part of the Initial Purchase Price payable on such Purchase Date.

(f)                                   Notwithstanding paragraph (d) above, the Administrative Agent shall have the right to net and set-off against all amounts payable to the Servicer’s Account pursuant to paragraph (d) above, the amount of any Purchase Price Adjustment, indemnity or Deemed Collection then owing by any Seller provided such amounts are denominated in the same currency.

SECTION 3 - REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Purchasers to enter into this Agreement, the Guarantor and each of the Sellers hereby jointly and severally make the following representations and warranties (provided that each of Celestica Czech Republic, Celestica Valencia and Celestica Romania shall only be responsible hereunder for its own representations and warranties):

3.1                               Financial Condition

The Guarantor and each of the Sellers, hereby represents and warrants as of the date of this Agreement and as of the Effective Date (as defined below) that the audited consolidated balance sheets of Celestica Canada and its consolidated Subsidiaries as at December 31, 2010, and the related statements of income and of cash flows of Celestica Canada for the fiscal years ended on such dates, present fairly in all material respects the consolidated financial condition of Celestica Canada and its consolidated Subsidiaries as at such date, and Celestica Canada’s consolidated results of operations and cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP, applied consistently throughout the periods involved (except as approved by Celestica Canada’s accountants and disclosed therein).

3.2                               No Change

Since the date of the most recent financial statements made available to the Administrative Agent and the Purchasers there has been no change, development or event that has had or could reasonably be expected to have a Material Adverse Effect.

3.3                               Existence; Compliance with Law

Each Seller and the Guarantor

(a)                                 is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation,

(b)                                 has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,

(c)                                  is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and

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(d)                                 is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.4                               Power; Authorization; Enforceable Obligations

Each Seller and the Guarantor has the power and authority, and the legal right, to make, deliver and perform the Transaction Documents to which it is a party. Each Seller and the Guarantor has taken all necessary organizational action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of any Governmental Authority or any other Person is required in connection with the transactions hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Transaction Documents, except (a) consents, authorizations, filings and notices described in Schedule 3.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (b) the filings referred to in Section 3.14. Each Transaction Document has been duly executed and delivered on behalf of the relevant Seller and the Servicer and, in the case of the Guarantee, by the Guarantor. This Agreement constitutes, and each other Transaction Document upon execution and delivery thereof will constitute, a legal, valid and binding obligation of the relevant Seller and the Servicer, enforceable against such Seller and the Servicer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).  The Guarantee upon execution and delivery thereof will constitute a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). This Agreement and the other Transaction Documents are in proper legal form under applicable law for the enforcement thereof against the respective Sellers, including under the laws of the jurisdiction of each Seller, to the extent applicable, to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in such jurisdictions.

3.5                               No Legal Bar

The execution, delivery and performance of this Agreement and the other Transaction Documents and the use by any Seller of the proceeds thereof will not violate the Organizational Documents of the relevant Seller or the Guarantor, will not violate in any respect material to the rights and interests of any Purchaser any Requirement of Law or any Contractual Obligation of any Seller or the Servicer and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

3.6                               Litigation

Except as provided in the Disclosure Schedule, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Servicer, threatened by or against any Seller, the Servicer or against any of their respective properties or revenues (a) with respect to any of the Transaction Documents or any of the transactions contemplated hereby or thereby or (b) that could reasonably be expected to have a Material Adverse Effect.

3.7                               No Default

No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred and is continuing.

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3.8                               Ownership of Property; Liens

Each Seller and the Guarantor has good and marketable title to, or a valid leasehold interest in, all its real property necessary for the conduct of its business, and good title to, or a valid leasehold interest in, all its other property necessary for the conduct of its business, in each case except to the extent that the failure to do so would not have a Material Adverse Effect.  On each Purchase Date immediately prior to the Purchase thereof, each Seller will be the legal and beneficial owner of the Scheduled Receivables and all other Related Security in respect thereof owned by such Seller and to be purchased on such date, free and clear of any Lien or adverse claim; upon each Purchase the relevant Purchasers will have a valid and enforceable co-ownership interest in each such Scheduled Receivable and other Related Security in respect thereof, in each case free of any Lien or adverse claim.  Each Scheduled Receivable listed on a Purchase Notice is an Eligible Receivable on the relevant Purchase Date.

3.9                               Taxes

(a)                                 Each Seller and the Servicer has filed or caused to be filed all material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than such taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with local generally accepted accounting principles or GAAP, as applicable, have been provided on the books of such Seller or the Servicer, as the case may be); no tax Lien has been filed, and, to the knowledge of the Servicer, no claim is being asserted, with respect to any such tax, fee or other charge that in any case would reasonably be expected to have a Material Adverse Effect.

(b)                                 Except as set forth in Schedule 3.9, there is no tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in the United States, Canada, the United Kingdom, Spain, Singapore, Hong Kong, the Czech Republic, Japan, or Romania, or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of this Agreement or any other Transaction Document or (ii) on any payment to be made by any Seller or the Guarantor pursuant to this Agreement or any other Transaction Document. Each Seller and the Guarantor is permitted to make all payments pursuant to this Agreement and the other Transaction Documents free and clear of all taxes, levies, imposts, deductions, charges or withholdings imposed, levied or made by or in the United States, Canada, the United Kingdom, Spain, Singapore, Hong Kong, the Czech Republic, Japan, or Romania, or any political subdivision or taxing authority thereof or therein, and no such payment in the hands of the Administrative Agent, any Purchaser or the Collection Agent will be subject to any tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in the United States, Canada, the United Kingdom, Spain, Singapore, Hong Kong, the Czech Republic, Japan, or Romania, or any political subdivision or taxing authority thereof or therein.

3.10                        Federal Regulations

No part of the proceeds of any Investment will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of Regulations U or X of the Board.

3.11                        Investment Company Act; Other Regulations

No Seller is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the U.S. Investment Company Act of 1940, as amended. No Seller is subject to regulation under any Requirement of Law (other than Regulation U and Regulation X of the Board) that limits its ability to incur Indebtedness.

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3.12                        Accuracy of Information, etc.

No statement or information contained in this Agreement, any other Transaction Document or any Written Materials furnished by or on behalf of any Seller or the Servicer to the Administrative Agent or the Purchasers (or deemed furnished), or any of them, for use in connection with the transactions contemplated by this Agreement or the other Transaction Documents contained as of the date such statement or information was so furnished, any untrue statement of a material fact. Celestica Canada has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by Celestica Canada with the SEC since January 1, 2004 required to be filed by it except where failure to do so would not have a Material Adverse Effect.

3.13                        Solvency

Each Seller is, and after giving effect to each Purchase, will be, Solvent.

3.14                        Security Documents

The Collection Account Pledge Agreement, the Collection Account Agreement, the Security Deed and each of the Deposit Account Control Agreements are effective to create in favor of the Collection Agent, for the benefit of the Purchasers, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Collateral described in the Collection Account Pledge Agreement, when the actions specified on Schedule 3.14 have been taken, the Collection Account Pledge Agreement, each of the Deposit Account Control Agreements and the Security Deed shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Sellers in such Collateral and the proceeds thereof, as security for their respective obligations hereunder, in each case prior and superior in right to any other Person, except for claims that have priority by operation of law. Except as set forth in this Section 3.14, no other documents are required to be filed, registered or recorded, and no other action is required to be taken by any Person, to perfect such security interest in favor of the Collection Agent, for the benefit of the Purchasers.

3.15                        Principal Place of Business

The principal place of business and chief executive office (as such terms are used in the UCC) of each Seller and the office where such Seller keeps its records concerning the Scheduled Receivables are located at the addresses set forth on Schedule 3.15.  Except for Celestica LLC, the Sellers have no other office or place of business in the United States or any Commonwealth, territory or possession of the United States.

3.16                        Accounting for Scheduled Receivables

Each Seller has accounted for each sale of its Scheduled Receivables in its books and financial statements as sales, consistent with local generally accepted accounting principles. So long as local generally accepted accounting principles do not require otherwise, no Seller shall prepare financial statements which shall account for the transactions contemplated hereby in any manner other than as sales of the Scheduled Receivables by the Sellers to the Purchasers or in any other respect account for or treat the transactions contemplated hereby (including for accounting purposes, but excluding for tax reporting purposes and except as required by law) in any manner other than as sales of the Scheduled Receivables by the Sellers to the Purchasers.

3.17                       Compliance with Money Laundering and Anti-Terrorist Laws

(a)                                 Each Seller is not and shall take commercially reasonable steps to ensure that it shall not be, and, to its actual knowledge, no person who, directly or indirectly, owns a controlling interest in or otherwise controls such Seller is or shall be (i) listed on any Governmental Lists, (ii) a person who has been determined to be subject to the prohibitions contained in the Executive Order, including, without limitation, being a person designated under

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Section 1(b), (c) or (d) of the Executive Order, (iii) a person who acts for or on behalf of any person, group or entity on the Governmental Lists or any other person who has been determined to be subject to the prohibitions contained in the Executive Order, (iv) a person who is located in a country with which dealings are prohibited or restricted by the United States government, or (v) to such Seller’s actual knowledge, dealing in a prohibited manner with a country or person or entity in a country with which dealings are prohibited or restricted by the United States government. Each Seller shall require, and shall take commercially reasonable measures to comply with the requirement, that no holder of any direct or indirect interest in such Seller is or shall be listed on any of the Governmental Lists or is or shall be a person so designated pursuant to the Executive Order; provided, however, that none of the foregoing shall apply to any person or entity to the extent that its interest is in or through an entity that is domiciled in the United States of America or Canada and where securities are traded through a public securities exchange subject to regulation by the United States of America, Canada or a provincial jurisdiction in Canada.

(b)                                 Legal Sources of Funds. Each Seller has taken, and it shall continue to take, commercially reasonable measures appropriate to the circumstances, with respect to each holder of a direct interest in such Seller to ensure that funds invested by such holders in such Seller are derived from legal sources; provided, however, that none of the foregoing shall apply to any person or entity to the extent that its interest in such Seller is derived solely from securities traded through a public securities exchange subject to regulation by the United States of America, Canada or a provincial jurisdiction in Canada. Such measures shall be in accordance with all applicable money laundering legislation in such Seller’s jurisdiction.

(c)                                  No Investigation, Penalty or Seizure. To its actual knowledge, neither each Seller nor any holder of a direct interest in such Seller (i) has been charged with or convicted of money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or a violation of the BSA or similar legislation in its jurisdiction, (ii) has been assessed civil penalties under these or related laws, or (iii) has had its funds seized or forfeited in an action under these or related laws; provided, however, that such Seller shall not be liable for any breach of this representation and warranty if any holder is involved in or subject to any of the matters described in clauses (i), (ii) or (iii) and the interest of such holder is derived solely from securities traded through a public securities exchange subject to regulation by the United States of America, Canada or a provincial jurisdiction in Canada.

SECTION 4 - CONDITIONS PRECEDENT

4.1                               Conditions Precedent to Initial Purchase

The agreement of each Purchaser to make the initial Purchase pursuant to this Agreement is subject to the satisfaction, prior to the making of such purchase on the initial Purchase Date (the date of such satisfaction, as notified by the Administrative Agent to the Purchasers, the Servicer and the Collection Agent being the “Closing Date”), of the following conditions precedent:

(a)                                 Receivables Purchase Agreement; Security Documents, Etc.  The Administrative Agent shall have received (i) this Agreement (with copies for each Purchaser), executed and delivered by each Seller, the Servicer, the Administrative Agent and each person listed on Schedule 1.1. (ii) each of the Security Documents, executed and delivered by each Seller and the Collection Agent, as the case may be, and in the case of the Deposit Account Control Agreements and the Security Deed, by the relevant account banks, and (iii) the Guarantee duly executed and delivered by the Guarantor.

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(b)                                 Approvals; Waiver. All material governmental and third party approvals necessary in connection with the making of the purchases or the continuing operations of the Sellers shall have been obtained and shall be in full force and effect.

(c)                                  Fees. The Purchasers, the Collection Agent and the Administrative Agent shall have received all previously agreed fees required to be paid, and all expenses for which invoices have been presented (including, without limitation, the reasonable fees and expenses of legal counsel), on or before the Closing Date. All other fees will be reflected in the funding instructions given by the Servicer to the Administrative Agent on or before the initial Purchase Date.

(d)                                 Closing Certificate. The Administrative Agent shall have received a certificate of the Servicer and each Seller, dated as of the Closing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments.

4.2                               Conditions Precedent to All Purchases

The agreement of each Purchaser to make its Purchase (including on the initial Purchase Date) is subject to the further satisfaction, prior to the making of any such purchase, of the following conditions precedent:

(a)                                 No Material Adverse Change. No development or event shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(b)                                 Representations and Warranties. Each of the representations and warranties made by the Sellers and the Servicer in or pursuant to the Transaction Documents shall be true and correct in all material respects on and as of the Purchase Date as if made on and as of such date, except to the extent relating to a prior Purchase.

(c)                                  No Termination Event. No Termination Event or Incipient Termination Event shall have occurred and be continuing on such Purchase Date or would occur after giving effect to the purchase requested to be made on such date.

(d)                                 Filings, Registrations and Recordings; Other Actions. Each (i) Assignment Agreement to be executed, the Irrevocable Payment Instructions sent to the relevant Eligible Buyers and each other documents specified in 3.14, or otherwise reasonably requested by the Administrative Agent, to be filed, registered or recorded by each Seller selling Scheduled Receivables on such date, other than the Romanian Actions (as hereinafter defined)]  and (ii) each other action specified on Schedule 3.14, or otherwise reasonably requested by the Administrative Agent, to be taken prior to or concurrently with the initial Purchase Date by such Sellers or the Servicer, in each case in order to create in favor of the Purchasers, a perfected first priority security interest on the Collateral described therein and ownership interest in the Scheduled Receivables, other than the Romanian Actions (as hereinafter defined), shall be in proper form for filing, registration or recordation or shall have been taken, as the case may be.  “Romanian Actions” means any registration with the Romanian Electronic Archive for Security Interests in Movable Property required pursuant to Schedule 3.14, and the provision of any notice required pursuant to Schedule 3.14.  All Romanian Actions must be completed and evidence thereof provided to the Purchaser within seven days after a Purchase of Scheduled Receivables from Celestica Romania.

(e)                                  Legal Opinions. The Purchaser shall have received the executed legal opinions of counsel to each Seller selling Scheduled Receivables on such date, each in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Such legal opinions shall cover such matters incidental to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require, including, without limitation, the creation and perfection of ownership interests and security interests in the Collateral.

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(f)                                   Change of Control. (i) Onex Corporation shall control Celestica Canada unless the shares of Celestica Canada become widely held such that no one Person or group of Persons acting jointly or in concert (within the meaning of Part XX of the Securities Act (Ontario)) controls Celestica Canada, provided that any Person or group of Persons acting jointly or in concert which owns or controls securities of Celestica Canada to which are attached more than 20% of the votes that may be cast to elect the directors of Celestica Canada shall, in the absence of evidence satisfactory to the Administrative Agent, acting reasonably, be deemed to control Celestica Canada and (ii) Celestica Canada shall control Celestica LLC.

The sale by the Sellers hereunder shall constitute a joint and several representation and warranty by the Sellers and the Servicer as of the relevant Purchase Date that the conditions contained in Section 4.2(b) and (c) have been satisfied.

4.3                               Conditions to Effectiveness

(a)                                 This Agreement shall become effective when the last to occur of the following conditions has been satisfied (such date being the “Effective Date”): receipt by the Administrative Agent of (i) counterparts hereof, duly executed and delivered by each of the parties hereto; (ii) the First Amendment to the Collection Account Pledge Agreement, duly executed and delivered by each of the parties thereto; and (iii)(1) a copy of the UCC-1 (or UCC-3, as applicable) financing statement setting forth the applicable information regarding each of the Sellers, as debtors, filed with District of Columbia Recorder of Deeds, Washington, D.C. and (2) a copy of the UCC-1 (or UCC-3, as applicable) financing statement setting forth the applicable information regarding Celestica LLC, as debtor, and Celestica Oregon, as debtor, respectively, and the relevant Purchased Assets, filed with the Secretary of State of the State of Delaware.  The Administrative Agent shall inform the Guarantor, the Sellers and the Purchasers of the occurrence of the Effective Date.

(b)                                 Notwithstanding the foregoing, none of Celestica Japan, Celestica Romania or Celestica Oregon, as the case may be, will be permitted to present or cause the Servicer to present on its behalf a Purchase Notice until the satisfaction of the following conditions: receipt by the Administrative Agent of (A) a Deposit Account Control Agreement, executed and delivered by each of Celestica Japan, Celestica Romania and Celestica Oregon, as the case may be, the Collection Agent and the relevant account bank giving the Collection Agent “control” (as such term is defined in Article 9 of the UCC) over the Collection Accounts maintained by Celestica Japan, Celestica Romania and Celestica Oregon, respectively; (B) a closing certificate of each of Celestica Japan, Celestica Romania and Celestica Oregon, respectively, in form and substance reasonably acceptable to the Administrative Agent, dated as of the Effective Date, with appropriate insertions and attachments; (C) the executed legal opinion of counsel to Celestica Japan, Celestica Romania and Celestica Oregon, respectively, in form and substance reasonably satisfactory to the Administrative Agent and its counsel (such legal opinion shall cover such matters incidental to the transactions contemplated by this Agreement and the Transaction Documents as the Administrative Agent may reasonably require, including, without limitation, the creation and perfection of ownership interests and security interests in the Collateral of each of Celestica Japan, Celestica Romania and Celestica Oregon); (D) with respect to Celestica Oregon only, an estoppel letter from Canadian Imperial Bank of Commerce, in form and substance satisfactory to the Administrative Agent acting reasonably; and (E) with respect to Celestica Japan only, amendments to the Collection Account Pledge Agreement in form and substance satisfactory to the Administrative Agent acting reasonably.

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SECTION 5 - COVENANTS

Each Seller hereby agrees that, so long as the Purchaser’s Investment Limits remain in effect or any amount is owing to any Purchaser, the Administrative Agent or the Collection Agent hereunder, the Sellers or the Servicer, as the case may be, shall:

5.1                               Financial Statements

Furnish to the Administrative Agent

(a)                                 as soon as available, but in any event within 120 days after the end of each fiscal year of Celestica Canada, a copy of the audited consolidated balance sheet of Celestica Canada as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by independent registered public accountants of recognized international standing and without any limitation or qualification on the certification of disclosure controls or internal controls required under SEC rules; and

(b)                                 as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of Celestica Canada, the unaudited consolidated balance sheet of Celestica Canada as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in comparative form the figures for the previous year, certified by a Responsible Officer of Celestica Canada as being fairly stated in all material respects (subject to normal year end audit adjustments), (which certification shall be satisfied by the certification provided in Celestica Canada’s Quarterly Report submitted on Form 6-K filed with the SEC).  Each of the Purchasers shall be entitled to rely on such certification as if addressed to them.

Financial statements required to be delivered pursuant to Sections 5.1(a) and (b) (to the extent any such financial statements are included in materials otherwise filed with the SEC) may be delivered electronically and if so, shall be deemed to have been delivered on the date on which Celestica Canada posts such reports, or provides a link thereto, either: (i) on Celestica Canada’s website on the Internet at the website address listed in Section 9.2; or (ii) when such report is posted electronically on IntraLinks/IntraAgency or other relevant website which each Purchaser and the Administrative Agent have access to (whether a commercial, third-party website or whether sponsored by the Administrative Agent), if any, on Celestica Canada’s behalf; provided that Celestica Canada shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such reports and immediately following such notification Celestica Canada shall provide to the Administrative Agent, by electronic mail, electronic versions (i.e., soft copies) of such reports. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the reports referred to above, and in any event shall have no responsibility to monitor compliance by Celestica Canada with any such request for delivery, and each Purchaser shall be solely responsible for requesting delivery to it or maintaining its copies of such reports.

5.2                               Certificates; Other Information

Furnish to the Purchaser promptly, such additional financial and other information as the Administrative Agent or any Purchaser may from time to time reasonably request.

The Purchasers shall provide notice to the Collection Agent of the occurrence of a Termination Event or Incipient Termination Event.

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5.3                               Payment of Obligations

Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with local generally accepted accounting principles or GAAP, as applicable, with respect thereto have been provided on the books of relevant Group Member or where the failure to so pay, discharge or satisfy could not reasonably be expected to have a Material Adverse Effect.

5.4                               Maintenance of Existence; Compliance

(a)                                 (i) Preserve, renew and keep in full force and effect its organizational existence, (ii) continue to engage in business of the same general type conducted by it on the initial Purchase Date and (iii) take all reasonable action to maintain all permits, licenses, rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (iii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.5                               Maintenance of Property; Insurance

(a)                                 Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, and

(b)                                 maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability and product liability) as are usually insured against in the same general area by companies engaged in the same or a similar business, in each case except to the extent that the failure to do so would not have a Material Adverse Effect.

5.6                               Inspection of Property; Books and Records; Discussions

(a)                                 Keep proper books of records and account in which full, true and correct entries in conformity with local generally accepted accounting principles or GAAP, as applicable, and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and

(b)                                 permit employees of any Purchaser, the Administrative Agent and the Collection Agent to (at its own expense prior to a Termination Event), visit and inspect any of its properties during regular business hours on not less than 10 Business Days’ prior notice and examine and make abstracts from any of its books and records (including computer tapes and disks) relating to Purchased Assets; provided, however, that such inspections shall be limited to four times per year so long as a Termination Event has not occurred and is continuing. Without limiting the foregoing, such examinations, copies, abstracts, visits and discussions may cover, among other things, maturity dates, ageings, past dues, charge-offs and offsets with respect to the Purchased Assets.

5.7                               Notices

Give notice to the Administrative Agent and the Collection Agent of:.

(a)                                 the occurrence of any Incipient Termination Event or Termination Event within five Business Days of becoming aware thereof;

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(b)                                 any material litigation, investigation or proceeding that exists at any time to which a Seller or the Guarantor, and, to the extent known by the Servicer, any Eligible Buyer, is a party or is subject that, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect promptly;

(c)                                  any litigation or proceeding affecting the Seller (i) in which the amount involved is $50,000,000 or more and not covered by insurance or (ii) that relates to any Transaction Document promptly; and

(d)                                 any other development or event that has had or could reasonably be expected to have a Material Adverse Effect promptly upon becoming aware thereof.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer of the Servicer setting forth details of the occurrence referred to therein and stating what action the affected Seller or, to the extent known by the Servicer, an Eligible Buyer proposes to take with respect thereto.

5.8                               Use of Proceeds

No part of the proceeds will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including, without limitation, Regulations U and X.

5.9                               Irrevocable Payment Instructions

Except in respect of Tranche C Receivables where Irrevocable Payment Instructions have not been given as noted in the relevant Purchase Notice, deliver to each purchaser designated as an Eligible Buyer in respect of a Scheduled Receivable to be the object of a Purchase hereunder the Irrevocable Payment Instructions.

5.10                        Further Assurances

Execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent or the Collection Agent may reasonably request (i) to perfect or maintain the ownership interest of the Purchaser in Purchased Assets and security interests for the benefit of the parties named in the applicable Security Documents as beneficiaries thereof, including assets that are required to become Collateral after the initial Purchase Date, or (ii) otherwise to implement or effectuate the provisions of this Agreement and the other Transaction Documents.

5.11                        Offices, Records, Books of Account

Each Seller (i) shall keep its principal place of business and chief executive office (as such terms are defined in the UCC) and the office where it keeps its records concerning the Scheduled Receivables at the address set forth on Schedule 3.15 or, upon at least 15 days’ prior written notice of a proposed change to the Administrative Agent, at any other locations, so long as, prior to making such a change, such Seller shall have taken all actions in any applicable jurisdiction that may be requested by the Administrative Agent in accordance with Section 3.14; and (ii) shall provide the Administrative Agent with at least 15 days’ written notice prior to making any change in the Seller’s name or making any other change in the Seller’s identity or corporate structure which could render any UCC Financing Statement theretofore filed with respect to such Person by any other Person (including, if applicable, any UCC Financing Statements filed in connection with this Agreement) “seriously misleading” as such term is used in the UCC, so long as, prior to making any such change, each Seller shall have taken all actions in any applicable jurisdiction that may be requested by the Administrative Agent in accordance with Section 3.14. Each Seller also will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Scheduled Receivables and related Contracts in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Scheduled

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Receivables, including records adequate to permit the daily identification of each Scheduled Receivable and all Collections of and adjustments to each existing Scheduled Receivable. Each Seller and the Servicer agrees to indicate, or cause to be indicated, on the computer files containing a master database of Scheduled Receivables to contain a notation that all Scheduled Receivables included in such list or print out and Related Security have been sold to the Purchasers in accordance with this Agreement, and to deliver to the Purchaser computer files, microfiche lists or typed or printed lists containing true and complete lists of all such Scheduled Receivables and Related Security, identified by Obligor, from time to time promptly upon request of the Administrative Agent.

5.12                        Sales, Liens, Etc.

No Seller shall purport to sell or assign, or purport to create any Lien or adverse claim upon or create any Lien or adverse claim upon or with respect to, any Purchased Assets or upon or with respect to any account to which any Collections of Scheduled Receivables are deposited, except as provided herein and in the Transaction Documents and no Seller shall assign any right to receive Deferred Purchase Price hereunder.

5.13                        Extension or Amendment of Receivables

Except as expressly provided by this Agreement, the Sellers shall not adjust the outstanding principal balance of, or otherwise modify the terms of, any of the Scheduled Receivables; provided, that, notwithstanding any other provision of this Agreement, each Seller may grant a Dilution in respect of a Scheduled Receivable, so long as the amount of any such Dilution is paid in full by the Servicer as contemplated hereunder.

5.14                        Status of Scheduled Receivables

In the event that any third party and a Seller enter into negotiations or discussions concerning the provision of financing (whether in the form of a loan, purchase or otherwise) with respect to any Receivables, such Seller shall inform such third party that the Seller has sold the Scheduled Receivables to the Purchasers.

5.15                        Account Generation and Servicing Practices

No Seller shall make any change or modification (or permit any change or modification to be made) in any material respect to the manner in which it generates and services Receivables from the manner in which such Seller generated and serviced Receivables prior to the date hereof, except (i) if such changes or modifications are necessary under any Requirement of Law, or (ii) if such changes or modifications would not have a Material Adverse Effect with respect to the Purchasers or the Administrative Agent and any such changes shall be promptly notified by the Servicer to the Administrative Agent.

5.16                        Inconsistent Instructions

No Seller shall give any Eligible Buyer any instructions contrary to or inconsistent with the provisions contained in the Irrevocable Payment Instruction with respect to payments of Scheduled Receivables other than Tranche C Receivables where Irrevocable Payment Instructions have not been given as noted in the relevant Purchase Notice.

5.17                        Designation of New Eligible Buyers

If the Servicer wishes to designate a new Eligible Buyer (a “New Eligible Buyer”), it shall first notify the Administrative Agent of the designation of such customer as a New Eligible Buyer. Subject to (i) the prior written consent of the Required Purchasers to the addition of such New Eligible Buyer, (ii) determination of the applicable Obligor Limits for such New Eligible Buyer by the Administrative Agent, (iii) compliance with the requirements for perfection of the ownership and security interest in the Receivables arising from sales to such New Eligible Buyer, and legal opinions to the extent such New Eligible Buyer is located in a

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jurisdiction in which the Purchasers had not previously been supplied with a legal opinion, in each case in form and substance satisfactory to the Administrative Agent and the Purchasers, such customer shall be deemed to be an Eligible Buyer for all purposes of this Agreement and the other Transaction Documents. The Servicer shall use its reasonable commercial efforts to provide such information concerning the New Eligible Buyers and their contractual relations with the relevant Seller as the Administrative Agent may reasonably request.

5.18                        Designation of New Sellers / Removal of Sellers

(a)                                 If the Servicer wishes to designate a Group Member as a “Seller” hereunder (a “New Seller”), it shall first notify the Administrative Agent of the designation of such Group Member as a New Seller. Subject to (i) the prior written consent of the Required Purchasers to the addition of such New Seller, (ii) compliance with the requirements for perfection of the ownership and security interest in the Receivables arising from sales by such New Seller, and legal opinions, certifications and documentation, in each case in form and substance satisfactory to the Administrative Agent and the Purchasers, and (iii) execution and delivery by such New Seller of an accession agreement in form and substance satisfactory to the Administrative Agent, such Group Member shall be deemed to be a Seller for all purposes of this Agreement and the other Transaction Documents.

(b)                                 If any Seller other than Celestica LLC wishes to withdraw as a party to this Agreement and terminate its continuing liability hereunder, provided that there are no Purchased Assets outstanding that were sold by such Seller at such time, such Seller shall give notice to the Administrative Agent hereunder. Upon receipt of such notice, such Seller shall no longer be a Seller hereunder, shall no longer have the right to sell Receivables hereunder, and shall be released from any remaining liability of such Seller under this Agreement and any Transaction Document, provided that such release shall not relieve any other Seller or the Servicer or Guarantor for any such liability hereunder and the Sellers and the Servicer hereby agree to indemnify the Purchasers in respect of any such liabilities.

SECTION 6 - SERVICER OBLIGATIONS

6.1                               Appointment of Servicer

Each Purchase hereunder shall be on a fully serviced basis by the relevant Seller. Each Seller hereby delegates to and designates Celestica Canada, and Celestica Canada hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Celestica Canada acknowledges that each Purchaser has relied on the agreement of Celestica Canada to act as the Servicer hereunder in making its decision to execute and deliver this Agreement.  Accordingly, Celestica Canada shall not voluntarily resign as the Servicer. In the event that a Termination Event has occurred and is continuing, the Required Purchasers may designate as Servicer any Person (including the Collection Agent) to succeed Celestica Canada as Servicer.

6.2                               Duties of Servicer

The Servicer shall take or cause to be taken all action as may be necessary or advisable to collect each Scheduled Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with its standard credit and collection policies; provided, however, that the Servicer may not extend the Scheduled Due Date of any Scheduled Receivable without the prior written consent of the Administrative Agent except as otherwise permitted by Section 5.14 hereof.  Each Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Purchasers, all records and documents (including computer tapes or disks) with respect to such Scheduled Receivables.

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6.3                               Reporting Requirements

(a)                                 At least once every calendar week after the initial Purchase Date, the Servicer shall provide the Administrative Agent and the Collection Agent with a status report (each such day as selected by the Servicer, a “Reporting Date”) (the “Servicer’s Report”) by telecopier in respect of the Collections of Purchased Assets, such Servicer’s Report to be substantially in the form of Exhibit F hereto.  If a Scheduled Receivable remains outstanding after the 105th day after the relevant invoice date, then the Servicer shall provide to the Administrative Agent in such report, in form and substance satisfactory to the Administrative Agent, detailed information with respect to the related Scheduled Receivables (including with respect to collection efforts relating thereto) as set forth in the form of Servicer’s Report and as otherwise reasonably requested by the Administrative Agent.

(b)                                 The Servicer shall provide to the Administrative Agent as soon as possible and in any event within five Business Days after the occurrence of a Termination Event or Incipient Termination Event, a statement of a Responsible Officer of the Servicer setting forth details of such Termination Event or Incipient Termination Event and the action that the Servicer and the Sellers have taken and propose to take with respect thereto.

(c)                                  The Servicer shall provide to the Administrative Agent such other information respecting Purchased Assets or the condition or operations, financial or otherwise, of each Seller or any of their respective Affiliates, as the Administrative Agent may from time to time reasonably request (including listings identifying the outstanding balance of each Scheduled Receivable).

6.4                               Application Requirements

The Servicer shall transfer funds from the Collections Accounts to the Concentration Account, and from the Concentration Account to the Payment Account in accordance with Section 2.13. Except as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Scheduled Receivable shall be applied to the Receivables of such Obligor in accordance with the Servicer Report, except that in the case of an Obligor having Defaulted Receivables, such application shall be made in the order of the age of such Receivables, starting with the oldest such Scheduled Receivable. The Servicer shall upon the request of the Administrative Agent cause each account bank to provide the Administrative Agent with an account statement in respect of its Collection Account.

SECTION 7 - TERMINATION EVENTS AND REMEDIES

If any of the following events shall occur and be continuing:

(a)                                 any Seller or the Servicer shall fail to pay or deposit any amount when due in accordance with the terms hereof and such failure is not remedied within 5 Business Days of written notice to the Servicer; or

(b)                                 any representation or warranty made or deemed made by any Seller or the Guarantor herein or in any other Transaction Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made and such inaccuracy, if capable of remedy, is not remedied within 30 days after notice to the Servicer from the Collection Agent or a Purchaser; or

(c)                                  any Seller shall default in the observance or performance of any agreement contained in Section 5.4(a)(i) or Section 5.7(a) of this Agreement; or

(d)                                 any Seller, the Servicer or the Guarantor shall default in any material respect in the observance or performance of any other agreement contained in this Agreement or any

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other Transaction Document (other than as provided in paragraphs (a) through (c) of this Section 7), and such default shall continue unremedied for a period of 30 days after notice to the Servicer from the Collection Agent or a Purchaser; or

(e)                                  any Seller, the Servicer or the Guarantor shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, and in the case of (i), (ii) or (iii) above the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, however, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute a Termination Event unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $50,000,000; or

(f)                                   (i) any Seller or the Guarantor shall commence any case, proceeding or other action (A) under any law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Seller or the Guarantor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against such Seller or the Guarantor any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against a Seller or the Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Seller or the Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Seller or the Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)                                  one or more judgments or decrees shall be entered against any Seller or the Guarantor involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(h)                                 (i) any of the Transaction Documents shall cease, for any reason other than an action of the Administrative Agent, the Collection Agent or a Purchaser, to be in full force and effect, or any Seller or the Guarantor shall so assert, (ii) any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby;

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then, and in any such event, (A) if such event is a Termination Event specified in clause (i) or (ii) of paragraph (f) above or clause (i) of paragraph (h) above, automatically the Purchaser’s Investment Limits shall immediately be reduced to zero and terminate, (B) if such event is any other Termination Event, the Administrative Agent may, or upon the request of the Required Purchasers, the Administrative Agent shall, by notice to the Servicer, declare the Purchasers’ Investment Limits to be reduced to zero and terminated forthwith and (C) the Collection Agent may exercise all rights and remedies available to it under the Security Documents or at law.

SECTION 8 - THE ADMINISTRATIVE AGENT

8.1                               Appointment

Each Purchaser hereby irrevocably designates and appoints the Administrative Agent as the agent of such Purchaser under this Agreement and the other Transaction Documents, and each such Purchaser irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents to which it is a party or by which it is bound and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto, including, without limitation, (a) receiving all applicable notices referred to in this Agreement or in the other Transaction Documents on behalf of such Purchaser, (b) giving all applicable notices referred to in this Agreement or the other Transaction Documents to or on behalf of such Purchaser, (c) maintaining the Register pursuant to Sections 2.11 and 9.6 and (d) receiving payments and deposits (under Section 2.3 or otherwise) from the Sellers and the Servicers, and giving release and acquittance therefor in accordance with the terms of this Agreement. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Transaction Documents, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. The provisions of this Section 8 are solely for the benefit of the Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact and affiliates, and no other Person shall have any rights as a third party beneficiary of any of the provisions hereof. The Administrative Agent shall perform its obligations hereunder with reasonable care, using a degree of skill and attention no less than that which the Administrative Agent (i) exercises with respect to comparable duties that it performs when holding comparable assets for itself and (ii) exercises with respect to comparable administrative duties that it performs for comparable assets for others, and in a manner consistent with the standard of care exercised by similar administrators relating to the duties to be performed hereunder. The Administrative Agent shall have no obligations, duties or responsibilities except for those set forth in this Agreement.

8.2                               Delegation of Duties

The Administrative Agent may execute any of its duties under this Agreement and the other Transaction Documents by or through agents, custodians, nominees or attorneys-in-fact and shall be entitled to rely upon, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with, advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents, custodians, nominees or attorneys-in-fact selected by it with reasonable care.

8.3                               Exculpatory Provisions

Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Transaction Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have proximately resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any Person (including without limitation any of the Purchasers) for (A) any

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recitals, statements, representations or warranties made by any Person (other than an Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates) contained in this Agreement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Transaction Document, (B) the value, validity, effectiveness, genuineness, collectibility, enforceability or sufficiency of this Agreement or any other Transaction Document, (C) any Liens or guarantees (including without limitation pursuant to any Guarantee Obligation) granted by, or purported to be granted by, any of the Security Documents or otherwise, (D) ascertaining or inquiring as to the existence or possible existence of any Termination Event, or (E) any failure of any party hereto or thereto (other than the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates) to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, to inspect the properties, books or records of any Seller, or to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. Anything in this Agreement to the contrary notwithstanding, in no event shall the Administrative Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Administrative Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

8.4                               Reliance by Administrative Agent

The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon (i) any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and (ii) advice and statements of legal counsel (including, without limitation, counsel to any of the Sellers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Purchased Asset as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Purchasers (or, if so specified by this Agreement, all Purchasers) as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Transaction Documents in accordance with a request of the Required Purchasers (or, if so specified by this Agreement, all Purchasers), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers and all future holders of the Purchased Assets.

8.5                               Notice of Termination

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Incipient Termination Event or Termination Event unless the Administrative Agent has received notice from a Purchaser or a Seller referring to this Agreement, describing such Incipient Termination Event or Termination Event and stating that such notice is a “notice of termination.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Purchasers and the Collection Agent. The Administrative Agent shall take such action with respect to such Incipient Termination Event or Termination Event as shall be reasonably directed by the Required Purchasers (or, if so specified by this Agreement, all Purchasers); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Incipient Termination Event or Termination Event as they shall deem advisable in the best interests of the Purchasers.

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8.6                               Non-Reliance on Administrative Agent and Other Purchasers

Each Purchaser expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including, without limitation, any review of the affairs of a Seller or any affiliate of a Seller, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Purchaser. Each Purchaser represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Sellers and their affiliates and made its own decision to make its purchases hereunder and enter into this Agreement and the other Transaction Documents to which it is a party or by which it is bound. Each Purchaser also represents and covenants that it will, independently and without reliance upon the Administrative Agent, any of its officers, directors, employees, agents, attorneys-in-fact or affiliates or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Sellers and their respective affiliates. Except for notices, reports and other documents expressly required to be furnished to the Purchasers by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Purchaser with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Seller or any affiliate of a Seller that may come into the possession of the Administrative Agent, or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

8.7                               Indemnification

The Purchasers agree to indemnify the Administrative Agent in its capacity as such and/or its officers, directors, employees, agents, attorneys-in-fact or affiliates (to the extent not reimbursed by the Sellers and without limiting the obligation of the Sellers to do so), ratably according to their respective Purchaser’s Investment Percentages in effect on the date on which indemnification is sought under this Section 8.7 (or, if indemnification is sought after the date upon which the Purchaser’s Investment Limits shall have terminated and all Investments shall have been reduced to nil, ratably in accordance with such Purchaser’s Investment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including without limitation attorneys’ fees and disbursements) that may at any time be imposed on, incurred by or asserted against the Administrative Agent and/or its officers, directors, employees, agents, attorneys-in-fact or affiliates in any way relating to or arising out of, the Purchaser’s Investment Limits, this Agreement, any of the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent and/or its officers, directors, employees, agents, attorneys-in-fact or affiliates under or in connection with any of the foregoing; provided, that no Purchaser shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s and/or its officers, directors, employees, agents, attorneys-in-fact or affiliates gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in its opinion, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. None of the provisions of this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder or under any Transaction Document, or in the exercise of any of its rights or powers hereunder or thereunder, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it. In the case of any investigation, litigation or proceeding giving rise to any indemnification under this Section 8.7, this Section 8.7 applies whether

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any such investigation, litigation or proceeding is brought by the Administrative Agent, any Purchaser or a third party. The agreements in this Section 8.7 shall survive the payment of all amounts payable hereunder.

8.8                               Agent in Its Individual Capacity

The Administrative Agent and its affiliates may make loans to, accept deposits from, act as trustee under indentures of, accept investment banking engagements from, and generally engage in any kind of business with any Seller as though such Agent were not an Agent and without any duty to account therefor to any other Person.  With respect to its Purchased Assets, the Administrative Agent shall have the same rights and powers under this Agreement and the other Transaction Documents as any Purchaser and may exercise the same as though it were not an Agent, and the terms “Purchaser” and “Purchasers” shall include the Administrative Agent in its individual capacity.

8.9                               Successor Administrative Agent

The Administrative Agent may resign as Agent upon 60 days’ written notice to the Purchasers and the Servicer.  If the Administrative Agent shall resign as Agent under this Agreement and the other Transaction Documents, then the Required Purchasers shall appoint from among the Purchasers a successor agent for the Purchasers, which successor agent shall (unless a Termination Event under Section 7(a) or Section 7(f) shall have occurred and be continuing, in which instance any such appointment shall be immediately effective and shall not require any prior notice to or approval of the Servicer or any other Person) be subject to approval by the Servicer (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent under this Agreement and the Transaction Documents (including without limitation the Security Documents), and the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the Transaction Documents (including without limitation the Security Documents), and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Agent, any of the parties to this Agreement or any Transaction Document, or any holders of the Purchased Assets. If no successor agent has accepted appointment as Administrative Agent by the date that is 20 days following a resigning Agent’s notice of resignation, the resigning Agent’s resignation shall nevertheless thereupon become effective, and the Purchasers shall assume and perform all of the duties of such Agent hereunder until such time, if any, as the Required Purchasers appoint a successor agent as provided for above.  After any resigning Administrative Agent’s resignation as Agent, the provisions of this Section 8 shall continue to apply to it with respect to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Transaction Documents, including, without limitation, the liability of each such Agent under Section 8.3 for (and the exclusion from any liability of any Purchaser to indemnify any such Agent under Section 8.7 in respect of) any such actions or omissions that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct.

8.10                        Determination Pursuant to Security Documents

In each circumstance where, under any provision of a Security Document or this Agreement, the Administrative Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Administrative Agent under such Security Document, the Administrative Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, only with the consent of and at the direction of the Required Purchasers unless unanimity is required by the relevant agreement; provided, however, that no such consent of the Required Purchasers shall be required with respect to any consent, determination or other matter that is, in the Administrative Agent’s reasonable judgment, ministerial or administrative in nature or provided for in this Agreement, and provided that the Administrative Agent is hereby authorized on behalf of all of the Purchasers, without the necessity of any further consent from any Purchaser, from time to time prior to a Termination Event, to release portions of the Collateral from the security interests and Liens imposed by

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the Security Documents in connection with any dispositions of such portions of the Collateral permitted by the terms of this Agreement or the Security Documents or as may be required by law. In each circumstance where any consent of or direction from the Required Purchasers is required, the Administrative Agent shall send to the Purchasers a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Administrative Agent’s proposed course of action with respect thereto.

8.11                        Merger of the Administrative Agent

Any Person into which the Administrative Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Administrative Agent shall be a party, or any Person succeeding to the business of the Administrative Agent shall be the successor hereunder and under the Transaction Documents of the Administrative Agent, without the execution or filing of any paper with any party hereto or thereto or any further act on the part of any of the parties hereto or thereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein or in any Transaction Document to the contrary notwithstanding.

SECTION 9 - MISCELLANEOUS

9.1                               Amendments and Waivers

Neither this Agreement, any other Transaction Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1.  The Required Purchasers, the Servicer and each Seller party to the relevant Transaction Document may, or, with the written consent of the Required Purchasers, the Administrative Agent or the Collection Agent, as the case may be, and each Seller and the Servicer party to the relevant Transaction Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Transaction Documents or any Scheduled Receivables for the purpose of adding any provisions to this Agreement or the other Transaction Documents or any Scheduled Receivables or changing in any manner the rights of the Purchasers or of the Sellers or the Obligors hereunder or thereunder or (b) waive, on such terms and conditions as the Required Purchasers or the Collection Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Transaction Documents or any Incipient Termination Event or Termination Event and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the stated rate or amount of any interest, or fee payable hereunder or extend the date of any payment thereof, or increase the amount of any Purchaser’s Investment Limit, in each case without the written consent of each Purchaser directly affected thereby; (ii) eliminate or reduce the voting rights of any Purchaser under this Section 9.1 without the written consent of such Purchaser; (iii) (A) reduce any percentage specified in the definition of Required Purchasers, (B) consent to the assignment or transfer by any Seller of any of its rights and obligations under this Agreement and the other Transaction Documents, (C) release any Seller from its obligations or any Collateral (except as otherwise expressly permitted hereunder without such consent) or release the Guarantor under the Guarantee, or (D) amend or modify the definition of “Applicable Margin”, “Funding Cost Amount”, “Investment”, “Obligations”, “Scheduled Receivable”, “Receivable” or “Eligible Receivable” or Sections 2.3, 2.6(a) or (b), 2.9, 5.13 or 9.7 in this Agreement or “Secured Parties” in the Collection Account Pledge Agreement, or amend, modify or waive Section 9, in each case without the written consent of all Purchasers; or (iv) amend, modify or waive any provision of Section 8 without the written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Purchasers and shall be binding upon the Sellers, the Purchasers, the Administrative Agent, the Collection Agent and all future holders of the Purchased Assets. In the case of any waiver, the Sellers, the Purchasers, the Administrative Agent and the Collection Agent shall be restored to their former position and rights

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hereunder and under the other Transaction Documents, and any Incipient Termination Event or Termination Event waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Incipient Termination Event or Termination Event, or impair any right consequent thereon.

9.2                               Notices

All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) if by hand, when delivered, (ii) if by air courier service, when delivered, or (iii) if by telecopy, when received by the addressee, addressed as follows in the case of the Servicer and the Sellers, the Purchasers, the Administrative Agent and the Collection Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Purchasers, or to such other address as may be hereafter notified by the respective parties hereto:

Celestica Canada	1150 Eglinton Avenue East

(for itself and for the other Sellers):	Toronto, Ontario, Canada M3C 1H7

Attention: Senior Vice President and Treasurer

Telecopier: 416-448-2280

Telephone: 416-448-4858

with a copy to:

1150 Eglinton Avenue East

Toronto, Ontario M3C 1H7

Attention: Senior Vice President and Chief Legal Officer

Telecopier: 416-448-2817

Telephone: 416-448-4620

Administrative Agent and Collection Agent	Deutsche Bank AG New York Branch Structured Trade & Export Finance

60 Wall Street

New York, New York 10005

Attention: Lee Joyner

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Telecopy: 201-593-2310

Telephone: 201-593-2177

provided that any notice, request or demand to or upon the Collection Agent, the Administrative Agent or the Purchasers shall not be effective until received.

9.3                               No Waiver; Cumulative Remedies

No failure to exercise and no delay in exercising, on the part of the Sellers, the Collection Agent, the Administrative Agent or any Purchaser, any right, remedy, power or privilege hereunder or under the other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4                               Survival of Representations and Warranties

All representations and warranties made hereunder, in the other Transaction Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the purchases hereunder.

9.5                               Payment of Expenses and Taxes

(a)                                 The Sellers jointly and severally agree (provided that each of Celestica Czech Republic, Celestica Valencia and Celestica Romania shall only be responsible hereunder for the respective amount attributable to it) (i) to pay or reimburse the Administrative Agent and the Collection Agent for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Transaction Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent and the Collection Agent, with statements with respect to the foregoing to be submitted to the Servicer prior to the initial Purchase Date (in the case of amounts to be paid on the initial Purchase Date, which are payable on such date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate and payable within 45 days of notice thereof to the Servicer; (ii) to pay or reimburse the Administrative Agent and the Collection Agent for all their reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Transaction Documents and any such other documents, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent and of counsel to the Collection Agent; (iii) to pay, indemnify, and hold the Administrative Agent, each Purchaser and the Collection Agent harmless from, any and all documented recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Transaction Documents and any such other documents; and (iv) to indemnify and hold harmless each Indemnified Person from and against any and all reasonable and documented Indemnified Amounts to which any such Indemnified Person may become subject arising out of or in connection with (1) the enforcement of this Agreement, the other Transaction Documents and any such other

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documents, (2) the reasonable and documented expenses of legal counsel in connection with claims, actions or proceedings by any indemnified person against the Sellers under any Transaction Document and any such other documents and (3) any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, and to reimburse each Indemnified Person upon demand for any legal or other reasonable and documented expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Indemnified Amounts to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such Indemnified Person. Except as specified above, all amounts due under this Section 9.5(a) shall be payable not later than 10 Business Days after written demand therefor. Statements payable by the Sellers pursuant to this Section 9.5(a) shall be submitted to the address of the Servicer set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Servicer in a written notice to the Purchaser. The agreements in this Section 9.5(a) shall survive payment of all amounts payable hereunder.

(b)                                 Each Indemnified Person under the provisions of Section 2.9 or 9.5(a) will, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of the provisions contained in Section 2.9 or 9.5(a), promptly give written notice (the “Notice”) of such service or notification to the Servicer. Notwithstanding the foregoing, the omission so to notify the Servicer of any such service or notification shall not relieve the Sellers from any of the obligations under Section 2.9 or 9.5(a) that the Sellers may have to the Indemnified Person, except to the extent a Seller has been materially prejudiced thereby. Each Seller shall be entitled at its expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an Indemnified Person. The affected Seller shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (the “Notice of Defense”) to the Indemnified Person, to assume the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of such Seller, by counsel chosen by such Seller and reasonably satisfactory to the Indemnified Person; provided, however, that (i) if a single counsel has assumed the defense of both the Indemnified Person and the affected Seller or Sellers and the Indemnified Person reasonably determines that there may be a conflict between the positions of such Seller or Sellers and the positions of the Indemnified Person in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such Indemnified Person different from or in addition to those available to the Seller, then counsel for the Indemnified Person shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the Indemnified Person and (ii) in any event, the Indemnified Person shall be entitled to have counsel chosen by such Indemnified Person participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, the affected Seller gives a Notice of Defense and the counsel chosen by such Seller is reasonably satisfactory to the Indemnified Person, such Seller will not be liable under the preceding paragraph for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (1) such Seller shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (2) such Seller shall bear such other expenses as they have authorized in writing in advance to be incurred by the Indemnified Person. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the affected Seller shall be responsible for any reasonable legal or other expenses incurred by the Indemnified Person in connection with the defense of the action, suit, investigation, inquiry or proceeding. The Sellers shall not be liable for any settlement of

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any such action, suit or proceeding effected without its prior written consent (which consent shall not unreasonably be withheld), but if settled with their prior written consent or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Sellers jointly and severally agree (provided that each of Celestica Czech Republic, Celestica Valencia and Celestica Romania shall only be responsible hereunder for the respective amount attributable to it) to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. The Sellers shall not, without the prior written consent of the Indemnified Person (which consent shall not unreasonably be withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party or in respect of which indemnity could have been sought under the preceding paragraph by such Indemnified Person unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

9.6                               Successors and Assigns; Participations and Assignments

(a)                                 This Agreement shall be binding upon and inure to the benefit of the Sellers, the Servicer, the Purchasers, the Administrative Agent, and their respective successors and permitted assigns, except that neither the Sellers nor the Servicer (in its capacity as such) may assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Purchaser.

(b)                                 Any Purchaser may, without the consent of the Servicer or the Sellers, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any Purchased Assets co-owned by such Purchaser, the Purchaser’s commitment to purchase Receivables up to the Investment Limits of such Purchaser or any related interest of such Purchaser hereunder and under the other Transaction Documents. In the event of any such sale by any Purchaser of a participating interest to a Participant, except as otherwise provided herein, such Purchaser’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Purchaser shall remain solely responsible for the performance thereof, such Purchaser shall remain the holder of any such Purchased Assets for all purposes under this Agreement and the other Transaction Documents, and the Servicer, the Sellers, the Administrative Agent and the Collection Agent shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations under this Agreement and the other Transaction Documents. The Servicer and each Seller agrees that each Participant shall be entitled to the benefits of Sections 2.7, 2.8 and 2.9 with respect to its participation in the Purchaser’s commitment to purchase Receivables up to its Investment Limits and the Purchased Assets outstanding from time to time as if it was a Purchaser; provided that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Purchaser would have been entitled to receive in respect of the amount of the participation transferred by such transferor Purchaser to such Participant had no such transfer occurred.

(c)                                  Any Purchaser (an “Assignor”) may, in accordance with applicable law, at any time and from time to time assign to any Purchaser or any Purchaser Affiliate or, with the prior written consent of the Servicer (which, in each case, may not be unreasonably withheld but may be withheld if the Servicer determines in its sole judgment that such assignment may have an adverse impact on the economics or administration of the transactions contemplated hereunder, impacts on other banking and financial relationships or would permit a competitor or potential competitor to become involved in such transactions or privy to confidential or commercially sensitive information), and the Administrative Agent, to an additional bank, financial institution or other entity (an “Assignee”) all or any part of its rights and obligations under this Agreement and the other Transaction Documents and any Purchased Assets then owned by it, pursuant to an Assignment and Acceptance

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executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register. Unless otherwise agreed by the Servicer and the Administrative Agent, no such assignment to an Assignee (other than any Purchaser or any Purchaser Affiliate) shall be in an amount of less than $5,000,000, in each case except in the case of an assignment of all of a Purchaser’s Investment Limits under this Agreement. For purposes of the preceding sentence, the amount described therein shall be aggregated in respect of each Purchaser and its Purchaser Affiliates, if any. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Purchaser hereunder with the Purchaser’s Investment Limits and/or share of the Investments as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.7, 2.8, 2.9 and 9.5 for the period of time it was a Purchaser hereunder); provided that no Assignee shall be entitled to receive any greater amount pursuant to Section 2.7, 2.8 or 2.9 than the Assignor would have been entitled to receive in respect of the portion of the rights and obligations assigned by such Assignor to such Assignee had no such assignment occurred.  Notwithstanding any provision of this Section 9.6, the consent of the Servicer shall not be required for any assignment that occurs when a Termination Event shall have occurred and be continuing (although in such event, the proviso in the immediately preceding sentence shall continue in full force and effect).

(d)                                 The Administrative Agent shall, on behalf of the Servicer, maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Purchasers and the Purchaser’s Investment Limit of, and the amount of the Purchased Assets co-owned by each Purchaser from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Servicer, each Seller, the Administrative Agent, the Collection Agent and the Purchasers shall treat each Person whose name is recorded in the Register as the co-owner of the Purchased Assets recorded therein for all purposes of this Agreement.  Any assignment of any Purchased Assets shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by any Purchaser, the Servicer or any Seller at any reasonable time and from time to time upon reasonable prior notice.

(e)                                  Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 9.6(c), together with payment to the Administrative Agent of a registration and processing fee of $4,000 (which shall be the sole responsibility of the Assignor or Assignee, as the case may be), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

(f)                                   For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Purchaser to any Federal Reserve Bank in accordance with applicable law.

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9.7                               Adjustments; Set-off

(a)                                 Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Purchaser, if any Purchaser (a “Benefitted Purchaser”) shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Purchaser, if any, in respect of the Obligations owing to such other Purchaser, such Benefitted Purchaser shall purchase for cash from the other Purchasers a participating interest in such portion of the Obligations owing to each such other Purchaser, or shall provide such other Purchasers with the benefits of any such collateral, as shall be necessary to cause such Benefitted Purchaser to share the excess payment or benefits of such collateral ratably with each of the Purchasers; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Purchaser, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)                                 In addition to any rights and remedies of the Purchasers provided by law, each Purchaser shall have the right, without prior notice to the Sellers, any such notice being expressly waived by the Sellers to the extent permitted by applicable law, upon any amount becoming due and payable by the Sellers hereunder, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Purchasers or any branch or agency thereof to or for the credit or the account of the Sellers, as the case may be. Each Purchaser agrees promptly to notify the Servicer and the Administrative Agent after any such setoff and application made by such Purchaser; provided that the failure to give such notice shall not affect the validity of such setoff and application.

9.8                               Counterparts

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Servicer and the Administrative Agent.

9.9                               Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.10                        Integration

This Agreement and the other Transaction Documents, together with the Fee Letter, represent the entire agreement of the Sellers, the Administrative Agent and the Purchasers with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Transaction Documents.

9.11                        Governing Law

This Agreement and the rights and obligations of the parties under this agreement shall be governed by, and construed and interpreted in accordance with, the law of the Province of Ontario.

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9.12                        Submission To Jurisdiction; Waivers

Each Seller hereby appoints the Servicer as its agent to receive service of process hereunder and under the other Transaction Documents in any proceeding in the courts of the Province of Ontario, Canada, and appellate courts from any thereof, and hereby irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the Province of Ontario, Canada, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and expressly and irrevocably waives (i) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court, or (ii) that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same, and (iii) any right to any other jurisdiction that may apply by virtue of its present or future domicile or for any other reason;

(c)                                  consents to service of process in the manner provided for notices in Section 9.2 and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(d)                                 waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.12 any special, exemplary, punitive or consequential damages.

9.13                        Judgment Currency

The obligations of each Seller under this Agreement and each other Transaction Document and the obligations to make payments to the Purchasers and the Administrative Agent shall, notwithstanding any judgment in a currency (the “judgment currency”) other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the judgment currency, such party may in accordance with normal banking procedures purchase Dollars with the judgment currency. If the amount of Dollars so purchased is less than the sum originally due to such party in Dollars, each Seller agrees jointly and severally (provided that each of Celestica Czech Republic, Celestica Valencia and Celestica Romania shall only be responsible hereunder for the respective amount attributable to it), as a separate obligation and notwithstanding any such judgment, to indemnify such party against such documented loss, and if the amount of Dollars so purchased exceeds the sum originally due to any party to this Agreement or any other Transaction Document, such party agrees to remit promptly to the Servicer such excess.

9.14                        Interest Act

For the purposes of the Interest Act (Canada), whenever any interest on any amount payable hereunder is calculated on the basis of a period of time other than a calendar year, the annual rate of interest to which each rate of interest determined pursuant to such calculation is equivalent is such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days used in the basis for such determination.

9.15                        Confirmation of Guarantee

The Guarantor hereby confirms and agrees that (i) the Guarantee is and shall continue to be in full force and effect and is otherwise hereby ratified and confirmed in all respects; and (ii) the Guarantee is and shall continue to be an unconditional and irrevocable guarantee of all of the Obligations (as defined in the Guarantee).

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9.16                        Amendment and Restatement

This Agreement amends and restates the Original Agreement as of the date first written above.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CELESTICA INC., as Servicer and as Guarantor

by	/s/ Paul Nicoletti
Name: Paul Nicoletti
Title: Authorized Signatory

CELESTICA, LLC

by	/s/ Paul Nicoletti
Name: Paul Nicoletti
Title: Authorized Signatory

CELESTICA CZECH REPUBLIC S.R.O.

by	/s/ Paul Nicoletti
Name: Paul Nicoletti
Title: Authorized Signatory

CELESTICA HOLDINGS PTE LTD

by	/s/ Paul Nicoletti
Name: Paul Nicoletti
Title: Authorized Signatory

CELESTICA VALENCIA S.A. (SOCIEDAD UNIPERSONAL)

by	/s/ Paul Nicoletti
Name: Paul Nicoletti
Title: Authorized Signatory

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CELESTICA HONG KONG LTD.

by	/s/ Paul Nicoletti
Name: Paul Nicoletti
Title: Authorized Signatory

CELESTICA (ROMANIA) S.R.L.

by	/s/ Paul Nicoletti
Name: Paul Nicoletti
Title: Authorized Signatory

CELESTICA JAPAN KK.

by	/s/ Paul Nicoletti
Name: Paul Nicoletti
Title: Authorized Signatory

CELESTICA OREGON LLC

by	/s/ Paul Nicoletti
Name: Paul Nicoletti
Title: Authorized Signatory

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent and as Sole Purchaser

by	/s/ Kevin McBrien
Name: KEVIN MCBRIEN
Title: DIRECTOR

/s/ Robert Altman
Name: Robert Altman
Title: Associate

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Schedule 1.1 - Purchaser’s Investment Limits

Purchaser	Investment Limit	Percentage
Deutsche Bank AG New York Branch	$250,000,000	100%

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Schedule 1.2 to the Receivables Purchase Agreement

ELIGIBLE BUYERS, OBLIGOR LIMITS AND APPLICABLE PERCENTAGES

Tranche A

Eligible Buyer	Obligor Limit	Applicable Percentage

CISCO SYSTEMS INC.	$12,000,000	100.0%
EMC CORPORATION	$12,000,000	100.0%
GOOGLE INC.	$12,000,000	100.0%
HONEYWELL INTERNATIONAL INC.	$12,000,000	100.0%
IBM CORPORATION	$48,000,000	100.0%
JUNIPER NETWORKS INC.	$60,000,000	100.0%
ORACLE CORPORATION	$6,000,000	100.0%
RESEARCH IN MOTION LTD.	$90,000,000	100.0%
APPLIED MATERIALS, INC.	$12,000,000	100.0%
NEC CORPORATION *	$18,000,000	100.0%

* Credit limit in USD, receivables in JPY

Tranche B

POLYCOM, INC.	$18,000,000	100.0%

Total	$300,000,000

Tranche D

		Obligor Limit
Eligible Buyer	Applicable Margin	DB	Participant
IBM INTERNATIONAL HOLDINGS BV *	1.0%	$—	$10,000,000
IBM IRELAND PRODUCT DISTRIBUTION LIMITED SINGAPORE BRANCH *	1.0%	$—	$40,000,000
ORACLE CORPORATION SINGAPORE PTE LTD *	1.20%	$15,000,000	$15,000,000
ORACLE USA, INC. *	1.20%	$20,000,000	$20,000,000
ORACLE AMERICA, INC. *	1.20%	$5,000,000	$5,000,000
ORACLE EMEA LTD. *	1.20%	$10,000,000	$10,000,000
HITACHI GLOBAL STORAGE TECHNOLOGIES *	1.20%	$30,000,000	$—

Total		$80,000,000	$100,000,000

* Subsidiary; no parent guarantee provided and no financial statements available

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Schedule 3.4 to the Receivables Purchase Agreement

1.              Filings with the Toronto Stock Exchange required under applicable securities laws.

2.              Consents of Eligible Buyers that have been or will be obtained prior to the sale of Scheduled Receivables in respect thereof.

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SCHEDULE 3.9

To the Receivables Purchase Agreement

TAXES

Celestica Czech Republic

1.              Value added tax on the Commitment Fee payable by it — recoverable upon meeting standard value added tax recovery rules and receipt of information from the Purchasers for its recovery filing purposes.

2.              Withholding tax may be payable by it on any payment having the nature of interest (e.g., the difference between the Purchase Price for Scheduled Receivables and the Principal Amount of Scheduled Receivables purchased). Withholding tax may, however, be eliminated by applicable double tax treaties (e.g., the Purchasers are tax residents of the United States or Germany).

3.              Tax securing may be payable by it on any payment attributable to the permanent establishment of the Purchasers or the Administrative Agent in the Czech Republic (if there would be any).

Celestica Romania

1.              Value added tax on the factoring fee and related fees treated as ancillary to the main factoring service is to be counted for by Celestica Romania through the reverse charge mechanism, as long as the Purchaser does not raise a fixed establishment - for VAT purposes - in Romania;

2.              Withholding tax at domestic rate will be due by the Purchaser and will be actually payable by Celestica Romania on any payment having the nature of interest, to the extent the Purchaser is not deemed to have a permanent establishment in Romania to which such interest incomes are attributable. Withholding tax rate may be however reduced or even eliminated under the relevant treaty for the avoidance of double taxation, provided that:

A certificate of fiscal residence is made available by the recipient of the said income prior to any such payment being made pursuant the Agreement; and there is no “net-of-tax” arrangement assumed by Celestica Romania.]

Notwithstanding anything to the contrary in this Schedule 3.9 or anywhere in the Receivables Purchase Agreement (as amended by this Amending Agreement), Celestica Romania makes no representation concerning any taxes, levies, impost, deductions, charges or withholdings to which the Romania/Germany Tax Treaty applies.

Celestica Japan KK

1.             Consumption tax (in the nature of value added tax) will be imposed in connection with the Commitment Fees and any other fees payable by the Seller.  Such consumption tax may be recoverable pursuant to standard consumption tax refund or credit rules.

2.             Withholding tax will be applicable to any payment to the Purchaser (i) if interest component of the relevant Scheduled Receivable is specified or apparent under the relevant Contract, with respect to such component of interest and (ii) if the sale and purchase of the Scheduled Receivables are re-characterized as financing for tax purposes, with respect to the difference between the Purchase Price for Scheduled Receivables and the Principal Amount of Scheduled Receivables purchased.

3.              Stamp duties in the nominal amount will be imposed on the originals of the Receivables Purchase Agreement or the Assignment Agreement if executed and delivered in Japan.

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Schedule 3.14

To the Receivables Purchase Agreement

ACTIONS TO PERFECT OWNERSHIP INTERESTS IN SCHEDULED RECEIVABLES
AND SECURITY INTERESTS IN COLLATERAL

United States

A UCC-1 (or UCC-3, as applicable) financing statement setting forth the applicable information regarding Celestica Czech Republic, Celestica Holdings, Celestica Valencia, Celestica Hong Kong, Celestica Japan and Celestica Romania, as debtors, shall have been filed with the District of Columbia Recorder of Deeds, Washington, D.C. Celestica Czech Republic, Celestica Holdings, Celestica Valencia, Celestica Hong Kong, Celestica Japan, and Celestica Romania each have entered into an agreement with the Collection Agent giving the Collection Agent “control” (as such term is defined in Article 9 of the UCC) over the Collection Accounts.

A UCC-3 financing statement setting forth the applicable information regarding Celestica LLC, as debtor, and the relevant Purchased Assets, shall have been filed with the Secretary of State of the State of Delaware.  A UCC-1 financing statement setting forth the applicable information regarding Celestica Oregon, as debtor, and the relevant Purchased Assets, shall have been filed with the Secretary of State of the State of Oregon.

Czech Republic

An Assignment Agreement shall have been duly executed and delivered and such other requirements as may be agreed to between the Servicer and the Administrative Agent.

Spain

An Assignment Agreement shall have been duly executed and delivered and Purchase Notice shall be executed and delivered as a notarial deed in Spain in respect of the Scheduled Receivables to be sold on a Purchase Date and such other requirements as may be agreed to between the Servicer and the Administrative Agent.

Singapore

An Assignment Agreement shall have been duly executed and delivered. The Collection Account Pledge Agreement shall be registered at the Accounting and Corporate Regulatory Authority of Singapore and such other requirements as may be agreed to between the Servicer and the Administrative Agent.

Hong Kong

An Assignment Agreement shall have been duly executed and delivered and such other requirements as may be agreed to between the Servicer and the Administrative Agent. The Collection Account Pledge Agreement and its prescribed particulars shall be delivered to the Hong Kong Companies Registry for registration within five weeks of the date of its creation.

Romania

An Assignment Agreement shall have been duly executed and delivered and such other requirements as may be agreed to between the Servicer and the Administrative Agent.  The Assignment Agreement and applicable Eligible Buyers shall be registered with the Romanian Electronic Archive for Security Interests in Movable Property; updates of the registration would be necessary in case of changes in Receivables or

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Eligible Buyers. Notices regarding the assigned Receivables shall be sent to the applicable Eligible Buyers.

The security interests created pursuant to the Collection Account Pledge Agreement shall be registered with the Romanian Electronic Archive for Security Interests in Movable Property.

Japan

To effectuate the assignment of the relevant Scheduled Receivables, a Purchase Notice and an Assignment Agreement shall have been duly executed and delivered with respect to the relevant Scheduled Receivables, and to perfect such assignment as against any third party other than the relevant Eligible Buyers, the assignment shall be registered (saiken joto toki) with the relevant legal affairs bureau in Japan with respect to the relevant Scheduled Receivables.

Subject to any qualification in the legal opinion of Japanese counsel to be obtained pursuant to Section 4.2 of the Receivables Purchase Agreement, to effectuate the pledge of the Collection Account, the Collection Account being capable of being subject to a security interest in the form of a pledge (by an agreement of the bank with which the Collection Account is opened or otherwise),  a Collection Account Pledge Agreement in a form to be agreed shall have been duly executed and delivered, and to perfect the pledge created thereunder as against the relevant account bank and other third parties, (x) a notice bearing a date certification by a notary public in Japan (kakutei hizuke) is given by the Seller to the relevant account bank or (y) an acknowledgement of pledge from the relevant account bank is obtained and a date certification by a notary public in Japan (kakutei hizuke) is attached to such acknowledgement.

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Schedule 3.15 to the Receivables Purchase Agreement

Principal Place of Business of the Sellers:

Celestica LLC:

Pease International Tradeport, 72 Pease Boulevard, Newington, New Hampshire, 03801

Celestica Czech Republic:

Kladno, Billundská 3111, 272 01, Czech Republic

Celestica Valencia:

Carretera Valencia-Ademuz, kilómetro 17.6, La Puebla de Vallbona, 46185, Valencia, Spain

Celestica Holdings:

8 Cross Street, #1100, PWC Building, Singapore, 048424

Celestica Hong Kong:

4th Floor, Goldlion Holdings Centre, 13-15 Yuen Shun Circuit, Siu Lek Yuen, Shatin, Hong Kong

Celestica Japan

7-10 Misaki-cho 2-chome Chiyoda-ku
Tokyo, Japan

Celestica Oregon

18870 NE Riverside Parkway
Portland, OR 97230

Celestica Romania:

Soseaua Borsului 88

417075 Bors, Bihor

Romania

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EXHIBIT A ASSIGNMENT AGREEMENT

THIS INDENTURE made as of •.

BETWEEN:          Celestica • (the “Seller”)

- and -

Deutsche Bank AG New York, as Administrative Agent for and on behalf of the Purchasers

WHEREAS the Seller is the legal and beneficial owner of Receivables;

AND WHEREAS the Seller, the Administrative Agent, the Purchasers, Celestica Inc. and others are parties to a receivables purchase agreement dated as of November 23, 2005 (as modified, amended or supplemented from time to time, the “Receivables Purchase Agreement”);

AND WHEREAS, pursuant to and on the terms and conditions of the Receivables Purchase Agreement, the Seller has agreed to transfer and assign to the Purchasers certain Receivables;

NOW THEREFORE THIS INDENTURE WITNESSETH that in consideration of the amounts paid by the Purchaser to the Seller under the Receivables Purchase Agreement and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the Seller does hereby sell, assign, transfer and convey to the Purchasers absolutely (and without recourse, except as otherwise provided in the Receivables Purchase Agreement) all of the Seller’s right, title and interest in, to and under (i) all Receivables of such Seller specified or identified in each Purchase Notice (the “Purchased Receivables”), (ii) all Related Security with respect to such Purchased Receivables, and (iii) all Collections with respect to, and other proceeds of, such Purchased Receivables and Related Security (collectively, the “Transferred Assets”).

To have and to hold the Transferred Assets to the use of the Purchaser, its successors and assigns, forever.

COVENANTS AND AGREEMENTS

In this Assignment Agreement and the recitals hereto, except as otherwise provided all terms having initial capital or upper case letters shall have the respective meanings assigned thereto in the Receivables Purchase Agreement:

This Assignment Agreement is executed and delivered by the Seller to the Purchasers pursuant to the Receivables Purchase Agreement.

This Assignment Agreement is made by the Seller to the Purchasers without any representation, warranty, covenant, agreement or recourse (express or implied) except as provided otherwise in the Receivables Purchase Agreement or herein.

The Seller agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Purchasers to more fully effect the purposes of this Assignment Agreement.

This Assignment Agreement shall be construed in accordance with the laws of the Province of Ontario.

This Assignment Agreement shall be binding upon and shall enure to the benefit of the Seller and the Purchasers and their respective successors and permitted assigns.

IN WITNESS WHEREOF the Seller has duly executed this Assignment.

1

CELESTICA •

Per:
Name: Name
Title: Title

Per:
Name: Name
Title: Title
Accepted by DEUTSCHE BANK AG NEW YORK BRANCH as Administrative Agent for and on behalf of the Purchasers

Per:
Name: Name
Title: Title

2

EXHIBIT B FORM OF IRREVOCABLE PAYMENT INSTRUCTIONS

You are hereby irrevocably directed to pay the amounts owing in respect of this invoice as follows:

For check payments:

[Lockbox Address (as defined in the Deposit Account Control Agreement)] For wire and ACH Payments:

Bank of America, N.A. •

SWIFT CODE: • Routing: • Account #: •

Beneficiary: Celestica •

1

COLLECTION AGENCY AND ACCOUNT AGREEMENT
Dated as of November 23, 2005
between
CELESTICA CORPORATION,

and
CELESTICA INC.
and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collection Agent

COLLECTION AGENCY AND ACCOUNT AGREEMENT (the “Agreement”), dated as of November 23, 2005, between CELESTICA CORPORATION (the “Celestica Corp.”), CELESTICA INC. (the “Servicer”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collection Agent (in such capacity, together with its successors in such capacity, the “Collection Agent”) for the purchasers party to the Revolving Trade Receivables Purchase Agreement, dated as of November 23, 2005, (the “Purchase Agreement”) among Celestica Inc., Celestica Corporation, Celestica Italia Sri, Celestica Czech Republic S.R.O., Celestica Holdings Pte Ltd., Celestica Valencia S.A. and Celestica Hong Kong Ltd. (each being individually a “Seller” and collectively the “Sellers”), each of the financial institutions named on Schedule I thereto as purchasers (the “Purchasers”), and Deutsche Bank AG New York, as administrative agent (the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, pursuant to the Purchase Agreement, the Sellers intend to sell to Purchasers Scheduled Receivables arising from the sale of Goods to Eligible Buyers, and will instruct such Eligible Buyers to make payments for such into the applicable Collection Account;

WHEREAS, concurrently with the execution and delivery of this Agreement, and in order to induce the Secured Parties (as defined below) to enter into the Purchase Agreement, each Seller (and the Servicer as guarantor, as applicable) is pledging its Collection Account and the Concentration Account to the Collection Agent for the benefit of the Purchasers; and

WHEREAS, it is a condition to the Purchasers’ agreement to make the purchases under the Purchase Agreement that the Servicer enter into this Agreement with the Collection Agent to govern the operation of the Payment Account, the Concentration Account and the Collection Accounts;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1 DEFINITIONS

1.1                               Defined Terms. Unless otherwise stated, capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Purchase Agreement referred to above.

SECTION 2 PAYMENT ACCOUNT AND CONCENTRATION ACCOUNT.

2.1                               Establishment of Payment Account.

The Collection Agent has established at its branch in New York City a special account number 00448470, entitled “Celestica Payment Account”, for the benefit of the Sellers and the Purchasers, to be managed by the Collection Agent and subject to the exclusive dominion and control of the Collection Agent (the “Payment Account”).

2.2                               Amounts in Payment Account.

Amounts from time to time in the Payment Account shall be held for the benefit of the Sellers, as well as the Collection Agent and the Purchasers and their respective successors and assigns in the custody of and under the exclusive dominion and control of the Collection Agent for the purposes and on the terms set forth in this Agreement. Upon the written request of the Servicer or the Administrative Agent, such requesting party may at any time and from time to time have access to such information concerning activity in the Payment Account as can be furnished or is readily available from the Collection Agent.

2.3                               Establishment of Concentration Account.

Celestica Corp. has established with Bank of America a special account number 37566-88715, entitled “Celestica Concentration Account”, to be managed by the Servicer and subject to the exclusive dominion and control of the Collection Agent (the “Concentration Account”). Celestica Corp. shall maintain the Concentration Account as a control account of the Collection Agent for the benefit of the Sellers and the Purchaser and subject to the first priority security interest of the Collection Agent as provided in the Collection Account Pledge Agreement. Subject to Section 3.2(c), Celestica Corp. at the direction of the Servicer, shall have the right to cause the transfer of funds in the Concentration Account to either the Servicer’s Account or the Payment Account - as - - - provided by Section 3. All payments to be made by any Eligible Buyer in respect of a Scheduled Receivable shall be made directly to the applicable Collection Account, for transfer to the Concentration Account, and thereafter to the Payment Account in accordance with Sections 2.13 and 6.4 of the Purchase Agreement.

2.4                               Amounts in Concentration Account.

Amounts from time to time in the Concentration Account shall be held for the benefit of the Sellers, as well as the Collection Agent and the Purchasers and their respective successors and assigns in the custody of and under the exclusive dominion and control of the Collection Agent for the purposes and on the terms set forth in this Agreement. Upon the request of the Servicer or the Administrative Agent, such requesting party may at any time and from time to time have access to such information concerning activity in the Concentration Account as can be furnished or is readily available from the Collection Agent.

SECTION 3. DEPOSITS, TRANSFERS AND DISBURSEMENTS.

Whenever the Collection Agent receives any payment in respect of Scheduled Receivables, the Collection Agent shall credit such payment to the Payment Account.

3.1                               Disbursements

(a)                                 Prior to the occurrence of a Termination Event, the Servicer shall cause the amounts in the Collection Accounts and the Concentration Account to be applied in accordance with Section 2.13(a), (b) and (c) of the Purchase Agreement.

(b)                                 Amounts on deposit in the Payment Account shall be applied by the Collection Agent in accordance with Section 2.13 (d) of the Purchase Agreement (whether or not a Termination Event has occurred).

(c)                                  Upon receipt of written notice thereof from the Servicer or the Administrative Agent, if any Termination Event has occurred and is continuing, all amounts deposited in the Collection Accounts shall be transferred to the Concentration Account, and all amounts deposited to the Concentration Account shall be transferred to the Payment Account on each Business Day at the direction of the Collection Agent.

(d)                                 Neither the Servicer nor any Seller shall have any right of withdrawal in respect of the Payment Account or the Concentration Account nor any other right or power with respect to the Concentration Account, except as expressly provided herein.

3.2                               General Rules Relating to Account.

Amounts received in the Payment Account before 1:00 p.m., New York City time, on any Business Day shall be credited to such account on that Business Day. Amounts received in the Payment Account after such time on any Business Day shall be credited to such Account on the next succeeding Business Day.

SECTION 4. AUTHORITY OF COLLECTION AGENT.

The Servicer acknowledges that the rights and responsibilities of the Collection Agent under this Agreement with respect to any action taken by the Collection Agent or the exercise or non-exercise by the Collection Agent of any right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collection Agent and the Purchasers, be governed by the Purchase Agreement and the Agency Agreement, but, as between the Collection Agent and the Servicer, the Collection Agent shall be conclusively presumed to be acting as Collection Agent for the Purchasers with full and valid authority so to act or refrain from acting, and the Servicer shall not be under any obligation, or entitlement, to make any inquiry respecting such authority. The Collection Agent shall be entitled to such indemnity as is provided herein. Notwithstanding anything herein to the contrary, in no event shall the Collection Agent have any liability, responsibility or obligations concerning (i) the establishment, management or maintenance of any accounts not initially established and maintained with the corporate trust group of the Collection Agent, or (ii) any failure of any financial institution maintaining such accounts to perform its obligations in respect of such accounts.

In no event shall the Collection Agent be required to accept moneys in any currency other than U.S. dollars. The Collection Agent shall have no liability for any losses incurred with respect to any currency conversion hereunder or for the performance of any agent appointed hereunder to convert any currency to U.S. dollars.

SECTION 5. NOTICES.

All notices, requests and demands to or upon the Servicer, the Sellers or the Collection Agent to be effective shall be in writing (including by telecopy) and shall be deemed to have been duly given or made (a) if by hand, when delivered or (b) if by telecopy, when received by the addressee, addressed to at their respective addresses or transmission numbers for notices provided in Section 9.2 of the Purchase Agreement.

SECTION 6. AMENDMENTS; NO WAIVER; CUMULATIVE REMEDIES.

6.1                               Amendments. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Servicer and the Collection Agent, provided that any provision of this Agreement may be waived by the Collection Agent in a letter or agreement executed by the Collection Agent or by telex or facsimile transmission from the Collection Agent.

6.2                               No Waiver. No failure to exercise and no delay in exercising, on the part of the Collection Agent, the Administrative Agent or any Purchaser, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

6.3                               Cumulative Remedies. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any other rights, remedies, powers and privileges provided by law.

SECTION 7. SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the Servicer, the Sellers, the Purchasers, the Collection Agent, all future holders of the Purchased Interests and their respective successors and assigns, except that the Servicer may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Purchaser. Resignation by the Collection Agent hereunder or its termination shall be governed by the Agency Agreement.

SECTION 8. COUNTERPARTS.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Servicer and the Administrative Agent.

SECTION 9. SEVERABILITY.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10. INTEGRATION.

This Agreement and the other Transaction Documents represent the entire agreement of the Servicer and the Collection Agent with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collection Agent relative to the subject matter hereof not expressly set forth or referred to herein or in the other Transaction Documents.

SECTION 11. GOVERNING LAW.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND. CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 12. SUBMISSION TO JURISDICTION; WAIVERS.

The Servicer hereby irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York sitting in the City of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13 any special, exemplary, punitive or consequential damages.

SECTION 13. JUDGMENT CURRENCY.

The obligations of the Servicer under this Agreement and the other Transaction Documents and the obligations to make payments to the Collection Agent or the Purchasers shall, notwithstanding any judgment in a currency (the “judgment currency”) other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the judgment currency, such party may in accordance with normal banking procedures purchase Dollars with the judgment currency. If the amount of Dollars so purchased is less than the sum originally due to such party in Dollars, the Servicer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such documented loss, and if the amount of Dollars so purchased exceeds the sum originally due to any party to this Agreement or any other Transaction Document, such party agrees to remit promptly to the Servicer such excess.

SECTION 14 WAIVER OF JURY TRIAL.

THE SERVICER AND THE COLLECTION AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 15 SECTION HEADINGS.

The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 16 INDEMNITY.

Celestica Corp., as a Seller under (and as defined in) the Purchase Agreement, hereby grants to the Collection Agent the indemnities set forth in Section 9.5 of the Purchase Agreement on the terms and subject to the conditions set forth therein, mutatis mutandis.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Servicer and the Collection Agent have caused this Agreement to be duly executed by their duly authorized officers all as of the date first above written.

m

CELESTICA CORPORATION

Per:
Name: Paul Nicoletti
Title: Authorized Signatory

CELESTICA INC.

Per:
Name: Paul Nicoletti
Title: Authorized Signatory

CELESTICA CORPORATION

Per:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collection Agent

Per:
Name: Name
Title: Title

Exhibit D Form of Purchase Notice

Purchase Notice Date: Cut-Off Date:

This irrevocable Purchase Notice is delivered in accordance with Section 2.2 of the Receivables Purchase Agreement (the “Agreement”) dated [       ] between Celestica Inc., a corporation organized and existing under the laws of the Province of Ontario, Canada (“Celestica Canada”), as delegated servicer thereunder (in such capacity, the “Servicer”), Celestica Corporation, a corporation organized and existing under the laws of Delaware (“Celestica Corp.”), as a Seller thereunder, Celestica Italia Sri, a limited liability company organized and existing under the laws of Italy (“Celestica Italia”), as a Seller thereunder, Celestica Czech Republic s.r.o., a limited liability company organized and existing under the laws of the Czech Republic (“Celestica Czech Republic”), as a Seller thereunder, Celestica Holdings Pte Ltd., a limited liability company organized and existing under the laws of Singapore (“Celestica Holdings”), as a Seller thereunder, Celestica Valencia S.A., a sociedad unipersonal organized and existing under the laws of Spain (“Celestica Valencia”), as a Seller thereunder and Celestica Hong Kong Ltd., a limited liability company incorporated under the laws of Hong Kong (“Celestica Hong Kong”), as a Seller thereunder (each of Celestica Corp., Celestica Italia, Celestica Czech Republic, Celestica Holdings, Celestica Valencia and Celestica Hong Kong and each New Seller pursuant to Section 5.18(a) being individually a “Seller” and collectively the “Sellers”), each of the financial institutions named on Schedule I thereto as purchasers (the “Purchasers”), and Deutsche Bank AG New York Branch, as administrative agent (the “Administrative Agent”). All capitalized terms used herein shall have the meanings given to them in the Agreement, unless otherwise defined. On behalf of the Sellers, the Servicer requests that the Purchaser make the following Investments with respect to the Scheduled Receivables presented in the attached schedule:

Aggregate Principal Amount of Scheduled Receivables: A 1) Aggregate Principal Amount of Scheduled Receivables for [obligor I]: A2) Aggregate Principal Amount of Scheduled Receivables for [obligor 2]:

Anticipated Purchase Date:

Proposed amount of the Initial Purchase Price: Cl) Proposed amount of the Initial Purchase Price for [obligor I ]: C2) Proposed amount of the Initial Purchase Price for [obligor 2]:

A schedule of the Scheduled Receivables, including calculation of Obligor Limits, is attached.

The Receivables Presentation also is attached.

In respect of Tranche C Receivables, Irrevocable Payment Instructions [have / have not] been given to the relevant Eligible Buyers.

Please remit the Initial Purchase Price of USD/JPY [ ] to the Servicer’s Account [and please apply Collections of USD/JPY [ ] according to the Servicer’s Report dated [    ]].

We certify that the information provided in this Purchase Notice and the attached schedule is true and correct.

Celestica Inc.

Authorized signer on behalf of the Sellers

Exhibit E Form of Servicer’s Report

VIA E-MAIL Date:

To: Deutsche Bank AG New York Branch, Deutsche Bank Trust Company Americas

Attention: carl.carrier@db.com; nancy.adamo@db.com; peter.t.becker@db.com;

bridget.case@db.com; roy.tuncarslan@db.com; iohn-l.quinn@db.com; helaine.griffin-williams@db.com [or as may be changed from time to time]

In accordance with Section 6.3 of the Revolving Trade Receivables Purchase Agreement dated as [        ], we hereby provide the following information in regard to Collections of Scheduled Receivables for [INSERT DATE]. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Agreement. Invoice details are attached.

Servicer Report By Seller

Seller A

		Total AIR Sold	Prev Sold AR	New AR Sold			Total AIR Sold at	%	AR sold for
Obligor	Tranche	Prev	Uncollected		Collections	Repurchases	Date [ ]	Advance	Cash

Subtotal A

Seller B

		Total AIR Sold	Prev Sold AR	New AR Sold			Total AIR Sold at	%	AR sold for
Obligor	Tranche	Prev	Uncollected		Collections	Repurchases	Date [ ]	Advance	Cash

Subtotal B

All Sellers

		Total AIR Sold	Prev Sold AR	New AR Sold			Total AIR Sold at	AR sold for
Obligor	Tranche	Prev	Uncollected		Collections	Repurchases	Date [ ]	Cash

Servicer Report By Obligor

		Total AIR Sold	Prev Sold AR	New AR Sold			Total AIR Sold at	%	AR sold for
Obligor	Tranche	Prev	Uncollected		Collections	Repurchases	Date [ ]	Advance	Cash

Total

Servicer Report: Summary of Cash Obligations Not Related to PNs by Obligor

	cash	cash	cash
	calculation	calculation	calculation
Due to CLS if cash calculation is +ve. Due to DB if cash calculation is -ve cash calculation

Obligor	Tranche	Transfer Report Collections collections A B	Due to DB (From if-ve) C=A-B	% Advance D	Advance E=B*(1-D) Rate Return	Repurchases F	C+E+F

Summary of Cash Obligations

Obligor	Amount $

$

Cash to be applied to outstanding purchases:	$

Cash to be remitted to Celestica:	$

PLEASE TRANSFER	$	.	— TO THE COLLECTION - SUBACCOUNT

IN ACCORDANCE WITH THE TERMS OF THE COLLECTION AGENCY & ACCOUNT AGREEMENT AND TRANSFER	$		TO CELESTICA

Sincerely,

“Insert name] SERVICER

Form of Transfer Report

VIA E-MAIL

Date:              [Insert Date]

To:  Deutsche Bank AG New York Branch, Deutsche Bank Trust Company Americas Attention: carl.carrier@db.com; nancy.adamo@db.com; peter.t.becker@db.com; bridget.case@db.com; roy.tuncarslan@db.com; john-I.quinn@db.com; helaine.griffinwilliams@db.com [or as may be changed from time to time]

In accordance with Section 2.13 of the Revolving Trade Receivables Purchase Agreement dated as [            ], we hereby provide the following information in regard to Collections received according to the related Obligors for [INSERT DATE]. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Agreement.

Daily Reconciliation of Transfer to Payment Account by Obligor

Tranche

Date	Obligor	A	B	C

		$0.00	$0.00	$0.00

Sincerely,

[Insert name] SERVICER

Exhibit F Form of Receivables Presentation

Purchase Notice date:

Initial

Invoice Invoice            Principal           Applicable        Purchase

Seller Obligor Tranche Number Date Due Date Currency Amount     Percentage           Price

0.00 0.00 0.00 0.00

Subtotal by Obligor           0.00        0.00

Subtotal by Tranche          0.00        0.00

0.00 0.00 0.00 0.00

Subtotal by Obligor           0.00        0.00

Subtotal by Tranche          0.00        0.00

Total by Obligor 0.00 0.00

Total by Tranche                               0.00        0.00

OBLIGOR LIMITS as of [date]

OBLIGOR	APPROVED LIMIT	BALANCE	OVERI(UNDER) Limit	Aggregate Principal Amount of Scheduled Receivables
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
			TOTAL:	$0.00

Form of Obligor Limits

CELESTICA
OBLIGOR GLOBAL NET AIR LIMITS as of [date]

TOTAL GLOBAL	TOTAL GLOBAL	TOTAL GLOBAL	TOTAL GLOBAL
AR FOR RELATED	AP FOR RELATED	NET AR FOR	AR SOLD FOR	OVERI(UNDER)
OBLIGORS	OBLIGORS	RELATED OBLIGORS	RELATED OBLIGORS	NET AR LIMIT
$0.00
$0.00
$0.00
$0.00
TOTAL:				$0.00

EXHIBIT G GUARANTEE

GUARANTEE, dated as of November 23, 2005, made by CELESTICA INC., a corporation organized and existing under the laws of the Province of Ontario, Canada (the “Guarantor”), in favor of DEUTSCHE BANK AG NEW YORK, as administrative agent (the “Administrative Agent”), under the Revolving Trade Receivables Purchase Agreement dated as of November 23, 2005 (as amended, restated, modified or supplemented from time to time, the “Receivables Purchase Agreement”) among the entities named therein as sellers (each, a “Seller” and collectively, the “Sellers”), Celestica Inc., as servicer (in such capacity, the “Service?), the Administrative Agent, and the entities and financial institutions named therein as purchasers (the “Purchasers”).

WHEREAS, pursuant to the Receivables Purchase Agreement, the Purchasers have agreed to purchase Scheduled Receivables from the Sellers upon the terms and subject to the conditions set forth therein; and

WHEREAS, it is a condition precedent to the obligation of the Purchasers to make their initial purchase under the Receivables Purchase Agreement that the Guarantor shall have executed and delivered this Guarantee to the Administrative Agent for the benefit of the Purchasers;

NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to enter into the Receivables Purchase Agreement and to induce the Purchasers to purchase Scheduled Receivables thereunder, the Guarantor hereby agrees with the Administrative Agent as follows:

Defined Terms. Unless otherwise defined herein, terms defined in the Receivables Purchase Agreement and used herein shall have the meanings given to them in the Receivables Purchase Agreement.

Guarantee. (a) The Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor, to the Purchasers and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Sellers when due of the Obligations.

The Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Purchasers in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee.

The Guarantor shall remain liable hereunder for the Obligations until the Obligations are paid in full.

No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Administrative Agent, the Collateral Agent or any Purchaser, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent, the Collateral Agent or any Purchaser against the Sellers or against any collateral security or guarantee or right of offset held by the Administrative Agent, the Collateral Agent or any Purchaser for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Sellers in respect of payments made by the Guarantor hereunder, until all amounts owing to the Purchasers by the Sellers on account of the Obligations are paid in full.

Amendments, etc. with respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Purchasers may be rescinded by the Purchasers, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Purchasers, and the Receivables Purchase Agreement, and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Purchasers may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent, the Collateral Agent or the Purchasers for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. None of the Administrative Agent, the Collateral Agent or the Purchasers shall have any obligation to protect, secure, perfect or insure any Lien at any time held by them or on its behalf as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent and any Purchaser may, but shall be under no obligation to, make a similar demand on the Sellers or any other guarantor, and any failure by the Administrative Agent and the Purchasers to make any such demand or to collect any payments from the Sellers or any such other guarantor or any release of the Sellers or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or, to the extent permitted by law, as a matter of law, of the Administrative Agent and the Purchasers against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Guarantee Absolute and Unconditional. To the extent permitted by applicable law, the Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Purchasers upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Sellers or the Guarantor, on the one hand, and the Administrative Agent and the Purchasers, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. To the extent permitted by applicable law, the Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Sellers or the Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Receivables Purchase Agreement or any other Transaction Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent, the Collateral Agent or the Purchasers, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Sellers against the Administrative Agent, the Collateral Agent and the Purchasers, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Sellers or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Sellers for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent, the Collateral Agent and the Purchasers may, but shall be under no obligation to, pursue such rights and remedies as they may have against the Sellers or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and to the extent permitted by applicable law, (i) any failure by the Administrative Agent, the Collateral Agent or the Purchasers to pursue such other rights or remedies or to collect any payments from the Sellers or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or (ii) any release of the Sellers or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent, the Collateral Agent or the Purchasers against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Purchasers, and their respective successors, indorsees, transferees and assigns, until all the Obligations (other than inchoate indemnity obligations) and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full.

Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Purchaser upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Seller, or upon or as a result of the appointment of a receiver, or conservator of, or trustee or similar officer for, any Seller or any substantial part of its property, or otherwise, all as though such payments had not been made.

Payments. The Guarantor hereby agrees that the Obligations will be paid to the Administrative Agent without set-off or counterclaim in Dollars to the Payment Account.

Taxes. (a) All payments made by the Guarantor under this Guarantee shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Indemnified Taxes. If any such Indemnified Taxes or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent hereunder, the amounts so payable to the Administrative Agent shall be increased to the extent necessary to yield to the Purchasers (after payment of all Indemnified Taxes and Other Taxes) the amounts payable hereunder that the Purchasers would have received if such Indemnified Taxes or Other Taxes had not been withheld or deducted from such amounts.

In addition, the Guarantor shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

Whenever any Indemnified Taxes or Other Taxes are payable by the Guarantor, as promptly as possible thereafter the Guarantor shall send to the Administrative Agent, a certified copy of an original official receipt received by the Guarantor showing payment thereof. If the Guarantor fails to pay any Indemnified Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Guarantor shall indemnify the Administrative Agent and each Purchaser for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or such Purchaser as a result of any such failure.

The agreements in this Section shall survive the termination of this Guarantee and the payment of all amounts payable hereunder.

Notices. All notices, requests and demands to or upon the Administrative Agent or the Guarantor to be effective shall be in writing (including by telecopy) and shall be deemed to have been duly given or made (a) if by hand, when delivered or (b) if by telecopy or by courier, when received by the addressee, addressed to the Administrative Agent at its address or transmission number for notices provided in Section 9.2 of the Receivables Purchase Agreement or, in the case of the Guarantor, at its address or transmission number for notices provided on the signature page of this Guarantee. The Administrative Agent and the Guarantor may change their respective address and transmission numbers for notices by notice in the manner provided in this Section.

Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Integration. This Guarantee and the other Transaction Documents represent the agreement of the Guarantor with respect to the subject matter hereof, and there are no promises or representations by the Administrative Agent or any Purchaser relative to the subject matter hereof not reflected herein or in the other Transaction Documents.

Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent, provided that any provision of this Guarantee may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by facsimile transmission from the Administrative Agent.

The Administrative Agent shall not by any act (except by a written instrument pursuant to paragraph 12(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Incipient Termination Event or Termination Event or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent would otherwise have on any future occasion.

The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Successors and Assigns. This Guarantee shall be binding upon the successors and permitted assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and its successors and assigns. The Guarantor may not assign its obligations hereunder without the written consent of the Administrative Agent and any such purported assignment will be null and void ab initio.

Submission to Jurisdiction; Waivers. The Guarantor hereby irrevocably and unconditionally:

submits for itself and its property in any legal action or proceeding relating to this Guarantee, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York sitting in the City of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

in any such action or proceeding in such New York State or U.S. federal court sitting in New York City, such service may be made on the Guarantor by delivering a copy of such process to the Guarantor at its address;

agrees that nothing in this Guarantee shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

16. Governing Law. This Guarantee shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to conflict of principles, except as set forth in Section 5-1401 of the New York General Obligations Law.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as a deed by its duly authorized officer as of the day and year first above written.

CELESTICA INC.

By:	Name: Paul Nicoletti Title: Authorized Signatory

Address: 1150 Eglinton Avenue East Toronto, Ontario, Canada

M3C 1H7

Fax: 416-448-2280

Attention: Treasurer

EXHIBIT H

(Lockbox - With Activation)

DEPOSIT ACCOUNT CONTROL AGREEMENT

This Agreement is entered into as of November 23, 2005, among Celestica • (“Company”), Deutsche Bank Trust Company Americas on behalf of the Purchasers (“Collection Agent”), and Bank of America, N.A. (“Bank”) with respect to the following:

Bank has agreed to establish and maintain for Company the post office number(s) set forth on Schedule A to this Agreement, as the same may be amended from time to time (the “Lockbox Address”), the deposit account(s) set forth on Schedule B to this Agreement, as the same may be amended from time to time (the “Collection Account”) and deposit account number • (the “Concentration Account”, and together with the Collection Account, the “Accounts”). Bank performs the services described in Exhibit A, which includes receiving mail at the Lockbox Address, processing it and depositing checks and other payment instructions (“Checks”) into the Account (the “Lockbox Service”).

Collection Agent has been appointed pursuant to the Collection Account Pledge Agreement dated as of November 23, 2005 between Collection Agent, Company, Celestica Inc. and certain other affiliates of Celestica Inc. (the “Collection Account Pledge Agreement”) and Company has assigned to Collection Agent a security interest in the Accounts.

Company, Collection Agent and Bank are entering into this Agreement to evidence Collection Agent’s security interest in the Accounts and to provide for the disposition of net proceeds of Checks deposited in the Accounts.

Accordingly, Company, Collection Agent and Bank agree as follows:

1.             (a) This Agreement evidences Collection Agent’s control over the Account.

Company represents and warrants to Collection Agent and Bank that it has not assigned or granted a security interest in the Accounts, except to Collection Agent.

Company will not permit the Accounts to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, other than Collection Agent’s security interest referred to herein.

2. During the Activation Period (as defined below), Bank shall prevent Company from making any withdrawals from the Accounts. Prior to the Activation Period, Company may operate and transact business through the Accounts in its normal fashion, including making withdrawals from the Accounts, but covenants to Collection Agent it will not close the Accounts. Bank shall have no liability in the event Company breaches this covenant to Collection Agent.

Company and Collection Agent acknowledge and agree that Bank may debit the Accounts for any ACH credit entries (the “Entries”) that may have been originated by Company but that have not settled at the time of Bank’s receipt of the Notice (defined below) or for any Entries that are subsequently returned thereafter.

A reasonable period of time following the commencement of the Activation Period, and continuing on each Business Day thereafter, Bank shall transfer all available balances in the Collection Accounts to the Concentration Account for further credit to the Payment Account (as defined below). The “Activation Period” means the period which commences within a reasonable period of time not to exceed two Business Days after Bank’s receipt of a written notice that a “Termination Event” has occurred from Collection Agent in the form of Exhibit B (the “Notice”), a copy of which shall be sent to Company by Collection Agent. A “Business Day” is each day except Saturdays, Sundays and Bank holidays. Funds are not available if, in the reasonable determination of Bank, they are subject to a hold, dispute or legal process preventing their withdrawal. “Payment Account” means account no. 00448470 maintained at Deutsche Bank Trust Company Americas.

3. Bank agrees it shall not offset, charge, deduct or otherwise withdraw funds from the Account, except as permitted by Section 4, until it has been advised in writing by Collection Agent that the Collection Agent’s interests in the Accounts being terminated shall notify Bank promptly in writing upon the Collection Agent’s interests in the Accounts being terminated.

4.             Bank is permitted to charge the relevant Accounts:

for its fees and charges relating to the Accounts or associated with the Lockbox Service and this Agreement; and

in the event any Check deposited into a Collection Account is returned unpaid for any reason or for any breach of warranty claim.

5. (a) If the balances in the Accounts are not sufficient to compensate Bank for any fees or charges due Bank in connection with the Accounts, the Lockbox Service or this Agreement, Company agrees to pay Bank on written demand the amount due Bank. Company will have breached this Agreement if it has not paid Bank, within 15 days after such demand, the amount due Bank.

(b) If the balances in the Accounts are not sufficient to compensate Bank for any returned Check, Company agrees to pay Bank on written demand the amount due Bank. Company will have breached this Agreement if it has not paid Bank, within five days after such demand, the amount due Bank.

(c) Company hereby authorizes Bank, without prior notice, from time to time to debit any other account Company may have with Bank for the amount or amounts due Bank under subsection 5(a) or 5(b).

6. (a) Each Business Day, Bank will send any Checks not processed in accordance with the Lockbox Service set-up documents as well as any other materials, such as invoices, received at the Lockbox Address plus information regarding the deposit for the day to the address specified below for Company or as otherwise specified in writing by Company to Bank, and will send a copy of the deposit advice to the address specified below for Collection Agent.

(b)           In addition to the original Bank statement provided to Company, Bank will provide Collection Agent with a duplicate of such statement.

7. (a) Bank will not be liable to Company or Collection Agent for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting negligence or intentional misconduct.

In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits.

Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or negligence or default of Company or Collection Agent or (ii) such failure or delay resulted from Bank’s reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

Bank shall have no duty to inquire or determine whether Company’s obligations to Collection Agent are in default or whether Collection Agent is entitled to provide the Notice to Bank. Bank may rely on notices and communications it believes in good faith to be genuine and given by the appropriate party.

Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Company, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against

Company, Bank may act as Bank deems necessary to comply with all applicable provisions of governing statutes and shall not be in violation of this Agreement as a result.

Bank shall be permitted to comply with any writ, levy order or other similar judicial or regulatory order or process concerning the Lockbox Address, the Accounts or any Check and shall not be in violation of this Agreement for so doing.

8. Company hereby agrees to indemnify Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to allocated costs of staff counsel, other reasonable attorney’s fees and any fees and expenses) in any way arising out of or relating to disputes or legal actions concerning Bank’s provision of the services described in this Agreement. This section does not apply to any cost or damage attributable to the gross negligence or intentional misconduct of Bank. Company’s and Collection Agent’s obligations under this section shall survive termination of this Agreement.

9. Company agrees to pay to Bank, upon receipt of Bank’s invoice, all costs, expenses and attorneys’ fees (including allocated costs for in house legal services) incurred by Bank in connection with the enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Bank’s rights in a case arising under Title 11, United States Code. Company agrees to pay Bank, upon receipt of Bank’s invoice, all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder).

10.          Termination and Assignment of this Agreement shall be as follows:

Collection Agent may terminate this Agreement by providing notice to Company and Bank. Collection Agent may also terminate or it may assign this Agreement upon 30 day’s prior written notice to Company and Bank. Bank may terminate this Agreement upon 30 days’ prior written notice to Company and Collection Agent. Company may not terminate this Agreement or the Lockbox Service except with the written consent of Collection Agent and upon prior written notice to Bank.

Notwithstanding subsection 10(a), Bank may terminate this Agreement at any time by written notice to Company and Collection Agent if either Company or Collection Agent breaches any of the terms of this Agreement, or any other agreement with Bank.

11. (a) Each party represents and warrants to the other parties that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

(b) The parties each agree that it shall be deemed to make and renew each representation and warranty in subsection 11(a) on and as of each day on which Company uses the services set forth in this Agreement.

12. (a) This Agreement may be amended only by a writing signed by Company, Collection Agent and Bank; except that Bank’s charges are subject to change by Bank upon 30 days’ prior written notice to Company.

(b)           This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

This Agreement shall be interpreted in accordance with New York law without reference to that state’s principles of conflicts of law. For purposes of this Agreement and

Section 9-304(b) of the Uniform Commercial Code, the parties agree that the “bank’s jurisdiction” is the State of New York.

Any written notice or other written communication to be given under this Agreement shall be addressed to each party at its address set forth on the signature page of this Agreement or to such other address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.

Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship between Bank and Company or Collection Agent. Company and Collection Agent agree that nothing contained in this Agreement, nor any course of dealing among the parties to this Agreement, shall constitute a commitment or other obligation on the part of Bank to extend credit to Company or Collection Agent.

This Agreement is executed and delivered by Deutsche Bank Trust Company Americas not in its individual capacity but solely as Collection Agent in the exercise of the powers and authority conferred on it pursuant to the Collection Account Pledge Agreement. Company and Bank hereby agree that Collection Agent is released from any and all liabilities to Company and Bank arising from the terms of this Agreement and the compliance of Collection Agent with the terms hereof, except to the extent that such liabilities arise from Collection Agent’s bad faith, wilful misconduct or gross negligence. The provisions of this section shall survive the termination of this Agreement and the earlier resignation or removal of Collection Agent. Collection Agent shall be entitled to the same rights, protections and indemnities afforded to it under the Collection Account Pledge Agreement.

[The remainder of this page left blank intentionally.]

In Witness Whereof, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

CELESTICA •	Address for notices:

By:	c/o Celestica Inc.

Name:	1150 Eglinton Avenue East Toronto, Ontario, Canada M3C 1H7

Title:
Attention: Senior Vice President and Treasurer
DEUTSCHE BANK TRUST COMPANY AMERICAS
Fax: 416-448-2280

Telephone: 416-448-4858

with a copy to:
By:
Attention: Senior Vice President and Chief Legal Officer
Name:
Fax: 416-448-2817
Title:
Telephone: 416-448-4620

Address for notices:

Deutsche Bank Trust Company Americas Corporate Trust & Agency Services 60 Wall Street

MS NYC60-2606

New York, New York 10005

Attention:

Fax : 212-797-8606

Telephone: 212-250-4772

Address for notices:
BANK OF AMERICA, N.A. Bank of America N. A.
By:
Name:	231 S LA Sallet St. IL1-231-14-30
Title:
Chicago, IL 60604 Attention: Melvin C. Turnbo Fax: 877-734-2447 Telephone: 312-828-1261

with a copy to

Bank of America N. A. 200 Front St W. 102-604-27-17

Toronto, ON M5V 3L2 Attention: Cissy Wong Fax: 416-349-4280 Telephone: 416-349-5398

Tor#: 1627865.1

Exhibit A TO DEPOSIT ACCOUNT CONTROL AGREEMENT

STANDARD TERMS AND CONDITIONS

The Lockbox Service involves processing Checks that are received at a Lockbox Address. With this Service, Company instructs its customers to mail checks it wants to have processed under the Service to the Lockbox Address. Bank picks up mail at the Lockbox Address according to its mail pick-up schedule. Bank will have unrestricted and exclusive access to the mail directed to the Lockbox Address. Bank will provide Company with the Lockbox Service for a Lockbox Address when Company has completed and Bank has received Bank’s then current set-up documents for the Lockbox Address.

If Bank receives any mail containing Company’s lockbox number at Bank’s lockbox operations location (instead of the Lockbox Address), Bank may handle the mail as if it had been received at the Lockbox Address.

PROCESSING

Bank will handle Checks received at the Lockbox Address according to the applicable deposit account agreement, as if the Checks were delivered by Company to Bank for deposit to the Account, except as modified by these Terms and Conditions.

Bank will open the envelopes picked up from the Lockbox Address and remove the contents. For the Lockbox Address, Checks and other documents contained in the envelopes will be inspected and handled in the manner specified in the Company’s set-up documents. Bank captures and reports information related to the lockbox processing, where available, if Company has specified this option in the set-up documents. Bank will endorse all Checks Bank processes on Company’s behalf.

If Bank processes an unsigned check as instructed in the set-up documents, and the check is paid, but the account owner does not authorize payment, Company agrees to indemnify Bank, the drawee bank (which may include Bank) and any intervening collecting bank for any liability or expense incurred by such indemnitee due to the payment and collection of the check.

If Company instructs Bank not to process a check bearing a handwritten or typed notation “Payment in Full” or words of similar import on the face of the check, Company understands that Bank has adopted procedures designed to detect Checks bearing such notations; however, Bank will not be liable to Company or any other party for losses suffered if Bank fails to detect Checks bearing such notations.

RETURNED CHECK

Unless Company and Bank agree to another processing procedure, Bank will reclear a Check once which has been returned and marked “Refer to Maker,” “Not Sufficient Funds” or “Uncollected Funds.” If the Check is returned for any other reason or if the Check is returned a second time, Bank will debit the Account and return the Check to Company. Company agrees that Bank will not send a returned item notice to Company for a returned Check unless Company and Bank have agreed otherwise.

ACCEPTABLE PAYEES

For the Lockbox Address, Company will provide to Bank the names of Acceptable Payees (“Acceptable Payee” means Company’s name and any other payee name provided to Bank by Company as an acceptable payee for Checks to be processed under the Lockbox Service). Bank will process a check only if it is made payable to an Acceptable Payee and if the check is otherwise processable. Company warrants that each Acceptable Payee is either (i) a variation of Company’s name or (ii) is an affiliate of Company which has authorized Checks payable to it to be credited to the Account. Bank may treat as an Acceptable Payee any variation of any Acceptable Payee’s name that Bank deems to be reasonable.

CHANGES TO PROCESSING INSTRUCTIONS

Company may request Bank orally or in writing to make changes to the processing instructions (including changes to Acceptable Payees) for any Lockbox Address by contacting its Bank representative, so long as such changes do not conflict with the terms of the Deposit Account Control Agreement. Bank will not be obligated to implement any requested changes until Bank has actually received the requests and had a reasonable opportunity to act upon them. In making changes, Bank is entitled to rely on instructions purporting to be from Company.

EXHIBIT B DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of Collection Agent]

To:

Bank of America N. A. 231 S LA Sallet St. IL1-231-14-30

Chicago, IL 60604 Attention: Melvin C. Turnbo Fax: 877-734-2447 Telephone: 312-828-1261

Bank of America N. A. 200 Front St W. 102-604-27-17

Toronto, ON M5V 3L2 Attention: Cissy Wong Fax: 416-349-4280 Telephone: 416-349-5398

Re:          Celestica • Account No. • Account No. •

Ladies and Gentlemen:

Reference is made to the Deposit Account Control Agreement dated November •, 2005 (the “Agreement”) among Celestica Corporation, us and you regarding the above-described accounts (the “Accounts”). In accordance with Section 2 of the Agreement, we hereby give you notice of the occurrence of a Termination Event and of our exercise of control of the Accounts:

Very truly yours,

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Collection Agent

By:

Name:

Title:

Tor#: 1627865.1

\SCHEDULE A LOCKBOX NUMBERS Celestica •:

(corresponding to Collection Account # •)

(corresponding to Collection Account # •)

SCHEDULE B
COLLECTION ACCOUNT DETAILS

Celestica

EXHIBIT I

November 23, 2005

Deutsche Bank Trust Company Americas 60 Wall Street

New York, New York 10001

Attention: Peter T. Becker

Dear Ladies and Gentlemen:

This letter is intended to memorialize certain understandings between us in connection with your agreement to act as Collection Agent for us under and pursuant to the Collection Account Pledge Agreement dated as of November 23, 2005 among Celestica Corporation, Celestica Italia Srl, Celestica Czech Republic S.R.O., Celestica Holdings Pte. Ltd., Celestica Valencia S.A., and Celestica Hong Kong Ltd., as Assignors, and Deutsche Bank Trust Company Americas, as Collection Agent (the “Collection Agent”) and the Collection Agency and Account Agreement dated as of November 23, 2005 among Celestica Corporation, Celestica Inc. and the Collection Agent. These two agreements are referred to collectively herein as the “Security Documents”. Capitalized terms used herein have the meaning assigned thereto under the Revolving Trade Receivables Purchase Agreement dated as of November 23, 2005 among Celestica Inc., Celestica Corporation, Celestica Italia Srl, Celestica Czech Republic S.R.O., Celestica Holdings Pte. Ltd., Celestica Valencia S.A. and Celestica Hong Kong Ltd., the several banks and other financial institutions or entities from time to time parties thereto as purchasers and Deutsche Bank AG New York, as Administrative Agent (the “Receivables Purchase Agreement”).

Appointment. We hereby designate and appoint the Collection Agent as our agent under the Security Documents, and irrevocably authorize the Collection Agent to take such action on our behalf under the provisions of this Agreement and the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collection Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto, including, without limitation, (a) receiving all applicable notices referred to in this Agreement or in the other Transaction Documents on our behalf, (b) giving all applicable notices referred to in this Agreement or the other Transaction Documents to or on our behalf, and (c) receiving payments and deposits from the Sellers and the Servicer, and giving release and acquittance therefor in accordance with the terms of this Agreement and the Transaction Documents. Notwithstanding any provision to the contrary elsewhere in this Agreement or in the Transaction Documents, the Collection Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the Transaction Documents, or any fiduciary relationship with us, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Transaction Document or otherwise exist against the Collection Agent. The provisions of this Agreement are solely for the benefit of the Collection Agent and its officers, directors, employees, agents, attorneys-in-fact and affiliates, and no other Person shall have any rights as a third party beneficiary of any of the provisions hereof. The Collection Agent shall perform its obligations under the Transaction Documents with reasonable care, using a degree of skill and attention no less than that which the Collection Agent (i) exercises with respect to comparable duties that it performs when holding comparable assets for itself and (ii) exercises with respect to comparable administrative duties that it performs for comparable assets for others, and in a manner consistent with the standard of care exercised by similar administrators relating to the duties to be performed hereunder.

Delegation of Duties. The Collection Agent may execute any of its duties under this Agreement and the Transaction Documents by or through agents, custodians, nominees or attorneys-in-fact and shall be entitled to rely upon, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with, advice of counsel concerning all matters pertaining to such duties. The Collection Agent shall not be responsible for the negligence or misconduct of any agents, custodians, nominees or attorneys-in -fact selected by it with reasonable care.

Exculpatory Provisions. Neither the Collection Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any Transaction Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have proximately resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any Person (including without limitation any of the Purchasers) for (A) any recitals, statements, representations or warranties made by any Person (other than the Collection Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates) contained in this Agreement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collection Agent under or in connection with, this Agreement or any Transaction Document, (B) the value, validity, effectiveness, genuineness, collectability, enforceability or sufficiency of this Agreement or any other Transaction Document , (C) any Liens or guarantees (including without limitation pursuant to any Guarantee Obligation) granted by, or purported to be granted by, any of the Security Documents or otherwise, (D) ascertaining or inquiring as to the existence or possible existence of any Termination Event, or (E) any failure of any party hereto or thereto (other than the Collection Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates) to perform its obligations hereunder or thereunder. The Collection Agent shall not be under any obligation to the Purchasers to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, to inspect the properties, books or records of the Sellers or the Servicer, or to take any action that exposes the Collection Agent to personal liability or that is contrary to this Agreement or applicable law. Anything in this Agreement to the contrary notwithstanding, in no event shall the Collection Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collection Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Reliance by Collection Agent. The Collection Agent shall be entitled to rely, and shall be fully protected in relying, upon (i) any instrument, writing, resolution, notice, consent,

certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and (ii) advice and statements of legal counsel (including, without limitation, counsel to the Sellers and the Servicer), independent accountants and other experts selected by the Collection Agent. The Collection Agent shall be fully justified in failing or refusing to take any action under this Agreement or any Transaction Document unless it shall first receive such advice or concurrence of the Purchasers as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Collection Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Transaction Documents in accordance with a request of the Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all future holders of the Purchased Interests.

Notice of Termination. The Collection Agent shall not be deemed to have knowledge or notice of the occurrence of any Incipient Termination Event or Termination Event unless the Collection. Agent has received notice from the Administrative Agent or a Purchaser or the Sellers or the Servicer referring to the Receivables Purchase Agreement, describing such Incipient Termination Event or Termination Event and stating that such notice is a “notice of termination.” The Collection Agent shall take such action with respect to such Incipient Termination Event or Termination Event as shall be reasonably directed by the Purchasers; provided, that unless and until the Collection Agent shall have received such directions, the Collection Agent, as the case may be, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Incipient Termination Event or Termination Event as it shall deem advisable in the best interests of the Purchasers.

Non-Reliance on Agent . Each Purchaser expressly acknowledges that neither the Collection Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Collection Agent hereafter taken, including, without limitation, any review of the affairs of the Sellers or the Servicer or any affiliate of the Sellers or the Servicer, shall be deemed to constitute any representation or warranty by the Collection Agent to the Purchasers. Each Purchaser represents to the Collection Agent that it has, independently and without reliance upon the Collection Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Sellers and the Servicer and their Affiliates and made its own decision to make its purchases hereunder and enter into the Receivables Purchase Agreement and the other Transaction Documents to which it is a party or by which it is bound. Each Purchaser also represents and covenants that it will, independently and without reliance upon the Collection Agent, any of its officers, directors, employees, agents, attorneys-in-fact or affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Receivables Purchase Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Sellers, the Servicer and their Affiliates. The Collection Agent shall not have any duty or responsibility to provide the Purchasers with any credit or other information concerning the business, operations, property, condition

(financial or otherwise), prospects or creditworthiness of the Sellers, the Servicer or any affiliate of the Sellers and the Servicer that may come into the possession of the Collection Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Indemnification. Each Purchaser agrees to indemnify the Collection Agent in its capacity as such and/or its officers, directors, employees, agents, attorneys-in-fact or affiliates (to the extent not reimbursed by the Sellers and the Servicer and without limiting the obligation of the Sellers and the Servicer to do so), ratably according to their respective Purchaser’s Investment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Purchaser’s Investment Limits shall have terminated and all Investments shall have been reduced to nil, ratably in accordance with such Purchaser’s Investment Percentages immediately prior to such date) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including without limitation attorneys’ fees and disbursements) that may at any time be imposed on, incurred by or asserted against the Collection Agent and/or its officers, directors, employees, agents, attorneys-in-fact or affiliates in any way relating to or arising out of, the Purchaser’s Investment Limits, this Agreement, the Receivables Purchase Agreement or any of the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collection Agent and/or its officers, directors, employees, agents, attorneys-in-fact or affiliates under or in connection with any of the foregoing; provided, that the Purchasers shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Collection Agent’s and/or its officers, directors, employees, agents, attorneys-in-fact or affiliates gross negligence or willful misconduct. If any indemnity furnished to the Collection Agent for any purpose shall, in its opinion, be insufficient or become impaired, the Collection Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. None of the provisions of this Agreement or the Transaction Documents shall require the Collection Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder or under any Transaction Document, or in the exercise of any of its rights or powers hereunder or thereunder, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it. In the case of any investigation, litigation or proceeding giving rise to any indemnification hereunder, this provision applies whether any such investigation, litigation or proceeding is brought by the Collection Agent, the Administrative Agent, the Purchasers or a third party. The agreements herein shall survive the payment of all amounts payable hereunder until the termination of the Security Documents and the earlier resignation or removal of the Collection Agent.

Agent in Its Individual Capacity. The Collection Agent and its affiliates may make loans to, accept deposits from, act as trustee under indentures of, accept investment banking engagements from, and generally engage in any kind of business with the Sellers and the Servicer as though the Collection Agent were not an Agent and without any duty to account therefor to any other Person.

Successor Administrative Agent and Collection Agent. The Collection Agent may resign as Agent upon 20 days’ written notice to the Purchasers. If the Collection Agent shall resign as Agent under this Agreement and the Transaction Documents, then the Purchasers shall appoint a successor agent for the Purchasers, whereupon such successor agent shall succeed to the rights, powers and duties of the Collection Agent under this Agreement and the Transaction Documents (including without limitation the Security Documents), and the resigning Collection Agent shall be discharged from its duties and obligations under this Agreement and the Transaction Documents (including without limitation the Security Documents), and the term “Collection Agent” shall mean such successor agent effective upon such appointment and approval, and the former Collection Agent’s rights, powers and duties as Collection Agent shall be terminated, without any other or further act or deed on the part of such former Agent, the Administrative Agent, the Purchasers or any holders of the Purchased Interests. If no successor agent has accepted appointment as Collection Agent, as the case may be, by the date that is 20 days following notice of resignation, the resignation shall nevertheless thereupon become effective, and the Purchasers shall assume and perform all of the duties of the Collection Agent hereunder and under the Transaction Documents until such time, if any, as the Purchasers appoint a successor agent as provided for above. After the Collection Agent’s resignation as Agent, the provisions of this paragraph shall continue to apply to it with respect to any actions taken or omitted to be taken by it while it was Collection Agent under this Agreement and the other Transaction Documents, including, without limitation, the liability of the Collection Agent hereunder for (and the exclusion from any liability of the Purchasers to indemnify the Collection Agent hereunder in respect of) any such actions or omissions that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Collection Agent’s gross negligence or willful misconduct.

Determination Pursuant to Security Documents. In each circumstance where, under any provision of a Security Document or this Agreement, the Collection Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Collection Agent under such Security Document, the Collection Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, only with the consent of and at the direction of the Purchaser; provided, however, that no such consent of the Purchasers shall be required with respect to any consent, determination or other matter that is, in the Collection Agent’s reasonable judgment, ministerial or administrative in nature or provided for in this Agreement or the Transaction Documents, and provided that the Collection Agent is hereby authorized on behalf of the Purchasers, without the necessity of any further consent from the Purchasers, from time to time prior to a Termination Event, to release portions of the Collateral from the security interests and Liens imposed by the Security Documents in connection with any dispositions of such portions of the Collateral permitted by the terms of this Agreement or the Security Documents or as may be required by law. In each circumstance where any consent of or direction from the Purchasers is required, the Collection Agent shall send to the Purchasers a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Collection Agent’s proposed course of action with respect thereto.

Merger of the Collection Agent. Any Person into which the Collection Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collection Agent shall be a party, or any

Person succeeding to the business of the Collection Agent shall be the successor hereunder and under the Transaction Documents of the Collection Agent, without the execution or filing of any paper with any party hereto or thereto or any further act on the part of any of the parties hereto or thereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein or in any Transaction Document to the contrary notwithstanding.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

If the foregoing is in accordance with our agreement, please sign and return to us a counterpart of this Agreement, whereupon it will become a binding agreement between us.

Very truly yours,

DEUTSCHE BANK AG NEW YORK, as Administrative Agent on behalf of the Purchasers

By	Name:

Title:

By	Name:

Title:

Agreed and accepted:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collection Agent

By	Name:

Title:

By	Name:

Title:

EXHIBIT J

FORM OF
ASSIGNMENT AND ACCEPTANCE

Reference is made to the Revolving Trade Receivables Purchase Agreement, dated as of November •, 2005 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among Celestica Inc., Celestica Corp., Celestica Italia Srl, Celestica Czech Republic S.R.O., Celestica Holdings Pte. Ltd., Celestica Valencia S.A., and Celestica Hong Kong Ltd., the several banks and other financial institutions or entities from time to time parties thereto and Deutsche Bank AG New York, as administrative agent (in such capacity, the “Administrative Agent”) for the Purchasers. Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement.

The Assignor identified on Schedule 1 hereto (the “Assignor”) and the Assignee identified on Schedule 1 hereto (the “Assignee”) agree as follows:

The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Purchase Agreement and any Purchased Assets owned by it in an amount as set forth on Schedule 1 hereto.

The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Purchase Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Purchase Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Sellers or the Servicer or any other obligor or the performance or observance by the Sellers or the Servicer or any other obligor of any of their respective obligations under the Purchase Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto.

The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Purchase Agreement, together with copies of the financial statements delivered pursuant to section 3.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, the Collection Agent or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers and discretion under the Purchase Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent or the Collection Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Purchase Agreement and will perform in accordance with its terms all the obligations which by the terms of the Purchase Agreement are required to be performed by it as a Purchaser.

The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Purchase Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than three Business Days after the date of such acceptance and recording by the Administrative Agent).

Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

From and after the Effective Date, (a) the Assignee shall be a party to the Purchase Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Purchaser thereunder and under the other Transaction Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Purchase Agreement.

This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

SCHEDULE 1

to Assignment and Acceptance

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Investment Assigned	Purchaser’s Investment Limit Assigned’

$		%

[Name Of Assignee]	[Name Of Assignor]

By:	By:

Name:	Name:

Title:	Title:

Accepted for Recordation in the Register:	Required consents:

DEUTSCHE BANK AG NEW YORK, as Administrative Agent

By:	Name:

Title:

CELESTICA INC.

By:	Name:

Title:

Calculate the percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Purchasers.

EXHIBIT K

CHARGED ACCOUNT CONTROL DEED
(Third Party Security)

This Deed is entered into as of November 23, 2005, among Celestica •, S.A. (“Company”), Deutsche Bank Trust Company Americas, as collection agent (herein referred to as “Collateral Agent”), and Bank of America, N.A. (“Bank”) with respect to the following:

Bank has agreed to establish and maintain for Company an account •, (the “Account”) in accordance with the terms of an International Account Agreement between the Bank and the Company dated • (the “IAA”).

Collateral Agent has been appointed pursuant to the Collection Account Pledge Agreement dated as of November 23, 2005 between Collateral Agent, Company, Celestica Inc. and certain other affiliates of Celestica Inc. (the “Collection Account Pledge Agreement”) and Company has granted to Collateral Agent a security interest in the Account.

Company, Collateral Agent and Bank are entering into this Deed to regulate their respective rights and obligations with regard to the Account.

Accordingly, Company, Collateral Agent and Bank agree as follows:

Until the Effective Time (as defined in Section 17 below), Company may operate the Account in accordance with the terms of the IAA.

With effect from the Effective Time:

Bank shall, subject to the provisions of this Deed, act only in accordance with the instructions of the Collateral Agent as provided herein; and

Bank shall (and Company irrevocably authorises Bank to) transfer all or any part of the collected and available balance in the Account to the Concentration Account (as defined below) for further credit to the Payment Account (as defined below) in accordance with the Activation Notice (as defined in Section 17 below) provided, for the avoidance of doubt, that such Activation Notice or such instruction shall not include instructions (standing or otherwise) for regular payments out of the Account.

“Concentration Account” means account no. 37566-88715 maintained at Bank.

“Payment Account” means account no. 00448470 maintained at Deutsche Bank Trust Company Americas.

Funds are available unless, in the reasonable determination of Bank, they are subject to a hold, dispute or legal or internal process preventing their withdrawal.

The Collateral Agent may not deliver an Activation Notice until such time as the Bank has notified it that the Bank has received, in form and substance satisfactory to it, a list of the Collateral Agent’s representatives authorised to execute such Activation Notice (“Authorised

Signatories”), specimen signatures for each Authorised Signatory, a copy of the picture page of the passport of each Authorised Signatory and any other document or item of evidence the Bank may reasonably request in accordance with usual “know your client” best practice.

3. Bank agrees it shall not set off, charge, deduct or otherwise withdraw funds from the Account, except as permitted by Section 4, until it has been advised in writing by Collateral Agent that Collateral Agent’s interests in the Account have been terminated. Collateral Agent shall notify Bank promptly in writing upon Collateral Agent’s interests in the Account being terminated.

4.             Bank is permitted to debit the Account:

for its fees, commissions, charges, costs and expenses relating to the Account and this Deed and any other amount due to it under this Deed;

for any reversal of a credit entry that Bank is entitled to reverse pursuant to clause 2.4 of the IAA;

in relation to any amount credited to the Account pursuant to a Direct Debit arrangement, for the whole or any part of such amount (the “Relevant Amount”) where Bank is obliged to repay the Relevant Amount in accordance with that Direct Debit arrangement; and

subject to Collateral Agent’s prior written consent, for any other amount due by Company to Bank, as contemplated by the IAA and/or this Deed.

together, the “Permitted Debits”.

5. (a) If the balances in the Account are not sufficient to compensate Bank for any fees, charges or costs due Bank in connection with the Account or this Deed, Company agrees to pay Bank on demand the amount of such fees, charges or costs.

If as the result of a Permitted Debit the Account becomes overdrawn in any amount (an “Overdrawn Amount”), Company shall pay Bank on demand an amount equal to that Overdrawn Amount together with related interest and the Bank’s reasonable costs. If Company fails to so pay Bank within five business days of such demand, it shall be a breach of this Agreement.

Company hereby authorises Bank, without prior notice, from time to time to debit any other account Company may have with Bank for the amount or amounts due Bank under subsection 5(a) or 5(b).

6. (a) Bank will send to Collateral Agent at its address specified below a copy of each statement of account that Bank sends to Company in respect of the Account at the same time as Bank sends such statement to Company.

(b) In addition, at any time after the Effective Time, Bank shall provide Collateral Agent with such additional information regarding the Account as the Collateral Agent may reasonably request.

(c)           Company consents to the disclosure of information relating to the Account by Bank to Collateral Agent pursuant to this Deed.

7. (a) Bank will not be liable to Company or Collateral Agent for any liability, expense, claim, loss, damage or cost of any nature (“Damages”) suffered or incurred by Company or Collateral Agent and arising out of or relating to this Deed or Bank’s performance under this Deed other than those Damages which result directly from its gross negligence or intentional misconduct.

In no event will Bank be liable for any loss, damage, cost or expense of any nature arising from or in relation to economic loss, loss of business, profits, revenue, goodwill and anticipated savings, special damages, loss of or corruption to data, loss of operation time, loss of contracts or any indirect, consequential, exemplary or punitive loss.

Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Deed or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or negligence or default of Company or Collateral Agent or (ii) such failure or delay resulted from Bank’s reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

Bank shall have no duty to inquire or determine whether Company’s obligations to Collateral Agent are in default or whether Collateral Agent is entitled to provide the Activation Notice to Bank. Bank may rely on notices and communications it believes in good faith to be genuine and given by the appropriate party.

Notwithstanding any of the other provisions in this Deed, in the event of the commencement of proceedings under any applicable law providing for the relief of debtors or the protection of creditors by or against Company, Bank may act as Bank deems necessary so as to comply with any applicable law and Collateral Agent and Company each agree that Bank shall not be in violation of this Deed as a result.

Bank shall be permitted to comply with any judicial or regulatory order, process or request concerning the Account or any amount deposited to the Account and shall not be in violation of this Deed for so doing.

Bank shall not be obliged to comply with any request, instruction, direction, notice or other communication referred to or contemplated in this Deed if to do so would be contrary to Bank’s policy or to the request, requirement, order or directive of any court or regulatory, governmental, fiscal, monetary or other body or authority to which Bank is subject or submits, whether or not such request, requirement or policy has the force of law.

8. Company and Collateral Agent shall jointly and severally indemnify Bank against, and hold it harmless from, any and all Damages (including but not limited to allocated costs of in-house legal counsel and other legal fees and expenses) suffered or incurred by Bank and in any way arising out of or in connection with this Deed or the Bank’s provision of the services described in this Deed. This section does not apply to any Damages attributable to the gross negligence or intentional misconduct of Bank. Company’s and Collateral Agent’s obligations under this section shall survive termination of this Deed.

9. Company and Collateral Agent shall jointly and severally pay to Bank the amount of all costs, expenses and legal fees (including but not limited to allocated costs of in-house legal counsel) incurred by Bank in connection with the enforcement of, or the preservation of any rights under, this Deed. Company agrees to pay Bank all costs, expenses and legal fees (including allocated costs for in-house legal services) incurred by Bank in the preparation and administration of this Deed (including any amendments hereto or instruments or agreements required hereunder).

10.          Termination and Assignment of this Deed shall be as follows:

Collateral Agent may terminate this Deed by providing notice to Company and Bank upon 30 day’s prior written notice to Company and Bank. Bank may terminate this Deed upon 30 days’ prior written notice to Company and Collateral Agent. Company may not terminate this Deed except with the written consent of Collateral Agent and upon prior written notice to Bank. Collateral Agent may not assign any of its rights under this Deed.

Notwithstanding subsection 10(a), Bank may terminate this Deed at any time by written notice to Company and Collateral Agent if either Company or Collateral Agent breaches any of the terms of this Deed, or any other agreement with Bank.

11. (a) Each party represents and warrants to the other parties that (i) this Deed constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Deed and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its constitutional documents or, if it is a party to the Collection Account Pledge Agreement, the Collection Account Pledge Agreement, or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Deed and the transactions contemplated hereunder have been obtained.

(b) The parties each agree that it shall be deemed to repeat each representation and warranty in subsection 11(a) on and as of each day on which an amount is deposited to the Account.

12.          (a) This Deed may be amended only in writing signed by Company, Collateral Agent and Bank.

(b)           This Deed may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

(c)           This Deed prevails in the event of any conflict between this Deed and any other document or written or oral statement including the IAA. This Deed supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

This Deed constitutes notice to Bank and acknowledgement by the Bank of Collateral Agent’s security interest in the Account. This Deed shall prevail over the terms of any other communication from Collateral Agent or Company purporting to notify Bank of Collateral Agent’s security interest in the Account and the Bank shall be entitled to disregard any such communication.

Save as expressly provided otherwise in this Deed, the Account shall be operated and maintained in accordance with the provisions of the IAA, a copy of which the Collateral Agent acknowledges as having received.

This Deed shall be interpreted in accordance with English law.

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a “Dispute”).

The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

Without prejudice to any other mode of service allowed under any relevant law,

(i) Company irrevocably appoints Celestica (Telford) Limited, Castle Farm Campus Priorslee, Telford, Shropshire, TF2 9SA, as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed, and agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned; and

(ii) Collateral Agent irrevocably appoints Deutsche Bank AG London, Winchester House, 1 Great Winchester Street, London, EC2N 2DB, as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed, and agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned.

Any written notice or other written communication to be given under this Deed shall be addressed to each party at its address set forth on the signature page of this Deed or to such other address as a party may specify in writing and the Activation Notice may be delivered by facsimile to the facsimile number identified for that purpose on Exhibit A. Such notice shall be effective upon receipt.

Company and Collateral Agent shall ensure that all information (in whatever form, and including information given orally) received from Bank and relating to the Account, this Deed or the IAA, is kept strictly confidential and is not disclosed to anyone except as may be required by law or regulation.

Nothing contained in the Deed shall create any trust, agency, fiduciary, joint venture or partnership relationship between Bank, Company and/or Collateral Agent.

This Deed is executed and delivered by Deutsche Bank Trust Company Americas not in its individual capacity but solely as Collateral Agent in the exercise of the powers and authority conferred on it pursuant to the Collection Account Pledge. Agreement. Company and Bank hereby agree that Collateral Agent is released from any and all liabilities to Company and Bank arising from the terms of this Deed and the compliance of Collateral Agent with the terms hereof, except to the extent that such liabilities arise from Collateral Agent’s bad faith, wilful misconduct or gross negligence. The provisions of this Section 16 shall survive the termination of this Deed and the resignation or removal of Collateral Agent. As between Company and Collateral Agent, Collateral Agent shall be entitled to the same rights, protections. and indemnities afforded to it under the Collection Account Pledge Agreement. For greater certainty, this Section 16 shall not prejudice the provisions of Section 7 of this Deed,

In this Deed:

“Activation Notice” means a written notice from Collateral Agent to the Bank substantially in the form of Exhibit A.

“Business Day” means each day (except Saturdays and Sundays) on which banks are open for general business in London.

“Effective Time” means:

if the Activation Notice is received by Bank before 11:00am (London time) on any Business Day, 11:00am (London time) the following Business Day; and

if the Activation Notice is received by Bank on any day which is not a Business Day or if it is received by Bank after 11:00am (London time) on any Business Day, 11:00am (London time) on the second Business Day following receipt by Bank of the Activation Notice.

[The remainder of this page left blank intentionally.]

In Witness Whereof, the parties hereto have executed this Deed as a deed by their duly authorized officers as of the day and year first above written.

By Company: CELESTICA •		Address for notices:

By:		c/o Celestica Inc.
Name:

Title:		1150 Eglinton Avenue East Toronto, Ontario, Canada M3C 1H7

SIGNED as a DEED by Celestica Valencia, S.A., acting by		Attention: Senior Vice President and Treasurer

With a copy to:
,its
Attention: Senior Vice President and Chief Legal Officer
By	Collateral Agent:

DEUTSCHE BANK TRUST COMPANY AMERICAS		Address for notices:

By:	Name:	Deutsche Bank Trust Company Americas Corporate Trust &
Agency Services 60 Wall Street
Title:
MS NYC60-2606
By Bank:
New York, New York 10005
BANK OF AMERICA, N.A.
Attention: Peter Becker
By:	Name: Karen Parker
Address for notices:
Title: Vice President
Bank of America, N.A. 26 Elmfield Road

SIGNED as a DEED by Bank of America, N.A. acting by Karen
Parker, Vice President, under its authority		Bromley

BR1 1 WA

EXHIBIT A CHARGED ACCOUNT CONTROL DEED

[Letterhead of Collateral Agent]
URGENT ATTENTION REQUIRED

To: Bank of America, N.A. 26 Elmfield Road

Bromley

BR1 1 WA

[Date] Fax: 44-208-313-2170

Attention: Client Service Representative for Celestica Valencia, S.A.

Dear Sirs

Re:          Celestica Valencia, S.A. - Account No.  23963-011 (the “Account”)

We refer to the Charged Account Control Deed dated November , 2005 (the “Deed”) among Celestica Valencia, S.A., us and you regarding the Account. This is an Activation Notice. Terms defined in the Deed have the same meaning in this Activation Notice.

We hereby give you notice of the occurrence of a “Termination Event” and our exercise of control of the Account and we hereby instruct you, subject to the terms of the Deed, to transfer funds from the Account to the Concentration Account for further credit by us to the Payment Account. You shall have no obligation hereunder or under the Deed to verify the occurrence, existence or continuance of a “Termination Event” in acting on this Activation Notice or that funds from the Concentration Account are credited to the Payment Account.

Yours faithfully

For and on behalf of

DEUTSCHE BANK TRUST COMPANY AMERICAS

EXHIBIT L

COLLECTION ACCOUNT PLEDGE AGREEMENT
Dated as of November 23, 2005
among

CELESTICA CORPORATION,
CELESTICA ITALIA SRL.,
CELESTICA RA’ JECKO S.R.O.,
CELESTICA HOLDINGS PTE LTD.,
CELESTICA VALENCIA S.A.,
and
CELESTICA HONG KONG LTD.

as Assignors,
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collection Agent

COLLECTION ACCOUNT PLEDGE AGREEMENT, dated as of November 23, 2005, (this “Agreement”), among Celestica Corporation, Celestica Italia Sri, Celestica Czech Republic s.r.o., Celestica Holdings Pte Ltd., Celestica Valencia S.A. and Celestica Hong Kong Ltd. (each, an “Assignor” and collectively, the “Assignors”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as collection agent for the Purchasers (as defined below) (in such capacity, and together with its successors in such capacity, the “Collection Agent”).

WITNESSETH:

WHEREAS, the Assignors have entered into a Revolving Trade Receivables Purchase Agreement dated as of November 23, 2005 (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”) among the Assignors, Deutsche Bank AG New York, as Administrative Agent, and the several banks and other financial institutions parties thereto as Purchasers;

WHEREAS, Collections in respect of the Scheduled Receivables are required to be paid into the Collection Accounts and transferred to the Concentration Account and thereafter to the Payment Account (defined below);

WHEREAS, each Seller will instruct the Eligible Buyers to make payments in respect of the Scheduled Receivables generated by its sales into a Collection Account or the Concentration Account;

WHEREAS, to induce the Purchasers to enter into the Receivables Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Assignor has agreed to pledge and grant a security interest in the Collateral described below as security for the Obligations;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Unless otherwise specified herein, capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Receivables Purchase Agreement.

SECTION 2. Assignment and Grant of Security Interest. Assignment and Grant of Security Interest; Collateral. As collateral security for the prompt payment and performance of the Obligations, each Assignor hereby assigns, and pledges and grants to the Collection Agent, for the benefit of the Purchasers, a security interest in, all of its right, title and interest in and to the following property, whether now owned by such Assignor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as “Collateral”): the Collection Accounts in its name, the Concentration Account (in the case of Celestica Corp.) and all certificates and instruments (as defined in the Uniform Commercial Code), if any, from time to time representing or evidencing the Collection Accounts or the Concentration Account.

The Collection Agent shall have “control” (within the meaning of Sections 8-106(d) and 9-106(a) of the UCC) of each Collection Account, the Concentration Account and the

Payment Account until the indefeasible payment in full of the Obligations, on the terms and subject to the conditions contained herein.

SECTION 3. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 2 hereof, each Assignor hereby agrees with the Collection Agent as follows:

(a)           Delivery and Other Perfection. The Assignors shall:

give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Collection Agent) to create, preserve or perfect any portion of the security interest granted pursuant hereto or to enable the Collection Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest;

keep full and accurate in all material respects books and records relating to the Collateral, and take such other actions as the Collection Agent may reasonably require in order to reflect the security interests granted by this Agreement;

permit employees of the Collection Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and forward to the Collection Agent copies of any notices or communications received by any Assignor with respect to the Collateral, all in such manner as the Collection Agent may require; and

in the case of Celestica Corp., at any time following the occurrence and during the continuation of a Termination Event, upon request of the Collection Agent, promptly notify (and Celestica Corp. hereby authorizes the Collection Agent so to notify) each Eligible Buyer in respect of any Scheduled Receivable that such Receivable has been sold, assigned and transferred to the Purchasers.

(b) Preservation of Rights. Each Assignor shall defend the Collateral against all Liens and demands of all Persons at any time claiming the same or any interest therein adverse to the Collection Agent. Each Assignor will advise the Collection Agent, the Administrative Agent or the Purchasers promptly in writing and in reasonable detail of (a) any Lien (other than the security interests under this Agreement and the other Transaction Documents) on any of the Collateral that would adversely affect the ability of the Collection Agent or the Purchasers to exercise any of their respective remedies hereunder, under the Collateral Account Agreement or under the Receivables Purchase Agreement, or (b) the occurrence of any event that could reasonably be expected to have an adverse effect on the aggregate value of the Collateral.

(c)           Termination Event,  Etc. During the period during which a Termination Event shall have occurred and be continuing, the Collection Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all powers of ownership pertaining to the Collateral as if the Collection Agent were the sole and absolute owner thereof (and each Assignor agrees to take all such action as may be appropriate to give effect to such right). Notwithstanding the occurrence of any Termination Event, the Collection Agent agrees not to use any funds on deposit in the Collection Accounts or the Concentration Account except in accordance with the terms of this Agreement, and therefore agrees not to materially interfere with the use by the Assignors of such funds not constituting Collections or due and payable in respect of Obligations.

Attorney-in-Fact. (i) Without limiting any rights or powers granted by this Agreement to the Collection Agent, effective upon the occurrence and during the continuance of any Termination Event, the Collection Agent shall be appointed the attorney-infact of each Assignor (and each Assignor hereby agrees to maintain in effect such a power of attorney until all amounts under the Purchased Assets have been paid in full) with full power and authority in the place and stead of each Assignor, in the name of each Assignor or in its own name, for the purpose of carrying out the terms of this Agreement and taking any action and executing any documents and instruments that Collection Agent may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney-in-fact shall be irrevocable and coupled with an interest. Each Assignor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof consistent with the rights and obligations of said attorneys under this Agreement, except in the case of gross negligence or willful misconduct of said attorneys.

(ii) Each Assignor hereby acknowledges and agrees that in acting pursuant to this power-of-attorney, the Collection Agent shall be acting on behalf of the Purchasers, and each Assignor acknowledges and agrees that neither the Collection Agent nor any Purchaser, as secured parties under this Agreement (collectively, the “Secured Parties”), shall have any fiduciary or other duties to the Assignors, and each Assignor hereby waives any claims to the rights of a beneficiary of a fiduciary relationship hereunder.

Termination. Upon receipt of evidence satisfactory to the Collection Agent that all of the Investments have been reduced to nil and all Obligations and amounts payable or required to be deposited by the Assignors under the Transaction Documents shall have been paid or deposited in full, this Agreement shall terminate, and the Collection Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the relevant Assignor.

Further Assurances. Each Assignor agrees that, from time to time upon the written request of the Collection Agent, it will promptly execute and deliver such further documents and do such other acts and things as the Collection Agent may reasonably request in order fully to effect the purposes of this Agreement and the pledge of the Collateral hereunder.

Waiver; Deficiency. Each Assignor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any counsel employed by the Collection Agent or any Purchaser to collect such deficiency.

Financing Statements. Pursuant to the Uniform Commercial Code and any other applicable law, each Assignor authorizes the Collection Agent to file or record UCC Financing Statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Assignors in such form and in such offices as the Collection Agent determines appropriate to perfect its security interest under this Agreement (to the extent that the security interest may be perfected by filing). A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

SECTION 4. Indemnities. Each Assignor, as a Seller under (and as defined in) the Receivables Purchase Agreement, hereby grants to the Collection Agent the indemnities set forth in Section 9.5 of the Purchase Agreement on the terms and subject to the conditions set forth therein, mutatis mutandis.

SECTION 5. Miscellaneous.

Authority of Collection Agent. Each Assignor acknowledges that the rights and responsibilities of the Collection Agent under the Transaction Documents with respect to any action taken by the Collection Agent or the exercise or non-exercise by the Collection Agent of any option, right, request, judgment or other right or remedy provided for herein or therein or resulting or arising out of the Transaction Documents shall, as between the Collection Agent and the Purchasers, be governed by the Agency Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collection Agent and the Assignors, the Collection Agent shall be conclusively presumed to be acting as Collection Agent for the Purchasers with full and valid authority so to act or refrain from acting, and the Assignors shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

Assignors Remain Liable. Anything herein to the contrary notwithstanding, each Assignor shall remain liable under each of the Transaction Documents to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Collection Agent, the Administrative Agent nor the Purchasers shall have any obligation or liability under any Receivable by reason of or arising out of this Agreement or the receipt by the Collection Agent or the Purchasers of any payment relating thereto, nor shall the Collection Agent or the Purchasers be obligated in any manner to perform any of the obligations of the Assignors under or pursuant to any Receivable to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(c) Notices. All notices, requests and demands to or upon the Assignors or the Collection Agent to be effective shall be in writing (including by telecopy) and shall be deemed to have been duly given or made (a) if by hand, when delivered or (b) if by telecopy or by courier, when received by the addressee, addressed to such party at its address or transmission number for notices provided in Section 9.2 of the Receivables Purchase Agreement. The Collection Agent and each Assignor may change their addresses and transmission numbers for notices by notice in the manner provided in this Section 5.

(d) Amendments; No Waiver; Cumulative Remedies. Subject to Section 9.1 of the Receivables Purchase Agreement, none of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Assignors and the Collection Agent.

No failure to exercise and no delay in exercising, on the part of the Collection Agent, the Administrative Agent or any Purchaser, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any other rights, remedies, powers and privileges provided by law.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Assignors, the Collection Agent, each Purchaser, and their respective successors and permitted assigns, except that the Assignors may not assign or transfer any of their respective rights or obligations under this Agreement, except to the Collection Agent without the prior written consent of each Purchaser.

(f) Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Servicer and the Collection Agent.

(g) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(h) Integration. This Agreement and the other Transaction Documents represent the entire agreement of the Assignors, the Administrative Agent, the Collection Agent and the Purchasers with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Collection Agent or the Purchasers relative to the subject matter hereof not expressly set forth or referred to herein or in the other Transaction Documents.

Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. WITHOUT LIMITING THE FOREGOING, FOR PURPOSES OF THIS AGREEMENT THE STATE OF NEW YORK SHALL BE DEEMED TO BE THE “BANK’S JURISDICTION” UNDER SECTION 9-304 OF THE UCC.

Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

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IN WITNESS WHEREOF, each Assignor and the Collection Agent have caused this Agreement to be duly executed by their duly authorized officers all as of the date first above written.

CELESTICA CORPORATION

By:
Name: Paul Nicoletti

Title: Authorized Signatory

CELESTICA ITALIA SRL.

By:
Name: Paul Nicoletti

Title: Authorized Signatory

CELESTICA CZECH REPUBLIC S.R.O.

By:

Name: Paul Nicoletti

Title: Authorized Signatory

The Common Seal of ) )

CELESTICA HOLDINGS PTE LTD) was affixed hereto in the presence of:

By:	By:

Name:	Name:

Title:	Title:

CELESTICA VALENCIA S.A.

By:
Name: Paul Nicoletti

Title: Authorized Signatory

CELESTICA HONG KONG LTD.

By:
Name: Paul Nicoletti

Title: Authorized Signatory

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collection Agent

By
Name:

Title: